Exhibit 10.3

1265 MAIN STREET
WALTHAM, MASSACHUSETTS

I N D E X T O L E A S E

FROM

1265 MAIN OFFICE SUBSIDIARY LLC

TO

CLARKS AMERICAS, INC.

1265 Main Street Clarks Americas Lease

TABLE OF CONTENTS

ARTICLE I Basic Lease Provisions and Enumerations of Exhibits		1
1.1	Introduction	1
1.2	Basic Data	1
1.3	Enumeration of Exhibits	5
ARTICLE II Premises		7
2.1	Demise and Lease of Premises	7
2.2	Appurtenant Rights and Reservations	10
2.3	Outdoor Terrace	12
2.4	Rooftop Terrace	14
2.5	Tenant's Telecommunications Equipment	15
ARTICLE III Lease Term and Extension Options		17
3.1	Term	18
3.2	Extension Option	18
ARTICLE IV Condition of Premises; Alterations		19
4.1	Preparation of Premises	19
ARTICLE V Annual Fixed Rent and Electricity		19
5.1	Fixed Rent	19
5.2	Utility Charges	20
ARTICLE VI Taxes		21
6.1	Definitions	21
6.2	Tenant's Payment of Real Estate Taxes	23
ARTICLE VII Landlord's Repairs and Services and Tenant's Escalation Payments		24
7.1	Structural Repairs	24
7.2	Other Repairs to be Made by Landlord	24
7.3	Services to be Provided by Landlord	25
7.4	Operating Costs Defined	26
7.5	Tenant's Operating Expense Payments	32
7.6	Tenant's Audit Right	34
7.7	No Damage	36
7.8	Hazardous Materials	39
ARTICLE VIII Tenant's Repairs		40
8.1	Tenant's Repairs and Maintenance	40
ARTICLE IX Alterations		41
9.1	Landlord's Approval	41
9.2	Conformity of Work	44
9.3	Performance of Work, Governmental Permits and Insurance	44
9.4	Liens	45
9.5	Nature of Alterations	46

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1265 Main Street Clarks Americas, Inc. Lease

9.6	Increases in Taxes	46
9.7	Alterations Permitted Without Landlord's Consent	47
9.8	Emergency Generator	47
ARTICLE X Parking		49
10.1	Parking Rights	50
10.2	Parking Operations	51
10.3	Limitations	52
ARTICLE XI Certain Tenant Covenants		52
ARTICLE XII Assignment and Subletting		58
12.1	Restrictions on Transfer	58
12.2	Tenant's Notice	58
12.3	Landlord's Termination Right	59
12.4	Consent of Landlord	60
12.5	Exceptions	62
12.6	Profit on Subleasing or Assignment	62
12.7	Additional Conditions	63
12.8	Permitted Occupants	65
ARTICLE XIII Indemnity and Insurance		65
13.1	Tenant's Indemnity	65
13.2	Tenant's Risk	67
13.3	Tenant's Commercial General Liability Insurance	67
13.4	Tenant's Property Insurance	68
13.5	Tenant's Other Insurance	68
13.6	Requirements for Tenant's Insurance	69
13.7	Additional Insureds	70
13.8	Certificates of Insurance	70
13.9	Subtenants and Other Occupants	70
13.10	No Violation of Building Policies	71
13.11	Tenant to Pay Premium Increases	71
13.12	Landlord's Insurance	71
13.13	Waiver of Subrogation	72
13.14	Tenant's Work	73
13.15	Landlord's Indemnity	73
ARTICLE XIV Fire, Casualty and Taking		74
14.1	Damage Resulting from Casualty	74
14.2	Uninsured Casualty	76
14.3	Rights of Termination for Taking	76
14.4	Award	77
ARTICLE XV Default		78
15.1	Tenant's Default	78
15.2	Termination; Re-Entry	79
15.3	Continued Liability; Re-Letting	80

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1265 Main Street Clarks Americas, Inc. Lease

15.4	Liquidated Damages	81
15.5	Waiver of Redemption	82
15.6	Landlord's Default	82
ARTICLE XVI Miscellaneous Provisions		82
16.1	Waiver	82
16.2	Cumulative Remedies	83
16.3	Quiet Enjoyment	83
16.4	Surrender	84
16.5	Brokerage	84
16.6	Invalidity of Particular Provisions	85
16.7	Provisions Binding, Etc	85
16.8	Recording; Confidentiality	85
16.9	Notices and Time for Action	86
16.10	When Lease Becomes Binding and Authority	87
16.11	Paragraph Headings	87
16.12	Rights of Mortgagee	87
16.13	Rights of Ground Lessor	88
16.14	Notice to Mortgagee and Ground Lessor	88
16.15	Assignment of Rents	89
16.16	Status Report and Financial Statements	90
16.17	Self-Help	91
16.18	Holding Over	92
16.19	Entry by Landlord	93
16.20	Tenant's Payments	93
16.21	Late Payment	94
16.22	Counterparts	95
16.23	Entire Agreement	95
16.24	Limitation of Liability	95
16.25	No Partnership	96
16.26	Governing Law	96
16.27	Payment of Litigation Expenses	96
16.28	Waiver of Trial by Jury	96
16.29	Guaranty	96
16.30	Waiver of Landlord's Lien	97
16.31	Name, Address and Brand of Building	97
ARTICLE XVII Tenant Signage		97
17.1	Definitions	97
17.2	Signage	99
ARTICLE XVIII EXPANSION OPTIONS		102
18.1	Expansion Option	102

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1265 Main Street Clarks Americas, Inc. Lease

1265 MAIN STREET
WALTHAM, MASSACHUSETTS

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building located at and currently known as 1265 Main Street, Waltham, Massachusetts.

The parties to this instrument hereby agree with each other as follows:

ARTICLE I

Basic Lease Provisions and Enumerations of Exhibits

1.1 Introduction

The following sets forth the basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2 Basic Data

Execution Date:	April 30,2015
Landlord:	1265 Main Office Subsidiary LLC, a Delaware limited liability company

Present Mailing Address of Landlord:	c/o Boston Properties Limited Partnership Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord's Construction Representative:	Ben Lavery and Jon Randall
Tenant's Construction Representative:	Elizabeth Spath and Al Woods
Tenant:	Clarks Americas, Inc., a Delaware
corporation
Present Mailing Address of Tenant:	156 Oak Street, Newton, Massachusetts
02464, Attn: General Counsel
With a copy to:
Eric R. Allon, Esquire

1265 Main Street Clarks Americas, Inc. Lease

Bemkopf Goodman LLP
Two Seaport Lane, 9th Floor
Boston, MA 02210
Estimated Commencement Date:	March 1,2016
Estimated Rent Commencement Date:	October 1,2016
Term or Lease Term: (sometimes called the "Original Lease Term")

The period commencing on the Commencement Date and ending on the last day of the one hundred eightieth (180th) full calendar month immediately following the Rent Commencement Date ("Expiration Date"), unless extended or sooner terminated as provided in this Lease. The parties estimate, based upon the Estimated Rent Commencement Date, that the Expiration Date would be September 30, 2031.

Extension Option:	One period of ten (10) years as provided in and on the terms set forth in Section 3.2 hereof.
Lease Year:

For purposes hereof, "Lease Year" shall mean each consecutive twelve (12) month period beginning on the Rent Commencement Date or an anniversary of the Rent Commencement Date, provided, however, that (i) the first Lease Year shall include the period from the Commencement Date through the Rent Commencement Date (notwithstanding that this will result in a Lease Year containing more than twelve (12) months) and (ii) if the Rent Commencement Date does not fall on the first day of a calendar month, then the first Lease Year shall begin on the Commencement Date and end on the last day of the month containing the first anniversary of the Rent Commencement Date, and each succeeding Lease Year shall begin on the day following the expiration of the prior Lease Year.

Commencement Date:	As defined in Section 3.1 of this Lease and

1265 Main Street Clarks Americas, Inc. Lease

Section 1.0 of Exhibit B.
Rent Commencement Date:

The later of (i) October 1, 2016, (ii) the date which is seven (7) months following the Commencement Date, or (iii) the date which is four (4) months following the Interim Condition Completion Date (as defined in Exhibit B), or (iv) the Substantial Completion Date (as defined in Exhibit B attached hereto).

Premises:

The entire interior rentable area of the Building which includes both (i) approximately 114,969 square feet of occupied space (the "Primary Premises"), and (ii) approximately 5,000 square feet on the first (1st) level of the Building (the "Storage Space") all as shown on the floor plans annexed hereto as Exhibit D and incorporated herein by reference.

Rentable Floor Area of the Premises:	119,969 square feet, consisting of approximately 114,969 square feet of Rentable Floor Area of the Primary Premises and approximately 5,000 square feet of Rentable Floor Area of the Storage Space.
Number of Parking Spaces:	To be provided at the rate of 4.0 spaces per 1,000 of Rentable Floor Area of the Primary Premises, subject to the terms and conditions of Article X below.
Annual Fixed Rent for the Premises:	(a) During the Original Lease Term at the following annual amounts:

(i) With respect to the Primary Premises, during the period commencing on the Rent Commencement Date and continuing through the Expiration Date, the annual amount of $3,793,977.00 (being equal to the product of (x) $33.00 and (y) the Rentable Floor Area of the Primary Premises); and

(ii) With respect to the Storage Space,

1265 Main Street Clarks Americas, Inc. Lease

during the period commencing on the
Rent Commencement Date and
continuing through the Expiration Date,
the annual amount of $75,000.00 being
equal to the product of (x) $15.00 and
(y) the Rentable Floor Area of the
Storage Space);
(b) During the extension option period (if
exercised), as determined pursuant to
Section 3.2.
Tenant Utilities:	See Section 5.2
Additional Rent:	All charges and other sums payable by
Tenant as set forth in this Lease, in addition
to Annual Fixed Rent.
Total Rentable Floor Area of the	119,969 square feet.
Building:
Building:	The three -story building to be redeveloped
and renovated by Landlord pursuant to
Exhibit B to this Lease on the land located
at and currently numbered 1265 Main
Street, Waltham, Massachusetts and
located in the Complex (as hereinafter
defined), subject to the terms of this Lease.
Overlease:	A certain ground lease between 1265 Main
Street LLC (with its successors and
assigns, "Overlandlord") as landlord and
Landlord as tenant.
The Property:	The land identified as Lot 2-1 on the plan
attached hereto as Exhibit A-2 together
with the Building, the covered and surface
parking areas, terraces, and all common
areas and other buildings and
improvements now or hereafter constructed
thereon, subject to the terms and conditions
of this Lease.
Complex:	That certain development project known as
"1265 Main" in Waltham, Massachusetts,
containing the Property and the additional
parcels of land and buildings shown on the

1265 Main Street Clarks Americas, Inc. Lease

site plan attached hereto as Exhibit A-l.
Permitted Use:		General offices and, on an accessory basis,
storage and, in an area not to exceed 2,500
rentable square feet, a design and
fabrication workshop for footwear and
footwear molds in connection with
Tenant's business, together with other
lawful uses ancillary to Tenant's business
operations as may from time to time be
permitted under the Zoning By-Law of the
City of Waltham (as hereinafter defined)
and consistent with the types of uses
generally found in first-class office
buildings in the Route 128 West, Class A
Market (the "Market Area"). In no event
shall Tenant use the Premises, the Building
or any portion of the Property for any retail
use (exclusive of an employee-only or
invite-only store in the Premises that is not
open to general public).
Complex Owner:		Each owner of record or tenant under a
ground lease, from time to time, of all or
any portion of the Complex.
Guarantor:		C&J Clark Limited, a company
incorporated and registered in England and
Wales with company number 3314066
Declaration:		That certain Declaration of Covenants,
Easements and Restrictions dated as of
and recorded with the
Middlesex South County Registry of Deeds
	in Book	Page , as the same
may be amended from time to time subject
to and in accordance with the applicable
provisions of this Lease and the Overlease
SNDA.
Broker:		DTZ (successor by merger to Cassidy
Turley)

1.3
Enumeration of Exhibits

1265 Main Street Clarks Americas, Inc. Lease

The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit A-l	--	Site Plan of the Complex
Exhibit A-2	--	Plan of the Property
Exhibit B	--	Work Agreement
Exhibit C	--	Landlord's Services
Exhibit D	--	Floor Plans of the Premises
Exhibit E	--	Form of Declaration Affixing the Commencement Date of Lease
Exhibit F	--	Intentionally Omitted
Exhibit G	--	Forms of Lien Waivers
Exhibit H	--	Broker Determination of Prevailing Market Rent
Exhibit I	--	List of Mortgages
Exhibit J	--	Form of Certificate of Insurance
Exhibit K-l	--	Building Signage
Exhibit K-2	--	Monument Signage
Exhibit L	--	Form of Notice of Lease
Exhibit M	--	Location of Outdoor Terrace Area
Exhibit N	--	Form of Guaranty
Exhibit O	--	Fixed Rent Premium for Newton Lease
Exhibit P	--	Rooftop Terrace Specifications and Costs
Exhibit Q	--	Form of Overlease SNDA
Exhibit R	--	Plan Showing Protected View Corridor
Exhibit S	--	Schedule of Tenant's Hazardous Materials

1265 Main Street Clarks Americas, Inc. Lease

ARTICLE II

Premises

2.1 Demise and Lease of Premises

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises in the Building together with the appurtenant rights expressly set forth in and subject to the terms and conditions of this Lease. The Premises exclude the exterior walls and exterior windows (except the inner surfaces thereof), floor slabs, load bearing elements, foundations, columns and other structural elements of the Building, the roof and roof membrane, the exterior areas of the Property (except to the extent subject to Tenant’s right to exclusive and non-exclusive use thereof as expressly set forth herein), the Common Areas of the Property (as defined in Section 2.2) and the Common Elements (as defined in the Declaration) of the Complex. Subject to the terms of this Lease, Landlord expressly reserves the right to access and use, as reasonably necessary for Landlord to perform Landlord’s obligations under this Lease and to preserve Landlord’s interest in and to the Building, the roof, loading areas, fan rooms, janitorial, electrical, telephone and telecommunications closets, elevators, stairways, conduits, risers, shafts, plenum spaces and mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures in and serving the Building and the Building systems. Subject to the terms of this Lease, Landlord expressly reserves the right to obtain, grant, enter into and execute any easements, restrictions, covenants, conditions, licenses, permits, approvals, declarations and other agreements affecting the Property which are reasonably necessary in connection with the permitting and development of the Property and the Complex, including the Additional Improvements (as hereinafter defined) and/or in connection with obtaining the Complex Approvals.

This Lease is subject and subordinate to the Declaration, and to all renewals, modifications, replacements and extensions of such Declaration. Notwithstanding the foregoing, except (x) as required to comply with applicable Legal Requirements or Landlord’s express obligations under this Lease, and/or (y) with respect to standard utility and access easements, so long as this Lease is in full force and effect and has not been terminated and Tenant satisfies the Leasing Threshold, Tenant’s rights under this Lease shall not be subject or subordinate to any amendments or modifications to or replacements of the Declaration entered into by Landlord after the Execution Date which would or is likely to have a Tenant Adverse Impact (as hereinafter defined), unless Tenant has consented to any such amendment, modification or replacement, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event of a direct conflict between the terms and conditions of this Lease and the provisions of the Declaration, the provisions of this Lease shall control with respect to the Property.

Landlord and Tenant acknowledge and agree that the Building, parking facilities and other site improvements will be constructed by Landlord as part of Landlord’s Work pursuant to the terms and conditions of Exhibit B. Overlandlord and/or Master Developer (as defined in the Declaration) has the right (but not the obligation) at any time during the Lease Term to construct additional buildings and other improvements at the

1265 Main Street Clarks Americas, Inc. Lease

Complex (the “Additional Improvements”) in one or more additional phases of developing the Complex pursuant to the applicable permits and approvals for the Complex (the “Complex Approvals”) and, in connection therewith, to alter, reconfigure, relocate or terminate existing ingress and egress routes to the Property and the Complex so long as, in the exercise of such rights affecting the Property, there is no Tenant Adverse Impact. As a material inducement to Landlord to enter into this Lease, Tenant acknowledges and expressly agrees that Landlord, Overlandlord and/or other third parties shall have the right (but without any obligation so to do) to complete and construct the Additional Improvements, such ongoing construction may result in noise, dust, vibrations and other construction related disturbances and the construction of the Additional Improvements pursuant to the Complex Approvals during the Lease Term and while Tenant is in occupancy of the Premises shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any Annual Fixed Rent or Additional Rent payable hereunder. Tenant has entered into this Lease and agreed to perform the obligations of Tenant hereunder with knowledge of the on-going performance of the Additional Improvements. If and to the extent the Additional Improvements are being performed on the Property, Landlord shall, in its conduct of construction activities at the Property and performance of the Additional Improvements, exercise commercially reasonable efforts (in light of the construction activities being performed) to minimize unreasonable interference with Tenant’s use of or access to the Premises pursuant to this Lease and to implement reasonable construction measures and procedures to mitigate dust and noise to the extent commercially feasible provided that such efforts and measures shall not require Landlord to perform the Additional Improvements outside of normal building hours or at material additional cost to Landlord. Nothing in this Section 2.1 shall be deemed to limit or postpone Tenant’s express rights under Section 7.7 of this Lease.

Notwithstanding the foregoing, except (x) as required to comply with applicable Legal Requirements or Landlord’s express obligations under this Lease, (y) with respect to standard utility and access easements, including standard utility installations, and/or (z) in connection with Landlord’s construction obligations in connection with Tenant’s exercise of its rights under Article XVIII, so long as this Lease is in full force and effect and has not been terminated and Tenant satisfies the Leasing Threshold, Landlord shall not (i) perform any alterations or improvements to or installations on the exterior facade or entrances to the Building or expand the area of the Building which would or would reasonably be anticipated to have a Tenant Adverse Impact, or (ii) perform any alterations, installations or improvements to the Property or grant or enter into any easements, covenants, conditions, restrictions, licenses, declarations and other similar agreements affecting the Property or any amendments or modifications to any such existing agreements which would or would reasonably be anticipated to have a Tenant Adverse Impact; in any event, without first obtaining Tenant’s prior written consent, such consent not to be unreasonably withheld or delayed.

For purposes of this Lease, in order for an alteration, installation, improvement, easement, covenant, condition, restriction, license, declaration or an amendment, modification or replacement of the Declaration to have a “Tenant Adverse Impact” it would or would reasonably be anticipated to (i) increase the Taxes payable by Tenant

1265 Main Street Clarks Americas, Inc. Lease

under the Lease by more than a de minimis extent, (ii) provide for the installation of any improvement or structure (other than landscaping elements required by Legal Requirements and temporary scaffolding during the course of repairs or renovations to the Building) within the area outlined on Exhibit R attached to this Lease as the “Protected View Corridor”, if such improvement or structure would materially obstruct the visibility of the Building from Route 128, (iii) reduce the size of or otherwise alter (by more than a de minimis extent) the Outdoor Terrace Area (as hereinafter defined) or the Rooftop Terrace (as hereinafter defined), (iv) materially adversely affect the utility facilities serving the Building, (v) subject to Landlord’s reserved right under Section 10.1, materially adversely affect Tenant’s right to access and use the loading dock of the Building or the parking areas in “Area A” on the Property and/or the Off Premises Spaces in accordance with and subject to the terms and conditions of Section 10.1 below, (vi) except in connection with Tenant’s exercise of the expansion option under Article XVIII of this Lease, reduce the parking spaces in “Area B” shown on the site plan attached hereto as Exhibit A-l (the “Site Plan”) (except a temporary basis in connection with Future Road Infrastructure (as hereinafter defined)) or the covered parking spaces beneath the Building reserved for Tenant’s exclusive use pursuant to Section 10.1 of this Lease, (vii) result in the elimination of either of the access roads shown as Hillside Drive or Border Road on the Site Plan (it being acknowledged and agreed that Hillside Drive and Border Road may nonetheless be modified, realigned, changed and/or relocated so long as any such modification, realignment, change and/or relocation provides reasonably equivalent access to the Building and, with respect to Hillside Drive, the “Area A” parking area), or (viii) result in Tenant not having any pylon signage identity of any kind on Main Street. The foregoing restrictions (including the Protected View Corridor) shall not apply to, and a Tenant Adverse Impact will not be deemed to exist with respect to, the installation of reasonably sized directional or wayfinding signage for other tenants of the Complex in reasonable locations on or about the Property from time to time and consistent with the style and design of tenant signage at the Complex so long as any such sign does not exceed 6 feet in height. Tenant acknowledges and agrees that, during the Lease Term, the common roadways providing access to the Property and the Complex and shown on the Site Plan may, in connection with future development at the Complex and future state highway infrastructure changes and improvements, be modified, realigned, changed and/or relocated during the Term, including the potential conversion of a portion of Tower Road and adjacent property for use as an on-ramp to Route 95/128 (collectively, “Future Road Infrastructure”) and such Future Road Infrastructure and easements granted in connection therewith will not be deemed to constitute a Tenant Adverse Impact so long as Hillside Road and Border Road are not eliminated.

For purposes of this Lease, the “Leasing Threshold” shall mean that Tenant directly leases from Landlord at. least 80,000 square feet of rentable floor area in the Building (exclusive of the Storage Space) and has not assigned this Lease (except for an assignment under Section 12.5 below).

The parties acknowledge that the street address of the Property may change in connection with the development of the Property, in which case, Landlord will promptly notify Tenant of such address change.

1265 Main Street Clarks Americas, Inc. Lease

2.1.1 Storage Space

The Storage Space will be included in the Premises for all purposes of this Lease except that the Annual Fixed Rent for the Storage Space during the Original Lease Term shall be the Annual Fixed Rent set forth in Section 1.2 of this Lease for the Storage Space and during the extension option period, if exercised, the Annual Fixed Rent for the Storage Space shall be as determined pursuant to Section 3.2. Landlord shall not be required to perform any leasehold improvements, alterations or any other work, pay any Landlord’s contribution or grant any work allowance or any other amount, or render any services to make Storage Space ready for Tenant’s use or occupancy except as otherwise expressly set forth in Exhibit B attached hereto. Landlord shall not be required to provide any of the services set forth on Exhibit C attached to this Lease to the Storage Space, except that Landlord will provide convenience electrical outlets (not to exceed five (5) outlets) and HVAC service to the Storage Space. Tenant may use the Storage Space solely for storage use in connection with and accessory to its use of the Primary Premises and the Storage Space shall not be used for general office use, retail use or other Permitted Use or for the storage of any Hazardous Materials.

2.2 Appurtenant Rights and Reservations

(A) Subject to Landlord’s right to change or alter any of the following in its commercially reasonable discretion as herein provided and subject to the terms and conditions of this Lease, Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use and to permit Tenant’s invitees (as appropriate, given the nature of their business at the Premises) to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Property and subject to commercially reasonable rules from time to time made by Landlord of which Tenant is given notice (the “Rules and Regulations”): (a) the walkways, roadways and driveways on the Property necessary for access to the Building and the parking facilities thereon and the landscaped areas of the Property (the “Common Areas”), provided, however, all vehicles accessing the Property for shipping or delivery purposes shall use only the roadway marked as “Hillside Drive” on Exhibit A-l attached hereto as the primary means of access to and egress from the Property, and (b) the Common Elements (as defined in and governed by the Declaration) as Overlandlord or another Complex Owner makes the same available from time to time to tenants of the Complex, provided, however, that Tenant’s right under this Lease to permit Tenant’s employees, agents, contractors and invitees to access and park in the parking areas and facilities of the Complex outside of the Property in connection with Tenant’s use and occupancy of the Building shall be limited to Tenant’s express parking rights set forth in Section 10.1 below; and no other appurtenant rights and easements. Tenant, in common with Landlord and others entitled thereto, shall have the benefit of the easements running in favor of the Property set forth in the Declaration subject to the terms and conditions of the Declaration and to reasonable rules and regulations of general applicability to tenants of the Complex from time to time made by Master Developer of which Tenant is given notice. Landlord may modify, amend, supplement or change the Rules and Regulation from time to time upon reasonable prior notice (except in the event of an emergency) to

1265 Main Street Clarks Americas, Inc. Lease

Tenant and provided that, except if required in connection with applicable Legal Requirements, in no event shall any new or amended Rules and Regulations be inconsistent with Tenant’s rights under this Lease and in the event of any conflict between the terms and conditions of this Lease and the Rules and Regulations, the provisions of this Lease shall control.

(B) Tenant shall be permitted reasonable access to and use of the risers, conduits and shafts in the Building (to the extent available and not being used for operation of the Building) required for Tenant to run electrical and telecommunications conduits or cable for the Premises. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises except as may be required by applicable law and except that Landlord will not unreasonably withhold, condition or delay its approval of any telecommunications provider designated by Tenant to service the Premises. As of the date of this Lease and subject to Landlord’s rights under this Lease, Landlord approves AT&T, Verizon, Comcast, Lync, and Shortel as telecommunications providers in the Building. Landlord may condition such access upon the service provider entering into Landlord’s standard form of license agreement for service providers providing telecommunications services in its buildings. Tenant shall be responsible to pay and all costs to provide telecommunications service to the Premises.

(C) Landlord reserves for its benefit the right, as reasonably necessary for Landlord to perform Landlord’s obligations under this Lease and to preserve Landlord’s interest in and to the Building, from time to time, without unreasonable interference with Tenant’s use and upon reasonable prior notice to Tenant (except in the event of an emergency): (a) to install, use, maintain, repair, replace and relocate for services to the Premises and other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any such facilities, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises, provided that, except to the extent required by Legal Requirements, (i) such items do not adversely affect the first class appearance or usefulness of the Premises, (ii) no such work shall result in material changes in entrance doors to the Premises without Tenant’s express consent, and (iii) no such work shall reduce the usable area of the Premises (other than to a de minimis extent) or increase Tenant’s obligations (other than to a de minimis extent) or Tenant’s liabilities under this Lease. Except in the case of emergencies or for normal cleaning and maintenance operations, Landlord agrees, with respect to any of the foregoing activities which require work in or access to the Premises, to use all reasonable efforts to give Tenant reasonable advance notice of such work and to perform the same at such times and in such manner, after consultation with Tenant, as to minimize interference with Tenant’s use of the Premises.

(D) Subject to the provisions and limitations set forth in Section 2.1 of this Lease and Tenant’s express rights under this Lease, including, without limitation, Tenant’s rights under Section 10.1 of this Lease, Landlord reserves all rights of ownership and use in all

1265 Main Street Clarks Americas, Inc. Lease

respects of areas outside of the Premises on the Property and the right to change and rearrange, increase or reduce the Property and other Common Areas, and to change, relocate and eliminate facilities therein, to erect new buildings thereon, to permit the use of or lease all or part thereof and to sell, lease or dedicate all or part thereof to public use; and further that Landlord shall have the right to make changes in, additions to and eliminations from the Property so long as such changes, additions or limitations do not have a Tenant Adverse Impact.

2.3 Outdoor Terrace

(A) As part of the Landlord’s Work, Landlord, at its sole cost and expense, shall construct an outdoor terrace adjacent to the Building (the “Outdoor Terrace Area”) substantially in the location and pursuant to the design plan shown on Exhibit M attached hereto and containing an area mutually agreed to by Landlord and Tenant, provided, however, the Outdoor Terrace Area will contain a minimum of 3,750 square feet. Subject to compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (collectively, “Legal Requirements”) and the terms and conditions of this Section 2.3, Tenant will have the exclusive right, at no additional rental charge, to access and use the Outdoor Terrace Area for outdoor seating and other social events ancillary to Tenant’s use of the Premises, including the service of food and beverages during such events. Tenant shall have the right to install, at Tenant’s sole cost and expense, tables, chairs, umbrellas and other furniture in the Outdoor Terrace Area (the “Terrace FF&E”) subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, provided, however, Landlord’s determination of matters relating to aesthetic issues relating to the Terrace FF&E and the Outdoor Terrace Area shall be in Landlord’s sole discretion and Landlord may require that moveable Terrace FF&E be secured in a manner reasonably acceptable to Landlord. Landlord shall not be responsible to police or monitor the Outdoor Terrace Area or to remove any unauthorized persons using the Outdoor Terrace Area without Tenant’s approval.

(B) Tenant’s use of the Outdoor Terrace Area and Tenant’s Terrace FF&E shall be upon and subject to all of the terms and conditions of this Lease, including, without limitation, Tenant’s indemnification and insurance obligations under this Lease, except as modified below:

(i) Tenant’s exclusive use of the Outdoor Terrace Area shall be for Tenant’s own use or the use of its permitted subtenants and invitees (but not for use by the general public or other parties) and only for the purposes set forth in this Section 2.3 and Tenant’s rights under this Section 2.3 shall not be assignable or otherwise transferable (including by sublease, license or other means) by Tenant separately from the Lease. In no event shall Tenant permit use of the Outdoor Terrace Area by the general public (exclusive of Tenant’s invitees).

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(ii) Tenant’s use of the Outdoor Terrace Area and the Terrace FF&E shall be subject to rules and regulations reasonably issued from time to time by Landlord and of which Tenant has been given prior notice and Tenant shall comply with all Terrace Approvals (as hereinafter defined) issued with respect to the Outdoor Terrace Area.

(iii) Tenant shall be responsible to repair and maintain the Outdoor Terrace Area and the Terrace FF&E in a safe, clean and first class condition consistent with first class office building standards for comparable buildings in the Market Area, provided, however, that upon Tenant’s request, Landlord will perform any repairs, maintenance and/or janitorial services requested by Tenant to the Outdoor Terrace Area, at Tenant’s sole cost and expense and as Additional Rent but with the costs separately allocated as a “Special Service” payable by Tenant and not subject to the Expense Cap set forth in Section 7.5(C) below (but without mark-up by Landlord). Notwithstanding the foregoing, Landlord shall not be required to perform any snow or ice removal from the Outdoor Terrace Area.

(iv) After the initial construction of the Outdoor Terrace Area and subject to Landlord’s warranty set forth in Section 1.4 of Exhibit B. Landlord shall not have any obligations (including any compliance with Legal Requirements obligation) with respect to the Terrace FF&E or the Outdoor Terrace Area and Landlord shall not be required to provide any services or utilities to the Outdoor Terrace Area except that, as part of Landlord’s Work, Landlord will provide convenience electrical outlets (not to exceed two (2) outlets) and domestic cold water stubbed to a reasonable location for service to the Outdoor Terrace Area.

(v) Tenant shall use and maintain the Outdoor Terrace Area so as not to cause any damage to the Building, the Property or the Complex or any interference with the use, operation or maintenance of the Complex or any mechanical, electrical or other building systems of the Building.

(C) Landlord shall be responsible to obtain, at Landlord’s sole cost and expense, all permits, licenses or other approvals (the “Terrace Approvals”) required under applicable Legal Requirements for the initial construction and occupancy of the Outdoor Terrace (other than Terrace FF&E) and exclusive of any permits, licenses or approvals required under applicable Legal Requirements for any particular function or gathering held by Tenant at the Outdoor Terrace (e.g. a liquor license for a social function). All of the Terrace Approvals must be in form and substance reasonably acceptable to Landlord, provided, however, the foregoing shall not require Landlord to consent to or approve any change in the zoning for the Complex, the imposition of any conditions or limitations on the Complex, any Terrace Approvals which would impose additional obligations on Landlord to perform alterations to the Building or Complex to comply with applicable Legal Requirements, including the ADA, or any Terrace Approvals which would adversely affect the floor area ratio for the Building or the Complex.

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(D) In the event that any governmental agency having jurisdiction over the Building and/or the Complex, as the case may be, shall impose any sidewalk or common space taxes or other taxes or fees on Landlord in connection with the use or operation of the Outdoor Terrace Area or the Terrace FF&E, Tenant shall pay to Landlord the amount of any such tax or fee imposed in connection with Tenant’s use or operation of the Outdoor Terrace Area or the Terrace FF&E.

2.4 Rooftop Terrace. Subject to compliance with applicable Legal Requirements and to Landlord obtaining, as part of the Rooftop Terrace Project Costs (as hereinafter defined) all necessary permits and approvals therefor, Landlord shall construct and complete, simultaneously with the performance of the Landlord’s Work and at Tenant’s sole cost and expense as hereinafter set forth, a separate outside deck atop a portion of the rooftop of the Building as shown on Exhibit P attached hereto (the “Rooftop Terrace”) and containing not more than 6,600 square feet. Tenant shall have the exclusive right to use the Rooftop Terrace and Tenant’s access to and use of the Rooftop Terrace shall be subject to applicable Legal Requirements, governmental or quasi-governmental prohibitions and/or restrictions (including without limitation any temporary or permanent closure(s) of the Rooftop Terrace and/or restriction of Tenant’s use thereof due to concerns about terror or terrorism), the availability of insurance at commercially reasonable rates, and Landlord's reasonable rules with respect thereto that may be established from time to time. Tenant shall be responsible to pay to Landlord, as Additional Rent, for all reasonable, out of pocket costs incurred by Landlord in connection with the Rooftop Terrace. Tenant shall be responsible, at its sole cost and expense, for all maintenance, repair, cleaning, landscaping and access control, required to keep the Rooftop Terrace in substantially the same condition in which it is delivered to Tenant, excluding reasonable wear and tear, damage by fire or other casualty, or damage caused by Landlord or its agents, employees or contractors excepted; provided, however, that upon Tenant’s request, Landlord will perform any repairs, maintenance and/or janitorial services requested by Tenant to the Rooftop Terrace, at Tenant’s sole cost and expense as Additional Rent but with the costs separately allocated as a “Special Service” payable by Tenant and not subject to the Expense Cap set forth in Section 7.5(C) below (but without mark-up by Landlord). Notwithstanding the foregoing, Landlord shall not be required to perform any snow or ice removal from the Rooftop Terrace unless Landlord reasonably determines necessary for safety reasons. Landlord shall maintain, as part of Operating Expenses, the roof, roof membrane and associated supporting structure located underneath the Rooftop Terrace and any other structural elements during the Term in accordance with Landlord’s obligations under Section 7.1 of this Lease, provided, however, Tenant shall be responsible for any reasonably documented increase in the costs of Landlord’s repairs and maintenance to the roof and roof membrane to the extent resulting from Tenant’s misuse or from the improper placement of Tenant’s furniture, property or installations on the Rooftop Terrace. The Rooftop Terrace shall be deemed to be a part of the Premises for all intents and purposes of this Lease; provided, however, that (i) there shall be no rentable floor area associated with the Rooftop Terrace and no obligation to pay Annual Fixed Rent with respect thereto and (ii) Tenant shall not have the right to separately assign its rights under this Section 2.4 or to sublease all or any portion of the Rooftop Terrace, other than in connection with an assignment of this Lease or sublease of the Premises permitted under Article XII below. Without limiting

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the generality of the foregoing, it is expressly understood and agreed that the insurance and indemnification provisions of Article XIII of this Lease shall be deemed to apply to Tenant’s use and occupancy of the Rooftop Terrace.

The construction of the Rooftop Terrance shall be performed by Landlord, and Tenant shall be responsible to pay the Rooftop Terrace Project Costs (as defined in Exhibit B) in accordance with the terms and conditions of Section 5.0 of the Work Agreement attached hereto as Exhibit B and made a part hereof.

2.5 Tenant’s Telecommunications Equipment. Tenant shall be permitted, at its sole cost and expense, to install equipment for telecommunications, data transmission and other similar technologies including, without limitation, an antenna or satellite dish (the “Tenant’s Telecommunications Equipment”) on the rooftop of the Building ( the “Building Roof”). The exact specifications of the Tenant’s Telecommunications Equipment, the method of installing the Tenant’s Telecommunications Equipment and the location on the Building Roof for the Tenant’s Telecommunications Equipment shall all be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed. Tenant and Tenant’s contractors shall have reasonable access to the roof in order to inspect, service, repair, maintain and replace any of Tenant’s Telecommunications Equipment located thereon, subject to Landlord’s commercially reasonable rules and regulations of which Tenant has been given prior notice relative to the access to and use of the Building Roof. Tenant shall use Landlord’s roof contractor for the installation of flashing for any rooftop penetrations necessary for the placement of the Tenant’s Telecommunications Equipment on the Building Roof.

Tenant’s use of the Tenant’s Telecommunications Equipment shall be upon all of the conditions of the Lease, except as modified below:

(A) It is understood and agreed that Tenant shall be responsible, at its sole cost and expense, for installing all necessary connections (the “Connections”) between the Tenant’s Telecommunications Equipment and the Premises. In addition to complying with the applicable construction provisions of this Lease, Tenant shall not install or operate the Connections in any portion of the Building Roof until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant’s plans and specifications for the placement and installation of the Connections, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi- governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Connections. Landlord shall inform Tenant at the time of its review of the Connections whether Landlord will require the same to be removed by Tenant upon the expiration or earlier termination of this Lease.

(B) Tenant shall have no obligation to pay Annual Fixed Rent, Landlord’s Tax Expenses Allocable to the Premises or Operating Expenses Allocable to the Premises in respect of the Tenant’s Telecommunications Equipment or the

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Connections provided that the same are used solely to provide service to Tenant’s business operations in the Premises.

(C) Except as otherwise set forth in this Lease, Landlord shall have no liability to Tenant for the installation and subsequent operation of the Tenant’s Telecommunications Equipment.

(D) Landlord shall have no obligation to provide any services to the Tenant’s Telecommunications Equipment, provided, however, to the extent not being used by Landlord for operation of the Building, Tenant shall have the right to access telephone/data closets and shafts and conduits in the Building, plenum areas and other pathways in the Building in order to connect the Tenant’s Telecommunications Equipment to the Premises, subject to Landlord’s right to reasonably approve such connections and to Landlord’s commercially reasonable rules and regulations of which Tenant has been given prior notice relative to the access to and the use of such areas within the Building. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 2.5, arrange for all utility services required for the operation of the Tenant’s Telecommunications Equipment.

(E) Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Tenant’s Telecommunications Equipment and the Connections.

(F) Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Tenant’s Telecommunications Equipment or the Connections without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(G) Tenant shall be responsible for the cost of repairing any damage to the Building Roof or the Building caused by its use of the Tenant’s Telecommunications Equipment and the Connections or any work related thereto.

(H) Except for assignees of this Lease or subtenants of all or a portion of the Premises, no other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building Roof) shall have the right to connect to the Tenant’s Telecommunications Equipment other than Tenant.

(I) To the maximum extent permitted by law, Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Tenant’s Telecommunications Equipment and the Connections are damaged for any reason.

(J) Tenant shall comply with all applicable Legal Requirements in Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections.

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(K) Tenant’s Telecommunications Equipment and the Connections shall not interfere with the maintenance or operation of the Building by Landlord (including, without limitation, interference with any communications equipment, telephones, radios, CATV, MATV, HVAC systems, elevators or systems in place as of the date Tenant installs Tenant’s Telecommunications Equipment and Connections).

In the event any such interference is not cured by Tenant within thirty (30) days after written notice thereof from Landlord to Tenant, Landlord shall have the right to require Tenant to relocate or remove the Tenant’s Telecommunications Equipment causing such disturbance.

(L) Landlord shall have the right, upon no less than ninety (90) days’ notice to Tenant and at Landlord’s sole cost and expense, if necessary for the operation of the Building by Landlord or the performance of Landlord’s express obligations under this Lease, to relocate the Tenant’s Telecommunications Equipment and the Connections to another location on the Building Roof reasonably acceptable to Tenant provided that such relocation does not adversely affect Tenant’s use of Tenant’s Telecommunications Equipment and Landlord makes temporary arrangements for Tenant’s Telecommunications Equipment to continue to operate during such relocation. Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant’s business operations. Any such relocation by Landlord shall not independently (in the absence of another cause) be deemed to constitute a service interruption under Section 7.7 above.

(M) The Tenant’s Telecommunications Equipment and the Connections shall be deemed to be a part of the Premises for the purposes of the indemnity and insurance provisions of Article XIII above. In addition to and not in limitation of the foregoing, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections.

(N) Landlord shall designate or identify the Tenant’s Telecommunications Equipment and any related components or conduits with or by a lease or license number (or other marking) and shall place such number (or marking) on or near such Tenant’s Telecommunications Equipment.

(O) It is expressly understood and agreed that the Tenant’s Telecommunications Equipment shall remain the property of Tenant and that Tenant shall be required to remove the same upon the expiration or earlier termination of this Lease and to repair any damage caused by the installation or removal of the Tenant’s Telecommunications Equipment.

ARTICLE III

Lease Term and Extension Options

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3.1 Term

The Term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term,” unless sooner terminated or extended as herein provided and commencing on the date (the “Commencement Date”) that is the Tenant Access Date (as that term is defined in Exhibit B).

As soon as may be convenient after the determination of the Rent Commencement Date, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit E hereto, of a written Commencement Date Agreement in which the Commencement Date and specified Lease Term of this Lease shall be stated. If Tenant shall fail to execute or correct such Agreement within thirty (30) days after such Agreement is submitted by Landlord, the Commencement Date and Lease Term shall be as originally set forth in the Agreement delivered by Landlord.

3.2 Extension Option

(A) On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the herein described option to extend and as of the commencement of the Extended Term in question (i) there exists no monetary or material non-monetary “Event of Default” (defined in Section 15.1) and there have been no more than two (2) Event of Defaults during the twelve (12) months immediately preceding the date of Tenant’s exercise notice, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than the lesser of (y) 50,000 square feet of the Rentable Floor Area of the Premises, and (z) fifty percent (50%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 12.5 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend) for one (1) period of ten (10) years as hereinafter set forth. The option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

(B) If Tenant desires to exercise an option to extend the Term, then Tenant shall give notice (“Exercise Notice”) to Landlord not later than eighteen (18) months (the “Extension Deadline”) prior to the expiration of the then Term of this Lease (as it may have been previously extended) exercising such option to extend. If Tenant timely delivers an Exercise Notice, Landlord shall, not later than fifteen (15) months prior to expiration of the then-current Term, provide Landlord’s quotation to Tenant of a proposed Annual Fixed Rent for the Extended Term (“Landlord’s Rent Quotation”). If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the “Negotiation

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Period”), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for such Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit H) for such Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit H. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for such Extended Term shall be the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination, then the Annual Fixed Rent during the Extended Term shall be equal to the Landlord’s Rent Quotation.

(C) Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant’s option to extend the Lease Term in accordance with the provisions of Section 3.2 (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term.

ARTICLE IV

Condition of Premises; Alterations

4.1 Preparation of Premises

The condition of the Premises upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit B and made a part hereof.

ARTICLE V

Annual Fixed Rent and Electricity

5.1 Fixed Rent

Tenant agrees to pay to Landlord, on the Rent Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, a sum equal to one-twelfth (1/12) of the Annual Fixed Rent for the Primary Premises specified in Section 1.2 hereof and one-twelfth (1/12) of the Annual Fixed Rent for the Storage Space and on the first day of each and every calendar month

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during the Extended Term (if exercised), a sum equal to one-twelfth of the Annual Fixed Rent for the Premises as determined in Section 3.2 for the Extended Term.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant, provided, however, that Tenant’s obligation to pay Landlord’s Tax Expenses Allocable to the Premises pursuant to Section 6.2 and Operating Expenses Allocable to the Premises pursuant to Section 7.5 shall not commence until the Rent Commencement Date.

Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord shall not commence until the Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement except as expressly provided in this Lease.

5.2 Utility Charges

Landlord shall, as part of Landlord’s Work, separately meter the Premises, for electrical, water, gas and other utility services serving the Premises (including electricity for air handlers serving the Premises and any other specialized equipment installed by Tenant in the Premises or the Building, including, without limitation, Tenant’s wireless system and other communications equipment, Tenant’s supplemental HVAC units, and any UPS units of Tenant). After the Rent Commencement Date, Landlord may require that Tenant install a submeter for any portion of the Premises or specialized equipment therein if and to the extent required by applicable Legal Requirements. During the Lease Term, Tenant shall procure and pay, when due, all charges for the supply and consumption of the utilities and services furnished to the Premises and the Building, including all charges for water, sewage, heat, gas, light, electricity, telephone, cable, telecommunications or other public or private utility services supplied to the Property, including all fuel necessary for the operation of the Generators, directly to the supplier of the same from and after the date Tenant first commences occupancy of any portion of the Premises for the normal conduct of its business. In the event that any utility may not be contracted for by Tenant in Tenant’s own name, then Tenant shall pay to Landlord the costs of such utility within thirty (30) days after receipt of an invoice from Landlord, as Additional Rent. If any tax

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is imposed on Landlord’s receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that where permitted by Law, such taxes (without duplication) shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord. Also, in the event that there is located in the Premises a data center containing high density computing equipment, as defined in the U.S. EPA’s Energy Star® rating system (“Energy Star”), Landlord may, at any time during the Term, require the installation in accordance with Energy Star of separate metering or check metering equipment (Tenant being responsible for the costs of any such meter or check meter and the installation and connectivity thereof).

Notwithstanding anything to the contrary contained herein, Tenant’s obligation to pay the charges assessed or incurred for electricity and other utilities supplied to the Premises and the Building shall not commence until the Rent Commencement Date and Landlord will be responsible to pay the costs of such utilities supplied to the Premises and the Building prior to the Rent Commencement Date.

ARTICLE VI

Taxes

6.1 Definitions

With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:

(a) “Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b) “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes”(hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year. In no event shall Landlord be entitled to retain more than one hundred percent (100%) of the Landlord’s Tax Expenses actually paid or incurred by Landlord in any Tax Year, subject to Landlord’s right to seek tax reductions or abatements as set forth in this Lease.

(c) Landlord’s Tax Expenses Allocable to the Premises” with respect to any Tax Year means 100% of the Landlord’s Tax Expenses.

(d) “Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any Governmental authority on, or allocable to the Building and the Property and all improvements thereon, including the Common Areas, and which the Landlord or Overlandlord shall be obligated to pay because of or in connection with the ownership, leasing or operation of the Building or the Property, plus the reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively,

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“Abatement Expenses”). The Overlease provides that: (i) if the Property is separately assessed or otherwise separately allocable by the City of Waltham tax assessor from other portions of the Complex for real estate tax purposes, then real estate taxes shall mean such taxes as so separately assessed or separately allocated; and (ii) if the Property is not so separately assessed or separately allocated, the Overlease provides a commercially reasonable mechanism for the allocation of the real estate taxes to be paid by Landlord under the Overlease in respect of the Property. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. In no event shall “real estate taxes” payable by Tenant under this Lease (including any real estate taxes payable pursuant to clause (y) above) include any taxes or other assessments imposed by the City of Waltham tax assessor solely and expressly on the Additional Improvements or on the economic value to Landlord or Overlandlord of having the right to construct the Additional Improvements or any increased tax assessment that results from Overlandlord’s sale or transfer to a third party of the development rights for the Additional Improvements. There shall be excluded from real estate taxes all development, mitigation or impact fees or subsidies associated with the initial construction of the Building and other improvements on the Property, all income, estate, succession, inheritance and transfer taxes, any tax reserves and any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it, any interest, penalties or fines incurred as a result of Landlord’s late payment of real estate taxes (except to the extent such late payment is the result of late payment of Annual Fixed Rent or Additional Rent by Tenant) and any expenses excluded from Operating Expenses under the terms of this Lease; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Building, were the only property of Landlord. For the purposes of this Lease, real estate taxes shall include any payment in lieu of taxes or any payments made under Chapter 121A of the Massachusetts General Laws or any similar law.

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If and so long as (x) this Lease is in full force and effect, (y) no monetary or other material Event of Default shall have occurred under this Lease, and (z) Landlord is permitted to lawfully contest the tax assessment for the Property separate and apart from the tax assessment for the Complex, Landlord will, at the written request of Tenant, either (1) apply for an abatement of real estate taxes or (2) allow Tenant to apply for abatement in its own name, or in Landlord’s name, at its own cost (subject to such Tenant’s right to recover such costs on a first dollar basis from the abatement proceeds, if any). If Tenant applies for an abatement of real estate taxes, then Landlord shall have the right to be involved in each step of the abatement process, including, without limitation, Landlord’s right to approve all filings in connection with such abatement proceedings (such approval not to be unreasonably withheld) and the right to attend all meetings between Tenant and its representatives and the representatives of the City of Waltham.

Landlord agrees to reasonably cooperate with Tenant (but at no material out-of-pocket expense to Landlord) as may be reasonably requested by Tenant in connection with Tenant’s efforts to obtain any tax or other incentives available for the Property from the City of Waltham or other state or federal governmental authorities, provided any such incentives do not materially adversely affect the value of or Landlord’s interest in the Property and do not impose any restrictions on the Property or the Complex.

6.2 Tenant’s Payment of Real Estate Taxes

Commencing as of the Rent Commencement Date and continuing thereafter throughout the remainder of the Lease Term, Tenant shall pay to Landlord, as Additional Rent with respect to any full Tax Year or fraction of a Tax Year falling within the Lease Term, the amount of Landlord’s Tax Expenses Allocable to the Premises (the “Tenant’s Tax Payment”). Tenant’s obligation to pay Landlord’s Tax Expenses Allocable to the Premises with respect to the Tax Years in which the Rent Commencement Date occurs and the termination of the Lease Term occurs shall be pro-rated based upon the ratio of the portion of such Tax Years which occur during the Lease Term to the total length of such Tax Years. Payments by Tenant on account of the Tenant’s Tax Payment shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the Tenant’s Tax Payment, at least ten (10) days before the day on which tax payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes allocated to the Property, abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in seeking such abatement or refund, the amount of the Tenant’s Tax Payment due from Tenant, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from, Tenant for the period covered by such statement. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded

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to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Expenditures for legal fees and for other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year to the extent such costs were not already included in the calculation of real estate taxes.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.

ARTICLE VII

Landlord’s Repairs and Services and Tenant’s Escalation Payments

7.1 Structural Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, subject to provisions for reimbursement by Tenant as contained in Section 7.4 and Section 7.5 (including the exclusions from Landlord’s Operating Expenses set forth in said Section 7.4), keep and maintain, or cause to be kept and maintained, in good order, condition and repair (including necessary replacements) the following portions of the Building: the structural portions of the roof (including the roof membrane), the exterior and load bearing walls, exterior glass, the foundation, the structural columns and floor slabs and other structural elements of the Building (the “Structural Elements”); provided however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage caused by the omission or negligence of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.

During the Lease Term, Landlord shall, at Landlord’s sole cost and expense, exercise all commercially reasonable efforts to enforce (or cause Overlandlord to enforce) the rights and obligations of Overlandlord under the Overlease and the rights and obligations of Master Developer and the other Complex Owners under the Declaration.

7.2 Other Repairs to be Made by Landlord

Except for (a) normal and reasonable wear and use, (b) Tenant’s responsibilities under this Lease and (c) damage caused by fire or casualty and by eminent domain, and except as otherwise provided in this Lease, and subject to provisions for reimbursement by Tenant as contained in Section 7.4 and Section 7.5 (including the exclusions from Landlord’s Operating Expenses set forth in said Section 7.4), Landlord shall keep, maintain and repair (including necessary replacements) or cause to be kept, maintained and repaired, in good order, condition and repair (including necessary replacements) the

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base building mechanical, electrical, plumbing, sprinkler, elevator, fire/life safety, access control and the heating, ventilating and air conditioning (“HVAC”) systems serving the Premises and the Building (collectively, the “Building Systems”) (but exclusive of any specialty installations installed or requested by Tenant which shall be maintained at Tenant’s sole cost and expense), the main utility pipes, lines and facilities connecting the Building to off-site electric and water utility providers (except for any such pipes, lines and other facilities owned and maintained by the utility provider) and the Common Areas in a first class manner comparable to the maintenance of similar Class A mixed-use buildings in the Market Area, except that Landlord shall in no event be responsible to Tenant for (a) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (b) any condition in the Premises, the Building or the Complex caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Premises, the Building or the Complex other than as expressly provided in Section 7.1 or in this Section 7.2, unless expressly otherwise provided in this Lease (including, without limitation, in Article XIII below). Landlord shall use commercially reasonable efforts to perform all repairs in or to the Building for which Landlord is responsible pursuant to this Lease within a reasonable period of time after Landlord becomes aware of the need for such repair and, except in the event of an emergency or unsafe condition in the Building, in a manner which will not unreasonably interfere with the use of the Building by Tenant or other occupants of the Premises.

Subject to Tenant’s obligations under Section 8.1, Landlord shall comply with all applicable Legal Requirements now or hereafter in force that impose a duty on Landlord with respect to the Building Systems and the Common Areas of the Property or which Legal Requirements are imposed generally on a building wide basis to the Building and will use commercially reasonable efforts to enforce any obligations of Overlandlord under the Overlease and/or any Complex Owner under the Declaration to cause the Common Areas of the Complex to comply with applicable Legal Requirements, in all events except to the extent such requirements are not imposed or triggered as a result of the particular use or manner of use of Tenant or due to any additions, alterations or improvements performed by or on behalf of Tenant.

7.3 Services to be Provided by Landlord

In addition, and except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 7.4 and Section 7.5 (including the exclusions from Landlord’s Operating Expenses set forth in said Section 7.4) and Tenant’s responsibilities in regard to electricity as provided in Section 5.2, Landlord shall operate the Building and the Building Systems twenty-four (24) hours per day, seven (7) days per week and, from and after the Substantial Completion Date, furnish services, utilities, facilities and supplies as set forth in Exhibit C hereto equal in quality comparable to those customarily provided by landlords in similar Class A buildings in the Market Area. In addition, Landlord agrees to furnish, at Tenant’s expense, reasonable

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additional Building operation services which are usual and customary in similar Class A buildings in the Market Area as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord. Any provision of additional Building operation services shall be submitted by Tenant electronically through the Building’s Angus Property Management System or similar system for Tenant work requests. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

Notwithstanding the foregoing, Tenant shall have the right, upon not less than ninety (90) days’ prior written notice to Landlord, to engage its own janitorial service provider reasonably approved by Landlord to provide cleaning and janitorial services to the Premises, provided such services assumed by Tenant shall be coordinated with any work being performed by or for Landlord at the Building or the Property and in such manner as to maintain harmonious labor relations and prevent any work stoppage, picketing, labor disruption or dispute or disharmony and so as not to interfere with Building or Complex operations. In such case, Landlord shall be relieved of any obligation under this Lease to provide cleaning and janitorial services to the Premises and the Building and the cost of janitorial service provided to the Premises and the Building shall be excluded from Landlord’s Operating Expenses.

7.4 Operating Costs Defined

“Operating Expenses Allocable to the Premises” means 100% of Landlord’s Operating Expenses (as hereinafter defined).

“Landlord's Operating Expenses” means, subject to the exclusions on Operating Expenses set forth in this Section 7.4, (y) the cost of operation of the Building and the other areas of the Property as more specifically provided below in this Section 7.4, including those incurred in discharging the obligations under Sections 7.2 and 7.3; and (z) the costs incurred by Landlord or allocated to the Property by Master Developer under the Declaration (the “Declaration Common Expenses”) for utility and other services to the Property (including costs for landscaping, snow removal, pest control, security and site lighting) and to maintain, repair and replace storm water and water/sewer infrastructure and common roadways, common signage and parking areas serving the Complex, including the Property’s share of any of all costs incurred to operate any shuttle service serving the Property or the Complex and like amenities for use of tenants of the Complex, but specifically excluding any expenses or assessments under the Declaration solely benefiting other parcels in the Complex and which do not benefit the Property. Landlord’s Operating Expenses shall exclude payments of debt service and any other mortgage charges, brokerage commissions, real estate taxes (to the extent paid pursuant to Section 6.2 hereof), and costs of special services rendered to Tenant for which a separate charge is made, but shall include, without limitation:

(a) compensation, wages and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all

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persons for their services in the operating, maintaining, managing, insuring or cleaning of the Building or the Property;

(b) payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Property;

(c) steam, water, sewer, gas, oil, electricity and telephone charges (exclusive of any utility charges paid billed to or paid directly by Tenant) supplied to the Building and the Property and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

(d) cost of maintenance, cleaning and repairs and replacements (other than repairs reimbursable from contractors under guarantees) for the Building and the Property;

(e) cost of snow removal and care of landscaping;

(f) cost of supplies and equipment (including cleaning supplies and equipment) for the Building and the Property;

(g) premiums for insurance carried with respect to the Property (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Building, including such insurance as may be required by the holder of such first mortgage, provided, however, with respect to insurance coverages required to be carried by a holder of a mortgage such coverages are of the type and amounts customarily required to be carried by lenders of similar mixed use buildings in the Market Area);

(h) management fees equal to three percent (3%) of Gross Receivable Rents for the Building (“Gross Receivable Rents for the Building” for the purposes hereof being defined as annual fixed rent, Landlord’s Operating Expenses, with the exception of the aforesaid management fee, and Landlord’s Tax Expenses for the Building for the relevant year);

(i) depreciation for capital expenditures made by Landlord during the Lease Term (x) reasonably intended in good faith on the basis of engineering estimates to reduce Operating Expenses, or (y) to comply with Legal Requirements which first become applicable to the Property after the Commencement Date (the capital expenditures described in subsections (x) and (y) being hereinafter referred to as “Permitted Capital Expenditures”) plus, in the case of both (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within

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the general locality in which the Building is located, and depreciation in the case of both (x) and (y) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

(j) all costs of applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard;

(k) costs incurred or assessed for the Property’s membership and participation in any Transportation Management Association or the 128 Business Council pursuant to the permits and approvals issued for the Complex, as well as costs associated with any alternative transportation measures (such as but without limitation, a shuttle service) implemented in connection with such membership or participation in any Transportation Management Association and/or the 128 Business Council and utilized by Tenant; and

(l) all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building and the Property, including the Common Areas, and properly chargeable against income.

Notwithstanding the generality of foregoing, the following costs shall be excluded or deducted, as the case may be, from the calculation of Operating Expenses Allocable to the Premises (including, without limitation, any Declaration Common Expenses):

(i) leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building or the Complex;

(ii) legal fees or other expenses incurred in connection with enforcing leases with tenants in the Building;

(iii) costs of renovating or otherwise improving or decorating space for any tenant or other occupant of the Building or the Complex (including Tenant) or relocating any tenant;

(iv) financing costs including interest and principal amortization of debts and the costs of providing the same;

(v) except as otherwise expressly provided above with respect to Permitted Capital Expenditures, depreciation;

(vi) rental on ground leases or other underlying leases and the costs of providing the same;

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(vii) wages, bonuses and other compensation of employees above the grade of Regional Property Manager;

(viii) wages, bonuses and other compensation of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Building vis-a-vis time spent on matters unrelated to the operation and management of the Building;

(ix) any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of Hazardous Materials and the cost of defending against claims in regard to the existence or release of Hazardous Materials at the Building or the Complex (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of the Lease), provided, however, that the provisions of this clause shall not preclude the inclusion of costs with respect to materials in the Building (whether existing in the Building as of the date of this Lease or subsequently introduced to the Building) which are not as of the date of this Lease (or as of the date of introduction) deemed to be Hazardous Materials under applicable Legal Requirements but which are subsequently deemed to be Hazardous Materials under applicable Legal Requirements, and provided further that in no event shall costs to remove or remediate any Hazardous Materials in the soil or ground of the Property be included in Operating Expenses even if such materials are not as of the date of introduction deemed to be Hazardous Materials under applicable Legal Requirements (except if such Hazardous Materials were introduced to the Property by Tenant or any Tenant Party);

(x) costs of any items for which Landlord is or is entitled to be paid or reimbursed by insurance;

(xi) increased insurance or Real Estate Taxes assessed specifically to any tenant of the Building, the Property or the Complex for which Landlord is entitled to reimbursement from any other tenant;

(xii) except as may be expressly set forth in this Lease, the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, child or daycare (exclusive of any roof deck constructed at Tenant’s request);

(xiii) costs for the original construction and development of the Building, the parking areas and the Complex (including the Additional Improvements) and nonrecurring costs for the repair and replacement of any portion of the Building made necessary as a result of defects in the original design, workmanship or materials;

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(xiv) cost of any work or service performed on an extra cost basis for any tenant in the Building to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense;

(xv) cost of any work or services to the extent performed for any facility other than the Building (exclusive of shuttle services serving the Complex and other properties);

(xvi) except as may be otherwise expressly provided in the Lease with respect to specific items, any cost representing an amount paid to a person firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship;

(xvii) cost of initial cleaning and rubbish removal from the Building or the Complex to be performed before final completion of the Building or tenant space;

(xviii) cost of initial landscaping of the Property;

(xix) except as expressly provided above with respect to Permitted Capital Expenditures, cost of any item that, under generally accepted accounting principles, are properly classified as capital expenses;

(xx) lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure if the equipment were purchased;

(xxi) cost of the initial stock of tools and equipment for operation, repair and maintenance of the Building or the Complex;

(xxii) late fees or charges incurred by Landlord due to late payment of expenses, except to the extent attributable to Tenant’s actions or inactions;

(xxiii) cost of acquiring sculptures, paintings and other works of art, and the costs for securing, cleaning or maintaining such items in excess of amounts typically spent for such services in comparable buildings in the Market Area;

(xxiv) real estate taxes or taxes on Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance, etc.);

(xxv) charitable or political contributions;

(xxvi) reserve funds;

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(xxvii) all other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once;

(xxviii) costs and expenses incurred in connection with compliance with or contesting or settlement of any claimed violation of law or requirements of law, except to the extent attributable to Tenant’s actions or inactions;

(xxix) costs of mitigation or impact fees or subsidies (however characterized) imposed or incurred solely as a result of another tenant or another tenants’ use of the Building, the Property or the Complex or their respective premises;

(xxx) costs and expenses incurred for the administration of the entities which constitute Landlord, Overlandlord, Master Developer and any other Complex Owners as the same distinguished from the cost of operation, management, maintenance and repair of the Building or the Complex;

(xxxi) except with respect to the management fee, Landlord’s general off-site, on-site and overhead expenses (provided, however, that the provisions of this clause (xxxi) shall not prohibit the inclusion of the following items in Operating Expenses: professional development for management staff, professional subscriptions and dues, telephone, postage, software licenses, computer hardware maintenance, maintenance of Landlord’s computer network, catering for meetings and general administrative expenses including supplies, copier leases, printer maintenance, printing services and kitchen supplies for the management and contractor offices serving the Building);

(xxxii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(xxxiii) costs arising from the willful misconduct or negligence of Landlord, its agents, employees or contractors;

(xxxiv) subject to the terms of this Section 7.4 below, any costs incurred to design and construct a new structured parking deck at the Property (provided, however, the foregoing shall not limit the inclusion of such costs in Total Project Costs pursuant to Article XVIII if such parking deck is being constructed as a result of Tenant’s exercise of its expansion option but subject to the limitations of Section 18.1(c)(5) below);

(xxxv) any costs or expenses which under other terms of this Lease are stated to be performed at Landlord’s sole cost and expense;

(xxxvi) any costs or expenses which Landlord is required to indemnify Tenant against pursuant to Landlord’s indemnity set forth in Section 13.15 of

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this Lease or which are within the scope of Landlord’s Warranty set forth in the Work Agreement;

(xxxvii) any costs with respect to the Complex (other than Property) except for the Complex Common Expenses allocated to the Property under the Declaration; and

(xxxviii) fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with employees of Landlord, with Building management, or with tenants of the Building.

Notwithstanding anything in this Lease to the contrary, to the extent that Landlord provides or procures services for the Building together with other buildings in the Market Area owned or otherwise operated by Landlord or any affiliate thereof, then the costs of such services shall be allocated between the Building and such other buildings in a manner that is commercially reasonable and equitably determined by Landlord. If Landlord constructs a structured parking deck at the Property and third parties other than Tenant are granted the right to use the parking deck during the Exclusive Area A Parking Area Hours (as defined in Section 10.1 below), then Operating Expenses Allocable to the Premises will only include the portion of the costs and expenses incurred to operate, repair and maintain the structured parking deck which are reasonably allocable by Landlord to the Building and based upon the number of parking spaces in such parking deck allocated to satisfy Tenant’s parking rights in the “Area A” parking area of the Property under Section 10.1 of this Lease.

7.5 Tenant’s Operating Expense Payments

(A) Commencing as of the Rent Commencement Date, and continuing thereafter throughout the remainder of the Lease Term, Tenant shall pay to Landlord, as Additional Rent with respect to any full calendar year or fraction of a calendar year falling within the Lease Term, at the times and in the manner hereinafter provided in this Section 7.5, Operating Expenses Allocable to the Premises. Tenant’s obligation to pay Operating Expenses Allocable to the Premises with respect to the calendar years in which the Rent Commencement Date occurs and the termination of the Lease Term occurs shall be pro-rated based upon the ratio of the portion of such calendar years which occur during the Lease Term to the total length of such calendar years.

(B) Payments by Tenant on account of the Operating Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Expenses Allocable to the Premises for each calendar year during the Lease Term.

(C) Commencing with the first Operating Year after a full twelve (12) month Operating Year (as defined in Section 7.6 below) of Operating Expenses

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Allocable to the Premises has been billed to Tenant under this Lease, in no event shall the Controllable Operating Expenses (as defined below) for any Operating Year exceed the Expense Cap (as defined below) for such Operating Year. “Controllable Operating Expenses” shall be defined as any Landlord’s Operating Expenses (exclusive of the management fee which shall be governed separately by the rate cap set forth in Section 7.4 above) which are within the reasonable control of Landlord, but Controllable Operating Expenses shall not include any costs (“Uncontrollable Expenses”) which are not within the reasonable control of Landlord, including, without limitation, the following items shall be deemed to be Uncontrollable Expenses: (i) premiums for insurance, (ii) union related labor costs (or the cost of contracts dependent or partially dependent on union related labor costs), (iii) snow plowing, (iv) security, (v) Permitted Capital Expenditures, (vi) water, sewer, electric, gas, oil, steam and other utility or regulatory charges, (vii) costs of removal of trash and recycling from the Premises; (viii) the Declaration Common Expenses, provided, however, any Declaration Common Expenses which would have constituted Controllable Operating Expenses if the expense item had been performed or provided by Landlord will constitute a Controllable Operating Expense for purposes of this Section 7.5(C); and (ix) costs to perform repairs, maintenance and janitorial services to the Outdoor Terrace Area, the Rooftop Terrace and the Fitness Facilities (and any other specialty use areas requested by Tenant) and any of the extra janitorial services set forth on Schedule C-l attached to Exhibit C of this Lease all of which will be billed as “Special Service”, and (viii) the costs for any shuttle services serving the Building and the Complex. In no event shall work orders or similar services or work performed by Landlord at the request of Tenant constitute a Controllable Operating Expense. The “Expense Cap” for each Operating Year during the Term shall be 104% of the total Controllable Operating Expenses for the immediately preceding Operating Year. There shall be no Expense Cap in respect of the first Operating Year of the Lease Term. By way of example only of the foregoing, if the Rent Commencement Date occurs on October 1, 2016, then there shall be no Expense Cap for the period from October 1, 2016 through December 31, 2017 and the Expense Cap will first apply to the Controllable Operating Expenses incurred during the Operating Year commencing on January 1, 2018.

(D) No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord (the “Operating Expense Statement”), showing for the preceding calendar year or fraction thereof, as the case may be, the Landlord’s Operating Expenses and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Expenses Allocable to the Premises and the amount of Operating Expenses Allocable to the Premises remaining due from, or overpaid by, Tenant for the year or other period covered

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by such statement. If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said Operating Expense Statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

(E) Landlord’s failure to render or delay in rendering an Operating Expense Statement or Tax Expense Statement (as hereinafter defined) with respect to any Operating Year or Tax Year, as applicable, shall not prejudice Landlord’s right thereafter to render the same with respect thereto nor shall the rendering of an Operating Expense Statement or Tax Expense Statement, as applicable, for any Operating Year or Tax Year, as applicable, prejudice Landlord’s right thereafter to render a corrected Operating Expense Statement or Tax Expense Statement, as applicable, for such Operating Year or Tax Year, as applicable, provided, however, that Landlord shall in all events render the Operating Expense Statement or Tax Expense Statement, as applicable, in question or any corrections thereto within two (2) years after the end of the Operating Year or Tax Year, as applicable, covered by the applicable statement, and provided, further that the foregoing two (2) year period shall expressly not apply to any new or corrected Operating Expense Statement or Tax Expense Statement, as applicable, rendered by Landlord to reflect charges or corrections in charges resulting from any late billing or corrected billing by a third party such as the taxing authority or utility provider.

Any payment by Tenant for the Operating Expenses Allocable to the Premises shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

7.6 Tenant’s Audit Right

Subject to the provisions of this Section 7.6 and provided that no Event of Default of Tenant exists, Tenant shall have the right to examine the correctness of any of the Landlord’s Tax Expenses statement (“Tax Expense Statement”) and/or Landlord’s Operating Expense Statement, or any item contained therein:

(1) Any request for examination in respect of any Tax Year or Operating Year (as hereinafter defined) may be made by notice from Tenant to Landlord no more than one hundred eighty (180) days after the date (the “Statement Date”) Landlord provides to Tenant the applicable year-end statement required hereunder in respect of such Operating Year or such Tax Year, as applicable (and only if Tenant shall have fully paid the amounts billed with respect to the applicable Operating Expenses, Taxes or electricity charges). Such notice shall set forth in reasonable detail the matters questioned. “Operating Year” shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Operating Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term

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hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

(2) Tenant hereby acknowledges and agrees that Tenant’s sole right to contest any Operating Expense Statement and Landlord’s Tax Expenses Statement shall be as expressly set forth in this Section 7.6. Tenant hereby waives any and all other rights provided pursuant to applicable laws to inspect Landlord’s books and records and/or to contest any Landlord’s Operating Expenses Statement and/or Landlord’s Tax Expense Statement. If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section 7.6, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section 7.6, with respect to any Operating Year or Tax Year, as applicable, then such Operating Expense Statement and/or Tax Expense Statement, as applicable, shall be conclusive and binding on Tenant.

(3) So much of Landlord’s books and records pertaining to the Landlord’s Operating Expenses and/or Landlord’s Tax Expenses, as applicable, for the specific matters questioned by Tenant for the Operating Year or Tax Year included in the applicable year-end statement shall be made available to Tenant within sixty (60) days after Landlord timely receives the notice from Tenant to make such examination pursuant to this Section 7.6, either electronically or during normal business hours at the offices where Landlord keeps such books and records or at another location, as determined by Landlord. Any examination must be completed and the results communicated to Landlord no more than one hundred twenty (120) days after the date Landlord makes its books and records available for Tenant’s audit. Upon written request of Tenant, if reasonably necessary to provide requisite back-up documentation relating to the Declaration Common Expenses, Landlord shall exercise, at Tenant’s sole cost and expense, any review rights Landlord may possess under the Declaration.

(4) Tenant shall have the right to make such examination no more than once in respect of any Operating Year or Tax Year, as applicable, in which Landlord has given Tenant an Operating Expense Statement or Tax Expense Statement, as applicable, except that if, as a result of an audit by Tenant of Landlord’s books and records pursuant to this Section 7.6 with respect to any Operating Year, Landlord and Tenant agree that a material discrepancy in any line item of the Landlord’s Operating Expense Statement for such Operating Year has occurred (which shall mean an overcharge in any line item of the Landlord’s Operating Expense Statement of more than three percent (3%)), then Tenant may audit the Operating Expense Statement in respect of that same line item only for the immediately preceding three (3) Operating Years and provided that Tenant did not previously conduct an audit for the applicable prior Operating Years.

(5) Such examination may be made only by a qualified employee of Tenant or a qualified independent, real estate professional with at least five (5) years of relevant office leasing audit experience approved by Landlord, which approval in either case shall not be unreasonably withheld, conditioned or delayed (and DTZ as successor by merger with Cassidy Turley is hereby approved by Landlord). No examination shall be

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conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis.

(6) As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord and Tenant, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination, provided however, that Tenant may disclose such information (i) to Tenant’s employees, counsel and advisors who have the need to know such information in order to provide Tenant with advice in connection with such audit, (ii) actual or proposed successors, assigns, subtenants, lenders or purchasers of Tenant and (iii) to the extent required by applicable law or reporting requirements or by administrative, governmental or judicial proceeding.

(7) No subtenant shall have any right to conduct any such examination and no assignee may conduct any such examination with respect to any period during which the assignee was not in possession of the Premises.

(8) If as a result of such examination Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of the Landlord’s Operating Expenses, Landlord’s Tax Expenses or electricity charges allocable to the Premises exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to the Landlord’s Operating Expenses, electricity charges or Landlord’s Tax Expenses, Landlord, at its option, shall either refund to Tenant the amount of such excess, or apply the amount of such credit against Annual Fixed Rent and Additional Rent, as the case may be, within thirty (30) days after the date of such agreement. Similarly, if Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Landlord’s Operating Expenses, Landlord’s Tax Expenses or electricity charges, as applicable, were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as Additional Rent hereunder, the amount of such deficiency within thirty (30) days after the date of such agreement.

(9) All costs and expenses of any such examination shall be paid by Tenant, except if as a result of such examination Landlord and Tenant agree that the amount of the Landlord’s Operating Expenses payable by Tenant was overstated by more than three percent (3%), Landlord shall reimburse Tenant for the actual, reasonable out of pocket costs and expenses incurred by Tenant in such examination, up to a maximum of Ten Thousand Dollars ($10,000.00), such amount to be escalated annually by four percent (4%).

7.7 No Damage

(A) Except as may be expressly set forth in this Section 7.7(A) and in Sections 7.7(C) and (D) below and to the fullest extent permitted by law, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the

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Premises or any portion of the Building or the Complex however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including, without limitation, by reason of Force Majeure (as defined in Section 14.1 hereof) or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

(B) Subject to Tenant’s express rights under this Section 7.7, Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(C) Notwithstanding anything to the contrary in this Lease contained, and except as provided in Section 7.7(E) below, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder (including, without limitation, parking in the Number of Parking Spaces required under this Lease), or to remediate any Hazardous Materials (as that term is defined in Section 11.2 and provided such Hazardous Materials were not used, stored or disposed of at the Property or the Complex by Tenant or its agents, employees, subtenants or contractors), or (iii) the failure of electric supply, water and/or sewer service, all elevator service, HVAC service or all access to the Premises, any portion of the Premises is impacted so that for the Interruption Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected (including, without limitation, as the result of the Premises being rendered inaccessible as the result of any of the circumstances described in subsections (i), (ii) or (iii) above of this Section 7.7(C)), then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Interruption Cure Period by reason of such event, and that such event and Landlord’s inability to cure the same is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent, Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises shall thereafter be abated after the expiration of the Interruption Cure Period in proportion to the impact on the continued operation in the ordinary course of Tenant’s business in the Premises until the day such condition is completely corrected. If the entire Premises have not been impacted, the amount of abatement shall be equitably prorated, provided, however, if the remaining portion of the Premises is not reasonably sufficient to permit Tenant to effectively conduct its business therein (and Tenant was occupying and conducting business in the

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unaffected portion of the Premises immediately prior to the event or condition), and Tenant does not conduct its business in any portion of the Premises due to such event or condition, then such abatement shall include such other portions of the Premises which Tenant is not able to and does not in fact use for the conduct of its business. For the purposes hereof, the “Interruption Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing the impact in the Premises, provided however, that the Interruption Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing the impact in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control. Notwithstanding the foregoing, Landlord shall promptly commence and diligently proceed to effect the repair or restoration of the affected portion of the Premises or the Property as soon as reasonably possible following the event giving rise to a remedy hereunder (or, if the repair or restoration is not within Landlord’s reasonable control, take such measures as are reasonably practicable to effect such repair or restoration).

(D) Notwithstanding anything to the contrary herein contained and subject to Section 7.7(E) below, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder (including, without limitation, parking in the Number of Parking Spaces required under this Lease), or to provide any service required to be provided by Landlord hereunder, or to remediate any Hazardous Materials (as that term is defined in Section 11.2 below and provided such Hazardous Materials were not used, stored or disposed of at the Property or the Complex by Tenant or its agents, employees, subtenants or contractors), or (iii) the failure or inadequacy of electric supply, water and/or sewer service, all elevator service, HVAC service or all access to the Premises, any material portion of the Premises is impacted so that for the Impacted Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected (including, without limitation, as the result of the Premises being rendered inaccessible as the result of any of the circumstances described in subsections (i), (ii) or (iii) above of this Section 7.7(D)) then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Impacted Period by reason of such event, and that such event and Landlord’s inability to cure the same is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, for a period (the “Impacted Period”) of five (5) consecutive months (which five (5) month period shall be extended by the period of time, which shall not exceed an additional one (1) month, that Landlord is delayed in curing such condition as the result Force Majeure) after Landlord’s receipt of written notice of such condition from Tenant, then Tenant may terminate this Lease by giving Landlord written notice as follows:

(1) Said notice shall be given after the expiration of the Impacted Period.

(2) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

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(3) If said condition is remedied on or before said effective date, said notice shall have no further force and effect.

(4) If said condition is not remedied on or before said effective date for any reason other than Tenant’s fault, as aforesaid, the Lease shall terminate as of said effective date, and the Annual Fixed Rent and Additional Rent due under the Lease shall be apportioned as of said effective date.

(E) The provisions of Sections 7.7(C) and (D) above shall not apply in the event of impairment to the Premises or inaccessibility caused by fire or other casualty, or taking (which shall be subject to the terms and conditions of Article XIV below). In addition, the provisions of Sections 7.7(C) and (D) above shall not apply to (i) any temporary reduction in the Number of Parking Spaces on the Property resulting from Landlord’s construction of a Structured Parking Deck on the Property either pursuant to Article XVIII or pursuant to and subject to the conditions of Article X of this Lease, or (ii) to minor reductions (not to exceed (15 parking spaces) in the Number of Parking Spaces available at the Property as the result of unusually high snow accumulations. Nothing contained in this Section 7.7 shall be construed so as to preclude Tenant from exercising its self-help rights under Section 16.17(B) below; provided, however, that notwithstanding anything contained in this Section 7.7 to the contrary, if Tenant so exercises its rights under said Section 16.17(B), then any abatement of Annual Fixed Rent and Additional Rent shall cease from and after the date that the applicable condition in the Premises would have been eliminated by the exercise of reasonable diligence, but for Tenant’s exercise of its rights under Section 16.17(B), taking into account any period of time which Tenant is delayed by Force Majeure.

7.8 Hazardous Materials. Landlord represents and warrants to Tenant that, as of the Substantial Completion Date, the Building will be free of any Hazardous Materials (as defined in Section 11.2) that are required to be removed or abated in accordance with applicable Hazardous Materials Laws. Landlord makes no representations with respect to portions of the Complex outside of the Property. Subject to the limitations of Section 16.24 hereof, Landlord shall comply with all Hazardous Materials Laws relating to the Building and the Property (including, without limitation, in its performance of the Landlord’s Work) and shall use commercially reasonable efforts to remove or abate, as required by applicable Hazardous Materials Laws and without inclusion in Operating Expenses, (x) Hazardous Materials that are present in the Building as the result of the actions of Landlord, its employees, agents or contractors, and (y) Hazardous Materials that existed in, at or on the Premises, the Building or the Property prior to the Commencement Date or that existed as of the Commencement Date and subsequently migrated to the Premises, the Building or the Property from another property. Notwithstanding the foregoing but without limitation of Tenant’s rights under Section 7.7(C) and Section 7.7(D) of this Lease, Landlord’s obligation to comply with Hazardous Materials Laws and to remove or abate Hazardous Materials pursuant to this Section 7.8 shall not apply to (i) requirements of Hazardous Materials Laws resulting from the use of Hazardous Materials, or additions, alterations or improvements in the

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Premises (other than the Landlord’s Work), by Tenant or anyone claiming by, through or under Tenant, or (ii) Hazardous Materials which are in the Building or on the Property because of the action of Tenant, or any employee, agent, contractor, subtenant, occupant or invitee of Tenant or any other tenant or occupant of the Building. Landlord will use commercially reasonable efforts, consistent with the nature of any work being performed, to perform any removal or remediation of Hazardous Materials required by Landlord under this Lease in a manner which will not unreasonably interfere with Tenant’s use of and access to the Premises and the parking areas which Tenant is entitled to use on the Property and in the Complex. In the event of any removal, encapsulation or remediation work in the Premises, Landlord agrees, upon receipt of a written request, to provide Tenant with copies of the documentation and/or reports received by Landlord with respect to such removal or remediation in the Premises.

Subject to the limitations of Section 16.24 hereof, Landlord agrees to defend with counsel first approved by Tenant (counsel appointed by Landlord’s insurance carrier shall be deemed approved by Tenant and for any other circumstances such approval shall not be unreasonably withheld or delayed), indemnify and save Tenant harmless from liability, loss and damage to persons or property and from any claims, actions, proceedings and expenses in connection therewith resulting from the failure of Landlord to fulfill its obligations under this Section 7.8 or any breach of Landlord’s representations and warranties under this Section 7.8; provided, however, that in no event shall the foregoing indemnity render Landlord liable for any loss or damage to Tenant’s Property and Landlord shall in no event be liable for indirect or consequential damages.

ARTICLE VIII

Tenant’s Repairs

8.1 Tenant’s Repairs and Maintenance

Tenant covenants and agrees that, from and after the Commencement Date and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises (including, without limitation, all plumbing, mechanical, electrical, fire safety, sprinkler and ventilation facilities installed by Tenant and any special equipment attached to or made a part of the Building or its systems by Tenant and, if installed, the Emergency Generator and Generator Connections (as defined in Section 9.8 below)), the Rooftop Terrace and the Outdoor Terrace Area and every part thereof, excepting only reasonable wear and tear of the Premises and those repairs and other obligations for which Landlord is expressly responsible under the terms of Article Vll of this Lease and, subject to Tenant’s obligations under Article XIV of this Lease, damage by fire or casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and, subject to Section 13.13, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building or the Complex by Tenant, Tenant’s agents, employees, contractors, sublessees, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair. Subject to the foregoing, Tenant shall be responsible for all repairs,

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maintenance and replacement of all systems and facilities located within and exclusively serving the Premises (e.g., Tenant's distribution of electricity, sprinkler and HVAC facilities within the Premises installed as part of the Tenant's Work or otherwise by or on behalf of Tenant, in each case as distinguished from Landlord's Work). Notwithstanding any provision to the contrary, Tenant's obligations under this Section shall not include making any repair or improvement (y) to the extent necessitated by the negligence or willful conduct of Landlord, any Landlord Party, Overlandlord or any of Overlandlord's agents, employees or contractors that is not covered by the insurance required to be carried by Tenant under this Lease, or (z) to the extent caused by Landlord's failure to perform its obligations hereunder.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand and within the applicable time period therefor set forth in Section 15.1 of this Lease (except in the case of emergency, including without limitation, notice of an unsafe condition in the Premises, in which event Landlord may make such repairs immediately and without notice), Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith on demand, pay to Landlord as Additional Rent the cost thereof together with interest thereon at the rate specified in Section 16.21, and if Tenant shall default in such payment, Landlord shall have the remedies provided for non-payment of rent or other charges payable hereunder.

ARTICLE IX

Alterations

9.1 Landlord's Approval

(A) Tenant covenants and agrees not to make alterations, additions or improvements (“Alterations”) to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. However, Landlord's determination of matters relating to aesthetic issues relating to Alterations which are visible outside the Premises shall be in Landlord's sole discretion. Without limiting such standard. Landlord shall not be deemed unreasonable for withholding approval of any Alterations (including, without limitation, any Alterations to be performed by Tenant under Article III) which (i) in Landlord's opinion might adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) subject to Tenant's express rights under this Lease, involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) enlarge the Rentable Floor Area of the Premises (except in connection with Tenant's rights under Article XVIII below), or (iv) except with respect to Tenant's Work, are inconsistent, in Landlord's judgment, with alteration standards in similar Class A

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buildings in the Market Area, or (v) will require unusual expense to remove and prepare for normal re-use of the Premises on Lease termination (Landlord hereby agreeing that it will not withhold its consent to the installation of new internal staircases (as opposed to replacements of existing staircases in the Building) on the grounds that the same require unusual expense to readapt, provided that Landlord may nonetheless withhold such approval on other grounds or condition approval on the Premises being restored at the end of the Term to its condition prior to the installation of such new internal staircases) or increase the cost of construction of or insurance or taxes on the Building or of the services called for by Section 7.3 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost will be made prior to such termination without expense to Landlord, or (vi) will adversely affect, in Landlord's reasonable opinion, the issuance or maintenance of any LEED rating in effect for the Building, (the foregoing Alterations described in subclauses (i) through (vi) being sometimes collectively referred to as “Special Improvements”).

Landlord agrees that Tenant may install, operate and manage a fitness facility in the Premises with showers and locker rooms (collectively, the “Fitness Facilities”) for use by Tenant's employees and invitees, provided that (a) all particulars of the initial design thereof shall be subject to Landlord's written approval, which shall not be unreasonably withheld, conditioned or delayed, but may include requirements for special ventilation, fire protection, domestic hot water, waste drainage and exhaust system, and supplemental HVAC units, all of which shall be installed, operated, cleaned, maintained, repaired, replaced and performed, as the case may be, by and at the expense of Tenant, (b) Tenant shall be responsible to pay for any changes to any of the base building systems or facilities or Landlord's Work that may be required to accommodate the Fitness Facilities, (c) Tenant shall perform, at Tenant's sole cost and expense, any structural reinforcement of the floors of the Fitness Facilities reasonably required by Landlord, (d) Tenant obtains any and all licenses and permits necessary therefor and copies are provided to Landlord, (e) Landlord will bring the base building HVAC to the Fitness Facility in accordance with the terms of Schedule I to Exhibit B of this Lease and Tenant shall be responsible, at Tenant's expense, for the distribution of HVAC within the Fitness Facility and for the installation therein of any supplemental HVAC system or equipment required in order to provide sufficient HVAC service in such Fitness Facility for Tenant's use and to satisfy any applicable Legal Requirements, and (f) in no event shall the Fitness Facilities be open to the public. Landlord agrees, upon Tenant's request, to perform any repairs, maintenance and/or janitorial services requested by Tenant to the Fitness Facilities, at Tenant's sole cost and expense as Additional Rent (but without mark-up by Landlord, but with the costs separately allocated as a “Special Service” payable by Tenant and not subject to the Expense Cap set forth in Section 7.5(C) below (but without mark-up by Landlord).

(B) In the case of all Alterations, Tenant shall, subject to Section 9.7, deliver reasonably detailed plans and specifications to Landlord at the time Tenant seeks Landlord's approval. All Alterations shall become a part of the Building upon the expiration or earlier termination of this Lease unless Landlord shall specify the same for removal at the time consent is given by Landlord as hereinafter set forth, as “Required Removables.” If Tenant shall make any Alterations that are considered Required

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Removables (as hereinafter defined), then Landlord may elect, provided Landlord so elects at the time Tenant requests Landlord's consent to such Alterations, to require Tenant at the expiration or sooner termination of the Term of this Lease to remove such Alterations and restore the Premises to substantially the same condition as existed prior to the installation of such Required Removables. For the purposes hereof, “Required Removables” shall mean include, without limitation, data centers in excess of 3,000 square feet of rentable floor area (either singly or collectively), non-core restrooms (and any horizontal plumbing lines associated with such restrooms), locker rooms, showers outside of the Fitness Facilities and cafeterias or full-service kitchens (but not the type of kitchenettes typically found in first class office buildings) installed by or on behalf of Tenant (other than as part of Landlord's Work) and any Special Improvements.

Notwithstanding the foregoing, Landlord agrees that Tenant will not be obligated to remove at the end of the Lease Term (i) Tenant's wiring and cabling installed in the Building, (ii) the Fitness Facilities, and (iii) existing staircases (internal or external) in or at the Building as of the Commencement Date.

(C) Landlord shall use reasonable efforts to respond to any request from Tenant for its consent to Alterations within ten (10) business days after receipt of the plans and specifications from Tenant (excluding any of Tenant's Plans (as defined in Exhibit B) submitted pursuant to the Work Agreement attached hereto as Exhibit B which shall be governed by the terms of such Work Agreement), or such longer period in the event of any structural alterations that Landlord requires be reviewed by a third party consultant. If Landlord does not respond to Tenant within such ten (10) business day period following receipt of Tenant's request and submission of complete plans and specifications as required under this Section 9.1, Tenant may deliver a second notice (a “Deemed Approval Notice”) to Landlord that indicates in bold, capitalized text that “THIS IS A TIME SENSITIVE NOTICE AND LANDLORD SHALL BE DEEMED TO CONSENT TO THE PROPOSED ALTERATION IF IT FAILS TO RESPOND TO THIS SECOND REQUEST FOR CONSENT WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT,” and if Landlord fails to respond within five (5) business days after delivery of such notice, then Landlord's failure to respond to the proposed Alterations shall be deemed to be an approval by Landlord of the proposed Alterations. Landlord's review and approval of any such plans and specifications under this Section 9.1 or under Exhibit B and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of the Lease with respect to Tenant's insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord's agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord's interest in the Complex in connection with any such work. Within 30 days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as a fee for Landlord's review of any plans or work (excluding any

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review respecting the Tenant's Work performed pursuant to Exhibit B for which a fee had previously been paid but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150.00 per hour for time reasonably required by Landlord's in-house personnel to perform such review (not to exceed $1,500 for any project involving interior, non-structural Alterations that do not impact any Building Systems), plus (ii) if Landlord reasonably determines that a third-party consultant is needed to review such work or plans, the reasonable third party expenses incurred by Landlord for such third party to review Tenant's plans and Tenant's work.

Upon and subject to the terms of this Article IX and other applicable terms and conditions of this Lease, Tenant may construct internal staircases between floors within the Premises and Tenant shall have the right to select the location of such internal staircases subject to Landlord's approval which shall not be unreasonably withheld so long as the same shall not adversely affect the structural integrity of the Building.

9.2 Conformity of Work

Tenant covenants and agrees that any Alterations or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of first and otherwise good quality shall be employed therein, that the structure of the Building shall not be endangered or impaired thereby and that the Premises shall not be diminished in value thereby.

9.3 Performance of Work, Governmental Permits and Insurance

All of Tenant's Alterations (including the Tenant's Work) and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Complex or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workers first approved by Landlord, which approval will not be unreasonably withheld or delayed. Notwithstanding the foregoing but subject to the terms of this Lease, Landlord agrees that Tenant will not be required to use union labor to perform the Tenant's Work (as defined in Exhibit B) or related installations so long as no contractor, subcontractor or other worker engaged by Tenant causes, or in Landlord's reasonable discretion may cause, any labor disruption, disharmony, strike, picketing at the Building (“Labor Disharmony”) or otherwise interferes with Landlord's management, operation or construction of the Building. Except for work by Landlord's general contractor, Tenant shall procure all necessary governmental permits before making any repairs. Alterations or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease except to the extent resulting from the negligence or willful misconduct of Landlord or any Landlord Party. At Landlord's election, Tenant shall cause any subcontractors performing any major trades (defined as the trades expected to cost in

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excess of $200,000.00) to maintain a payment and performance bond in such amount and with such companies as Landlord shall reasonably approve but not to exceed 1.5 times the total contract costs of the Alterations. In addition, Tenant shall cause each contractor to carry insurance in accordance with Section 13.14 hereof and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans and operations and maintenance manuals, in both print and electronic (pdf and Auto-Cad) forms, showing such work performed by Tenant to the Premises promptly after any such Alterations or installations are substantially complete and promptly after any wiring or cabling for Tenant's computer, telephone and other communications systems is installed by Tenant or Tenant's contractor, provided, however, that if the work is not of a nature where as-built plans would customarily be prepared, Tenant shall only be required to prepare and submit the type of plans that would customarily be prepared in connection with such work. Without limiting any of Tenant's obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any Alterations in or to the Building that are required in order to comply with Legal Requirements as a result of any Alterations performed by Tenant. Landlord shall have the right to provide commercially reasonable rules and regulations relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such commercially reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building including the Landlord's Work and the Tenant's Work to the extent paid for by Landlord, provided, however, Tenant shall in all events be the owner of Tenant's furniture, fixtures and equipment in the Premises. With respect only to the performance of the Tenant's Work, in the event of any conflict between the provisions of this Article IX and Exhibit B to this Lease with respect to such Tenant's Work, the terms and provisions of Exhibit B shall control.

Landlord will not charge Tenant for use of freight and/or passenger elevators and loading dock during the performance of any Alterations except that Tenant shall be responsible to pay for after-hours supervisory charges for a Landlord property manager or supervisor to the extent Tenant is performing the Alterations outside of Normal Business Hours and for any actual third party costs incurred in connection with any construction related building services during the performance of such Alterations, including shut-down charges, tap in charges, sprinklers drain down fees, fire alarm testing and similar tests and inspections. Tenant shall be responsible for the removal and disposal of Tenant's Work construction debris in accordance with Landlord's commercially reasonable rules and regulations for the performance of tenant work in the Building.

9.4 Liens

Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Complex and to discharge any such liens (by

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bonding, discharge by lienor, or otherwise) which may so attach within twenty (20) days after the earlier of notice from Landlord or Tenant's knowledge of such lien filing.

9.5 Nature of Alterations

All work, construction, repairs, Alterations or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord under Article IV), shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(a) All trade fixtures and equipment whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

(b) At the expiration or earlier termination of the Lease Term, Tenant shall remove all Required Removables (as defined in Section 9.1) and, to the extent specified for removal by Landlord at the time Landlord approves the same under Article III above or Section 9.1, all other alterations, additions and improvements made with Landlord's consent during the Lease Term for which such removal was made a condition of such consent under Section 9.1. Upon such removal Tenant shall repair any damage caused by such removal and restore the Premises and other affected areas of the Building and the Complex and leave them neat and clean.

(c) If Tenant shall make any Alterations to the Premises for which Landlord's approval is required under Section 9.1 without obtaining such approval (and except when such Alterations are deemed approved pursuant to Section 9.1(c) of this Lease), then at Landlord's request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such Alterations and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

9.6 Increases in Taxes

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Tenant shall pay, as Additional Rent, one hundred percent (100%) of any increase in real estate taxes on the Building which shall, at any time after the Commencement Date, result from Alterations to the Premises made by Tenant if the taxing authority specifically determines such increase results from such Alterations made by Tenant.

9.7 Alterations Permitted Without Landlord's Consent

Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord but upon notice to Landlord given ten (10) days prior to the commencement of any work (which notice shall specify the nature of the work and specify the nature of the Alterations in reasonable detail), to make Alterations to the Premises where:

(i) the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building;

(ii) the same do not affect the roof or any structural element of the Building and do not materially, adversely affect the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and/or fire protection systems of the Building;

(iii) either (a) such Alterations do not require the issuance of a building permit by the appropriate municipal authority or (b) the cost of any individual alteration, Alteration project shall not exceed $200,000.00 and the aggregate cost of said Alterations made by Tenant during the initial Lease Term pursuant to this Section 9.7 shall not exceed $1,000,000.00 in cost; and

(iv) Tenant shall comply with the provisions of this Lease and if such Alterations increase the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost.

provided, however, that Tenant shall, no later than ten (10) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord may, by notice to Tenant given no later than thirty (30) days subsequent to the date on which the plans and specifications are submitted to Landlord, require Tenant to restore the Premises to its condition prior to such alteration, addition or improvement upon the expiration or earlier termination of the Lease Term.

9.8 Emergency Generator. Tenant may, at its sole cost and expense, install an emergency generator (the “Emergency Generator”) in a location (“Generator Location”) at the Property to be designated by Landlord and certain connections between the Emergency Generator and the Premises (the “Generator Connections”). The exact specifications of the Emergency Generator and the Generator Connections, the method of installing the Emergency Generator and the Generator Connections and the location on the Property for the Emergency Generator and the Generator Connections shall all be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed.

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Tenant and Tenant's contractors shall have reasonable access to Generator Location in order to inspect, service, repair, maintain and replace the Emergency Generator and Generator Connections, subject to Landlord's reasonable rules and regulations of which Tenant has been given prior notice relative to such access and use.

Tenant's use of the Emergency Generator shall be upon all of the conditions of the Lease, except as modified below:

(A) It is understood and agreed that Tenant shall be responsible, at its sole cost and expense, for installing the Generator Connections. In addition to complying with the applicable construction provisions of this Lease, Tenant shall not install or operate the Generator Connections in any portion of the Building or the Property until (x) Tenant shall have obtained Landlord's prior written approval, of the Emergency Generator and the Generator Connections, as provided above, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Emergency Generator and the Generator Connections.

(B) Tenant shall have no obligation to pay Annual Fixed Rent, Landlord's Tax Expenses Allocable to the Premises or Operating Expenses Allocable to the Premises in respect of the Emergency Generator or the Generator Connections.

(C) The Emergency Generator may be used to provide back-up power for Tenant's business operations in the Premises.

(D) Landlord shall have no obligation to provide any services to the Emergency Generator. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Article IX, arrange for all utility services required for the operation of the Emergency Generator.

(E) Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Emergency Generator and the Generator Connections. In connection therewith, Tenant shall provide Landlord with evidence on an annual basis of the existence of a maintenance contract for the Emergency Generator with a service provider reasonably acceptable to Landlord.

(F) Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Emergency Generator or the Generator Connections without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

(G) Tenant shall be responsible for the cost of repairing any damage to the Building caused by its use of the Emergency Generator and the Generator Connections.

(H) Except for assignees of this Lease or subtenants of all or a portion of the Premises, no other person, firm or entity (including, without limitation, other

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tenants, licensees or occupants of the Building) shall have the right to connect to the Emergency Generator other than Tenant.

(I) To the maximum extent permitted by law, Tenant's use of the Emergency Generator and the Generator Connections shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Emergency Generator or the Generator Connections are damaged for any reason.

(J) Tenant shall comply with all applicable laws, ordinances and regulations in Tenant's use of the Emergency Generator and the Generator Connections.

(K) Landlord shall have the right, upon no less than ninety (90) days' notice to Tenant and at Landlord's sole cost and expense, to relocate the Emergency Generator and the Generator Connections to another location at the Property reasonably acceptable to Tenant provided that such relocation does not adversely affect Tenant's use of the Emergency Generator and the Generator Connections. Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant's business operations. Any such relocation by Landlord shall not independently (in the absence of another cause) be deemed to constitute a service interruption under Section 7.7(C) or (D) above.

(L) The Emergency Generator and the Generator Connections shall be deemed to be a part of the Premises for the purposes of the indemnity and insurance provisions of Article XIII below. In addition to and not in limitation of the foregoing, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant's use of the Emergency Generator and the Generator Connections.

(M) Landlord shall have the right to designate or identify the Emergency Generator with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Emergency Generator.

(N) Tenant shall be responsible to disconnect from the Building Emergency Generator at the expiration or earlier termination of the Lease Term. It is expressly understood and agreed that Landlord may require removal of the Emergency Generator and Generator Connections at the end of the Term, but that Tenant may elect to remove the Emergency Generator and Generator Connection at any time during the Lease Term.

ARTICLE X

Parking

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10.1 Parking Rights

(A) Tenant shall have the right, free of charge for the Term of this Lease, to access and use, throughout the Term, the Number of Parking Spaces referred to in Section 1.2 (i.e. 4.0 spaces per 1,000 of Rentable Floor Area of the Primary Premises), subject to the terms and conditions of this Article X, for the parking of automobiles in single, non-tandem parking spaces. The Number of Parking Spaces which Tenant may use shall be located on the Property except that .6 spaces per 1,000 of Rentable Floor Area of the Premises (i.e. 69 parking spaces) from Tenant's Number of Parking Spaces (the “Off Premises Spaces”) will be located in the surface parking areas in the Complex (the “Complex Parking Area”) and such parking rights in the Complex Parking Area shall be on a non-exclusive, unreserved basis and subject to commercially reasonable rules and regulations of general applicability to tenants of the Complex from time to time in effect and of which Tenant is given notice. Subject to applicable Legal Requirements for designation of handicapped spaces and other requirements for Landlord to obtain its desired LEED certifications, Tenant's right to access and use the parking spaces located (i) in the covered parking area on the Property to be constructed by Landlord beneath the Building as part of the Landlord's Work, and (ii) in the area of the Property identified as “Area B” on the Site Plan shall be exclusive to Tenant at all times during the Lease Term. Tenant's right to access and use the parking spaces in the area of the Property identified as “Area A” on the Site Plan shall be exclusive to Tenant only on weekdays (exclusive of Holidays) and only during the hours of 7:00 a.m. to 6:00 p.m. (the “Exclusive Area A Parking Hours”) and outside of such Exclusive Area A Parking Hours, Tenant's right to access and use the parking spaces on the Property located in “Area A” shall be on a non-exclusive, unreserved, first come, first served basis. In the event that the Rentable Floor Area of the Primary Premises increases or decreases at any time during the Lease Term, the Number of Parking Spaces provided to Tenant hereunder shall be increased or reduced proportionately (subject to the provisions of subsection (B) below) in accordance with the parking ratio set forth in Section 1.2 and subject to inclusion of the Additional Parking Facility Costs (as defined in Section 18.1) in the Annual Fixed Rent for the Expansion Premises (as defined in Section 18.1)). Subject to applicable Legal Requirements for designation of handicapped spaces and other requirements for Landlord to obtain its desired LEED certification for the Property, Tenant may install (y) signs or other markings approved by Landlord (which approval will not be unreasonably withheld, conditioned or delayed) on the covered parking spaces located beneath the Building and on the parking spaces located on “Area B” of the Property to indicate that the such parking spaces are available only for use by Tenant and its employees and visitors, and (z) up to three (3) signs of a size and in locations approved by Landlord (which approval will not be unreasonably withheld) in the “Area A” parking area to indicate the use of the parking spaces in such “Area A” are reserved for Tenant's use during the Exclusive Area A Parking Hours. In no event shall Tenant install any such signage or markings on any of the actual parking spaces in such “Area A” parking area on the Property.

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Notwithstanding the foregoing, Landlord may elect at any time during the Lease Term, upon at least four (4) months prior written notice to Tenant and at Landlord's sole cost and expense, to construct a new structured parking deck in a portion of the “Area A” parking area (the “Structured Parking Deck”) shown on the Site Plan and, in such event, upon completion of the Structured Parking Deck, Tenant's exclusive right to use the parking spaces in “Area A” will be amended to consist of the right to use the parking spaces in “Area A” on a non-exclusive, unreserved, first come, first served basis, provided that, during the Exclusive Area A Parking Hours, Tenant will have the right to use, on a reserved basis, the same Number of Parking Spaces that were available to Tenant in the “Area A” parking area prior to the construction of such Structured Parking Deck. If Landlord elects to construct a Structured Parking Deck, whether pursuant to this Section 10.1 or in connection with Tenant's exercise of its expansion option under Article XVIII, Tenant acknowledges and agrees that there may be a temporary disruption in parking in the “Area A” parking area in connection with such construction and Landlord shall exercise commercially reasonable and diligent efforts to substantially complete construction of the Structured Parking Deck in a timely manner and during any temporary disruption in parking in “Area A,” Landlord shall provide Tenant with an equivalent number of alternative parking spaces for Tenant's use either elsewhere on the Complex in reasonably proximity to the Building or by the use of valet or stacked parking in the parking areas on the Property during such construction.

10.2 Parking Operations

Unless otherwise determined by Landlord, the parking areas at the Property and the Complex Parking Area will be operated on a self-parking basis, and Tenant shall be obligated to park and remove its own automobiles. The parking rights granted herein are non-transferable (other than to a permitted assignee or subtenant pursuant to the applicable provisions of Article XII hereof) but are available for use by Tenant, its permitted assignees and subtenants and their employees, contractors and invitees. Subject to Tenant's express rights under Section 10.1 of this Lease, Landlord reserves for itself and any other Complex Owner the right to alter the parking areas as it sees fit and in such case to change the parking areas including the reduction in area of the same, Tenant acknowledging that in connection with the potential expansion of buildings in the Complex or the addition of other buildings thereto, it may be necessary to make significant changes to the parking areas which may result in the reduction of the amount of parking available in the parking areas and the change of location of such parking or may change the access to or egress from the parking areas, all of which Landlord or any other owner of property in the Complex may perform in its sole and exclusive discretion so long as no such actions have a Tenant Adverse Impact. Notwithstanding the foregoing, except if required by applicable Legal Requirements or as the result of a casualty or taking pursuant to Article XIV of this Lease or an elimination of spaces due to Tenant's exercise of its adjustment option or expansion option under this Lease, in no event shall any changes to or reduction in the parking areas elected by Landlord or any other Complex Owner result in a reduction in the Number of Parking Spaces provided to Tenant pursuant to Section 1.2.

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Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, subject to provisions for reimbursement by Tenant as contained in Section 7.4 and Section 7.5 (including the exclusions from Landlord's Operating Expenses set forth in said Section 7.4), keep and maintain, or cause to be kept and maintained, the parking areas of the Property in good condition and repair, in compliance with all applicable Legal Requirements, and in a manner consistent with parking facilities in similar Class A mixed-use buildings in the Market Area, except that Landlord shall in no event be responsible to Tenant for any condition in the parking areas of the Property caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant and which is not covered by the insurance maintained or required to be maintained by Landlord pursuant to Section 13.12 of this Lease.

Tenant shall have access to the parking areas of the Property and the Off Premises Spaces twenty-four (24) hours per day, seven (7) days per week, subject to reasonable security restrictions and emergency condition.

10.3 Limitations

Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by the Rules and Regulations promulgated by Landlord with respect to the use of the parking areas on the Property (which may include vehicle stickers and/or access card programs), provided such rules and regulations are not inconsistent with Tenant's rights under this Lease, and with respect to the Off Premises Spaces, subject to commercially reasonable parking rules and regulations of general applicability to tenants of the Complex from time to time made by Master Developer of which Tenant is given notice. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Article XII or to a Permitted Occupant under Section 12.8 below. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Complex or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

ARTICLE XI

Certain Tenant Covenants

Tenant covenants and agrees to the following during the Lease Term and for such further time as Tenant occupies any part of the Premises:

11.1 To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and except as otherwise provided in Exhibit C and, as further Additional Rent, all charges for additional and special services requested by

1265 Main Street Clarks Americas, Inc. Lease

Tenant and rendered pursuant to Section 7.3. In the event Tenant pays any utilities for the Premises directly to the utility company or provider, Tenant shall, upon written request from Landlord, provide Landlord with documentation of or access to Tenant's account with such utility company or provider so that Landlord has records of the utility bills relating to the Premises.

11.2 To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises or the Building or the Complex and not to permit in the Premises any auction sale, or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first-class in the quality of its maintenance, use and occupancy, or which is contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, governmental rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E, and the National Fire Protection Association NFPA 45: Standards of Fire Protection for Laboratories Using Chemicals and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall promptly notify Landlord of any incident in, on or about the Premises, the Building or the Complex that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) upon advance written notice and at reasonable times, Landlord shall have the right to make such inspections (including testing) as Landlord shall reasonably elect from time to time to determine that Tenant is complying with the foregoing. Notwithstanding the foregoing, Tenant may use normal amounts and types of Hazardous Materials and other substances typically used for Tenant's office operations (the “Office Operations Materials”), provided that Tenant uses, stores and disposes of such Hazardous Materials and other substances in the manner which they are normally used, and in compliance with all Hazardous Materials Laws and other applicable laws, ordinances, bylaws, governmental rules and regulations, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

Notwithstanding the foregoing and in addition to the Office Operations Materials, Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, use or store any Hazardous

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Materials in the Premises (other than the Hazardous Materials listed in Exhibit S (and at no greater amounts and/or quantities than specified on Exhibit S) (“Tenant's Hazardous Materials”), provided that the same shall at all times be brought upon, kept or used in accordance with all applicable Hazardous Materials Laws (hereinafter defined) and to the extent any Alterations, including, without limitation, installation of life/safety and/or monitoring systems, are required with respect to the Premises and/or the Building under Legal Requirements or Hazardous Materials Laws as a result of Tenant's Hazardous Materials, Tenant, subject to the terms of this Lease, shall be solely responsible for performing and/or installing the same, at its cost, as a condition precedent to Tenant's right to use, store or dispose of, such Tenant's Hazardous Materials) unless the same are approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall deliver MSDS sheets (and proposed quantities) with all requests for approval of Hazardous Materials as required above, and shall be responsible for notifying all federal, state and local authorities (including the City of Waltham Fire Department) of the use, storage and disposal of Hazardous Materials by Tenant to the extent required by applicable Legal Requirements. Landlord agrees to respond to such request for approval within ten (10) business days of receipt of all of the foregoing. Tenant shall maintain at the Premises a list of all Hazardous Materials that the Tenant will keep, maintain, use or store at the Premises (the “Hazardous Materials Schedule”). On or before each anniversary of the Commencement Date, and on any earlier date during the 12-month period on which Tenant intends to add a new Hazardous Material to or increase the quantity of any Hazardous Material on the Hazardous Materials Schedule, Tenant shall update the Hazardous Materials Schedule and deliver the same to Landlord for Landlord's approval with respect to such new or increased Hazardous Materials as required above. The Hazardous Materials Schedule shall be reasonably available to the Landlord at the Premises upon the Landlord's written request. In addition, prior to the expiration or earlier termination of the Term, Tenant shall clean and leave the workshop area of the Premises and the Building (and the piping, sewage or waste disposal system, supply lines, drains and storage containers and basins serving the same, and all exhaust or other ductwork)free of all Hazardous Materials resulting from Tenant's use or occupancy of the Premises.

Landlord represents to Tenant that general office and accessory storage, and design and fabrication workshop for shoes and molds in an area not to exceed 2,500 rentable square feet of the Building are permitted uses as of right in the Building.

11.3 Not to obstruct in any manner any portion of the Building or the Property not hereby leased or any portion thereof or any portion of the Complex used by Tenant in common with others; nor without prior consent of Landlord, and subject to Tenant's express rights under Article XVII, to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Property and their facilities and approaches, and provided such rules and regulations are not inconsistent with Tenant's rights under this Lease.

1265 Main Street Clarks Americas, Inc. Lease

11.4 Subject to the provisions of Section 8.1, to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use.

11.5 Not to place a load upon any floor in the Premises exceeding an average rate of 100 pounds of live load (including 20 pounds allocated for partitions) per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant's business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

11.6 To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

11.7 Subject to Landlord's obligation to perform the Landlord's Work in compliance with all applicable Legal Requirements and Landlord's obligations under Sections 7.1 and 7.2 of this Lease, to comply with all applicable Legal Requirements now or hereafter in force regarding the operation of Tenant's business or which impose a duty on Landlord or Tenant relating to or as a result of Tenant's particular use or occupancy of the Premises (as opposed to general office use); provided that Tenant shall not be required to make any alterations or additions required by Legal Requirements to be made to the Premises, the Building (including the Structural Elements and any of the base building systems), or the Common Areas of the Property to comply with Legal Requirements unless such alterations or additions are required by reason of: (x) Tenant's use of the Premises for other than general office use or Tenant's particular manner of use or manner of operation of Tenant's business, or (y) alterations, additions, or improvements made by or on behalf of Tenant (exclusive of the Landlord's Work). Tenant shall obtain and maintain all permits, licenses and the like, required by applicable Legal Requirements (including a certificate of occupancy following performance of Tenant's Work) in respect of Tenant's business and Tenant's use or occupancy of the Premises. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of any public authority, and may defer compliance with any such Legal Requirement that Tenant is obligated to comply with pursuant to this Section 11.7, provided that (i) Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the Premises, or any part thereof, or the Building, or any part thereof, be subjected to any lien (unless Tenant shall remove such lien by bonding or otherwise) or encumbrance, by reason of non-compliance or otherwise by reason of such contest; (ii) no unsafe or hazardous condition remains unremedied and non-performance will not render or threaten to render Landlord or Tenant in violation of any statutory repair

1265 Main Street Clarks Americas, Inc. Lease

obligations applicable to the Premises or the Building; (iii) such non-compliance or contest shall not constitute or result in any violation of any mortgage or ground lease encumbering the Building or the Complex, or if any such mortgage or ground lease shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; (iv) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses in connection with the operation of the Building or the performance of the Landlord's Work; and (v) Tenant shall keep Landlord advised as to the status of such proceedings. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.7. Tenant shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance.

11.8 Landlord encourages all employers at the Complex to become members of the 128 Business Council and to participate in programs offered by the Massachusetts Bay Transit Authority or other entities designed to encourage the use of mass transit. Landlord encourages all tenants in the Building to provide subsidies for the purchase by their employees of monthly transit passes and to inform their employees of the benefits of using monthly transit passes. The provision of transit pass subsidies may also offer certain benefits to employers under tax law.

11.9 Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and to not unreasonably interfere with Building construction or operation. If Landlord notifies Tenant that a vendor engaged by Tenant is causing or is likely to cause any labor disruption or disharmony or is otherwise interfering with Landlord's operation of the Building, Landlord and Tenant agree to reasonably cooperate in good faith to promptly resolve any such disruption, disharmony or interference, as the case may be, provided that if such disruption, disharmony or interference is not resolved within a time period reasonably designated by Landlord, Tenant shall immediately dismiss such vendor. Tenant shall provide Landlord with reasonable prior notice of the identification of any vendors performing services in or to the Premises and insurance certificates required pursuant to Section 13.14 of this Lease. Any vendors performing work on behalf of Tenant in the Premises or the Building which, under applicable Legal Requirements, requires the issuance of a building permit shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed.

11.10 (A) As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person,

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group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation unless expressly authorized by OFAC or expressly exempted by statute, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation unless expressly authorized by OFAC or expressly exempted by statute. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an Event of Default by Tenant under Section 15.1(d) of this Lease and shall be covered by the indemnity provisions of Section 13.1 below, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (A) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (1) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States or United Kingdom national stock exchange or (2) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Tenant.

(B) As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any Prohibited Person; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person that either causes or may cause Tenant to be in violation of any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by an person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

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ARTICLE XII

Assignment and Subletting

12.1 Restrictions on Transfer

Except as otherwise expressly provided herein. Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. If and so long as Tenant is a corporation with fewer than five hundred (500) shareholders or a limited liability company or a partnership, an assignment, within the meaning of this Article XII, shall be deemed to include one or more sales or transfers of stock or membership or partnership interests, by operation of law or otherwise, or the issuance of new stock or membership or partnership interests, by which an aggregate of more than fifty percent (50%) of Tenant's stock or membership or partnership interests shall be vested in a party or parties who are not stockholders or members or partners as of the date hereof, except that, notwithstanding the foregoing, the following shall not be considered an assignment or other transfer and is not subject to Landlord's consent under the provisions of this Article XII or otherwise: (a) a public offering of any stock of Tenant or any successor, assignee or subtenant; and (b) the transfer of the outstanding capital stock of or equity interests in Tenant or any other publicly traded entity by persons or parties through the “over the counter market” or through any recognized stock exchange shall not be deemed an assignment of this Lease. For the purpose of this Section 12.1, ownership of stock or membership or partnership interests shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any subsequent law. In addition, the merger or consolidation of Tenant into or with any other entity, or the sale of all or substantially all of its assets, shall be deemed to be an assignment within the meaning of this Article XII. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall, at Landlord's election, be void; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof. The limitations of this Section 12.1 shall be deemed to apply to any guarantor(s) of this Lease.

12.2 Tenant's Notice

Notwithstanding the provisions of Section 12.1 above, in the event Tenant desires to assign this Lease or to sublet the Premises (in whole or in part), Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment pursuant to Section 12.4 below, such information as to the proposed assignee's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in said

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Section 12.4 (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, and (d) in the case of a proposed assignment or subletting pursuant to Section 12.4 below, all other information necessary to make the determination referred to in said Section 12.4. In the case of a proposed assignment or subletting pursuant to Section 12.5 below, a notice shall be sent to Landlord providing the information in clause (a) of this Section 12.2 and such other information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.5.

12.3 Landlord's Termination Right

In the event Tenant desires to (a) assign this Lease, or (b) to sublet all or substantially all of the total Rentable Floor Area of the Primary Premises for a term equal to all or substantially all of the remaining Term hereof (any such sublease being hereinafter referred to as a “Major Sublease”), Tenant shall give Landlord either (y) a Proposed Transfer Notice of any proposed sublease or assignment in the event Tenant already has a specific assignment or sublease transaction or (z) a notice stating that Tenant is contemplating entering into an assignment or Major Sublease (either such notice being hereinafter referred to as a “Notice of Intent to Transfer”) and Landlord shall have the right at its sole option, to be exercised (1) within thirty (30) days after receipt of Tenant's Notice of Intent to Transfer, or (2) within fifteen (15) business days after receipt of Tenant's Proposed Transfer Notice (such response time period, as applicable to the type of notice received from Tenant, being referred to herein as the “Acceptance Period”), to terminate this Lease as of a date specified in a notice to Tenant, which date shall be not earlier than one hundred twenty (120) days nor later than one hundred eighty (180) days after Landlord's notice to Tenant. In the event Landlord exercises such right of termination, Tenant may rescind Tenant's Notice of Intent to Transfer by delivering written notice thereof to Landlord within five (5) business days after Landlord's termination notice, in which case such Tenant's Notice of Intent to Transfer shall be deemed rescinded and void and of no further force and effect and Tenant shall not proceed with the proposed transfer. Upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date.

In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section, the provisions of Sections 12.4, 12.6 and 12.7 shall be applicable. This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.5. For purposes of this Section 12.3, a sublease shall be deemed to be for all or substantially all of the Premises if the proposed sublease space contains at least 90% of the total Rentable Floor Area of the Premises and a sublease shall be deemed to be for all or substantially all of the remaining Term of this Lease if such sublease would expire with less than twelve (12) months remaining prior to the expiration of the Term (taking into account any extension option previously exercised

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by Tenant). Notwithstanding anything herein to the contrary, if Landlord fails to exercise its rights under this Lease with respect to a Notice of Intent to Transfer within the Acceptance Period, Landlord will not thereafter have the right to exercise its rights under this Section 12.3 with respect to a Proposed Transfer Notice for any portion of the space identified in Tenant's previous Notice of Intent to Transfer provided Tenant's Proposed Transfer Notice is received within the one hundred fifty (150) day time period set forth in Section 12.4 below.

12.4 Consent of Landlord

Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 12.3, or shall have failed to give any or timely notice under Section 12.3, then for a period of one hundred fifty (150) days after (i) the receipt of Landlord's notice stating that Landlord does not elect to exercise the termination right, or (ii) the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 12.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the whole (but not part) of the Premises in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any disapproval by Landlord of a proposed assignment or subletting shall set forth in reasonable detail the reason or reasons therefor.

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a) the proposed assignee or subtenant is a tenant elsewhere in the Complex or is (or within the previous sixty (60) days has been) in active negotiation (meaning that the prospective landlord entity has issued or received a lease proposal with such party) with Landlord, Overlandlord, or any affiliate of Landlord or Overlandlord for premises in the Building or elsewhere in the Complex or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency or to a so-called “call center”). Notwithstanding the foregoing, Tenant may sublease all or a portion of the Premises (the “Subleased Premises”) to a tenant of the Building or elsewhere within the Complex if such subtenant's need, as to the size of premises and length of term, cannot then (i.e., at the time that Tenant's sublease would commence) be satisfied by Landlord or its affiliates within the Building or the Complex; or

(b) the proposed assignee or any subtenant subleasing more than forty percent (40%) of the Premises does not possess adequate financial capability to perform the Tenant obligations as and when due or required; or

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(c) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.2 hereof; or

(d) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden generated by normal and customary office usage; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises. Notwithstanding the foregoing, if Landlord objects to a proposed assignee or subtenant on the grounds of subsection (i) or (ii) of this Section 12.4(d), Tenant may overcome such objection by agreeing to pay the amount of such increase; or

(e) there shall be existing an Event of Default (defined in Section 15.1) or there have been three (3) or more Event of Default occurrences within the twelve (12) months immediately preceding Landlord's receipt of Tenant's Proposed Transfer Notice; or

(f) any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates; or

(g) with respect to a proposed assignment or a sublease of 50% or more of the Premises, the holder of any mortgage on property which includes the Premises having approval rights over such proposed assignment or sublease does not approve of the same (where such holder has approval rights pursuant to the terms of the mortgage), which approval will not be unreasonably withheld, conditioned or delayed in accordance with the terms of this Article XII; or

(h) due to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Complex, including, without limitation, the Retail Portion of the Complex.

Notwithstanding the foregoing, Tenant's right to sublease all or any portion of the Premises shall not be restricted by Landlord (x) due to the financial condition of the subtenant or (y) by any rent hurdle or other rental threshold that Landlord may deem needed in order to consent to a proposed sublease.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be

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executed and delivered to Landlord within ninety (90) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 12.2 shall be applicable.

At the written request of Tenant, Landlord will approve or disapprove of a proposed transferee prior to receiving a final, executed copy of the proposed assignment, sublease and other contractual documents, provided that (i) Landlord has been provided with sufficient information to make such decision, and (ii) any approval by Landlord of a proposed transferee shall be conditioned upon Landlord's subsequent approval of the actual signed assignment, sublease or other contractual documents that are entered into to effectuate the proposed Transfer. Notwithstanding the foregoing, Landlord's approval shall be null and void and deemed withdrawn if Tenant does not, within ninety (90) days of Tenant's initial request for Landlord's approval, enter into an assignment or sublease upon substantially the same economic and other material terms as were set forth in the documentation previously delivered to Landlord.

12.5 Exceptions

Notwithstanding the provisions of Sections 12.1, 12.3 and 12.4 above or the provisions of Section 12.6 below, but subject to the provisions of Section 12.2 (as qualified below) and Section 12.7 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) without the consent of Landlord but after reasonable advance notice (not less than fifteen (15) days before the effective date of the assignment or subletting except that if prior notice to Landlord of such assignment, sublease or transfer is prohibited by applicable securities laws, then Tenant shall deliver such notice to Landlord as soon as it is legally permitted to do so, but not later than the date five (5) business days after the occurrence of the proposed assignment, sublease or transfer in question and, if such transfer is subject to a confidentiality agreement, Tenant may require Landlord to first execute a commercially reasonable confidentiality agreement) to any other entity (the “Successor Entity”) (i) which controls or is controlled by Tenant, or (ii) which is under common control with Tenant, or (iii) which purchases all or substantially all of the assets and business of Tenant, or (iv) which purchases a controlling interest in Tenant, or (v) which merges or combines with Tenant, provided that, with respect to any assignment to a Successor Entity, the combined tangible net worth (determined in accordance with generally accepted accounting principles consistently applied and using the most recent financial statements) of the Successor Entity, Tenant and Guarantor is the same or better than the combined tangible net worths of Tenant and Guarantor as of the date of this Lease (the foregoing transferees referred to, individually or collectively, as a “Permitted Transferee”). Except in cases of statutory merger, in which case the surviving entity in the merger shall be liable as the Tenant under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Permitted Transferee. If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary, such cessation shall be considered an assignment or subletting requiring Landlord's consent.

12.6 Profit on Subleasing or Assignment

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In the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.5 above) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any, actually received by Tenant shall be paid to Landlord. The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, additional rent and all other charges and sums actually received by Tenant either initially or over the term of the sublease or assignment plus all other profits and increases actually received by Tenant as a result of such subletting or assignment (exclusive of amounts paid to Tenant for the purchase or lease of personal property or equipment of Tenant except to the extent such amounts exceed the fair market value or rental value of the same), after first deducting all reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be customary transaction costs, including rent concessions, architectural fees, reasonable attorneys' fees, moving expenses, brokerage commissions, improvement expenses paid by Tenant and alteration allowances associated with the subleasing or assignment at issue), in each case actually paid and, with respect to an assignment only, the unamortized costs of leasehold improvements paid for by Tenant in excess of Landlord's Contribution to the extent the assignee has paid consideration specifically on account of the same), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) business days of receipt of same by Tenant.

12.7 Additional Conditions

(A) It shall be a condition of the validity of any assignment or subletting consented to under Section 12.4 above, or any assignment or subletting of right under Section 12.5 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound directly to Landlord for all the obligations of the Tenant under this Lease (including any amendments or extensions thereof), including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 12.5, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Article XII hereof and (c) to indemnify the “Landlord Parties” (as defined in Section 13.13) as provided

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in Section 13.1 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant's control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.

(B) As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord's review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of (i) $1,000.00 and/or (ii) reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request up to a maximum of Five Thousand and 00/100 Dollars ($5,000.00) in connection with any single request for consent.

(C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, at any time and from time to time after the occurrence of an Event of Default by Tenant, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Article XII hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D) The consent by Landlord to an assignment or subletting under Section 12.4 above, or the consummation of an assignment or subletting of right under Section 12.5 above, shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

(E) On or after the occurrence of a monetary or material non-monetary “Event of Default” (defined in Section 15.1) and except in connection with transfer permitted without Landlord's consent under Section 12.5 above, Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits.

(F) Without limiting Tenant's obligations under Article IX and except as expressly provided in Section 12.3 above, Tenant shall be responsible, at Tenant's sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or

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subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

(G) In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable Legal Requirements and any alterations must be approved by Landlord in accordance with Article IX, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) there shall be no more than six (6) subleases in effect in the Premises at any given time.

12.8 Permitted Occupants

Notwithstanding anything in this Article XII to the contrary, Tenant shall have the right, without the consent of Landlord (but upon reasonable prior notice to Landlord), to permit the use or occupancy of space in the Premises by any affiliate, subsidiary or other related entity of Tenant or, with respect to a portion of the Premises that is not separately demised and consists of not more than 25,000 rentable square feet of the Premises in the aggregate for periods of less than one (1) year at a time, by (i) subject to the terms of Section 11.10, one or more licenses to a licensee-operator of any amenities or service areas within the Premises, including, without limitation, Tenant's office service centers within the Premises, and/or (ii) persons who have an ongoing contractual or other business relationship with Tenant providing for cooperative or collaborative research and development such that such occupants have a reasonable need to work in proximity with Tenant or which (such persons who shall be permitted to occupy portions of the Premises pursuant to this Section 12.8 being referred to individually as a “Permitted Occupant,” or collectively as the “Permitted Occupants”); provided that (x) the Permitted Occupants shall use the Premises in conformity with all applicable provisions of this Lease, (y) such occupancy will terminate automatically upon the expiration or earlier termination of this Lease and (z) Tenant shall remain frilly liable for the acts or omissions of the Permitted Occupants in the Premises and at the Property.

ARTICLE XIII

Indemnity and Insurance

13.1 Tenant's Indemnity

(A) Indemnity. To the fullest extent permitted by law, but subject to the limitations in Section 7.8 above and Sections 13.13 (waiver of subrogation) and 16.24 below, Tenant waives any right to contribution against the Landlord Parties (as hereinafter defined) and agrees to indemnify and save harmless the Landlord Parties and Overlandlord from and against claims of whatever nature by a third

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party arising from or claimed to have arisen from (i) any negligence or willful misconduct of the Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building, the Common Areas or the Complex, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify (y) a Landlord Party for any claims to the extent that such Landlord Party's damages result from the negligence or willful misconduct or breach of this Lease by any of the Landlord Parties, or (z) Overlandlord for any claims to the extent that Overlandlord's damages result from the negligence or willful misconduct by Overlandlord or any of Overlandlord's agents, employees or contractors.

(B) No limitation. The indemnification obligations under this Section 13.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers' compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon the acts set forth in this Section 13.1(B).

(C) Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

(D) Survival. The terms of this Section 13.1 shall survive any termination or expiration of this Lease.

(E) Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim. Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant's

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insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties acting in a commercially reasonable manner, provided, however, Landlord shall not be liable to Tenant or any other party if Tenant's insurer does not agree with the decision of any such Landlord Parties.

13.2 Tenant's Risk

Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Complex as Tenant is given the right to use by this Lease at Tenant's own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Complex, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Complex, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Complex, or from drains, pipes or plumbing fixtures in the Building or the Complex. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

13.3 Tenant's Commercial General Liability Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage and which includes this Lease as an insured contract. The minimum limits of liability of such insurance shall be Ten Million Dollars ($10,000,000.00) per occurrence, which may be satisfied through a combination of primary and excess/umbrella insurance. In addition, in

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the event Tenant hosts a function in the Premises, in the Building or on the Property, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

13.4 Tenant's Property Insurance

Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and containing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant's property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, and other property of Tenant located at the Premises, which are permitted to be removed by Tenant at the expiration or earlier termination of the Lease Term except to the extent paid for by Landlord (collectively “Tenant's Property”). The business interruption insurance required by this Section 13.4 shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Annual Fixed Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant's Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant's expense, shall also maintain, or shall cause its contractor(s) to maintain, builder's risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Lease. In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article XIV. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article XIV), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

13.5 Tenant's Other Insurance

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Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker's compensation insurance; and (3) employer's liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

13.6 Requirements for Tenant's Insurance

All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that (i) are admitted to do business, and are in good standing in the Commonwealth of Massachusetts or, with respect to the excess/umbrella coverage required under this Section 13.3 above, is legally allowed to insure losses in Massachusetts, and (ii) have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best's Key Rating Guide (or such similar rating as may be reasonably selected by Landlord) or, if such Best's rating is at any time not obtainable in the industry, then the Tenant insurer shall have a reasonably equivalent rating from a comparable rating agency reasonably acceptable to Landlord. If and so long as Tenant's excess/umbrella liability policy is carried by Guarantor and is issued by a London domiciled insurance carrier, then such excess/umbrella policy shall at all times include Tenant as a named insured under the policy, and the insurer may satisfy the rating requirement set forth in this Section 13.6 if the insurer has a rating of AA in the most current Standard & Poor's Rating Services. All such insurance shall: (1) be in commercially reasonable form and content reasonably acceptable to Landlord; (2) be primary and noncontributory (including all primary and excess/umbrella policies); and (3) if reasonably obtainable, contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord thirty (30) days' prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action, and in any event, Tenant shall provide Landlord with at least thirty (30) days' prior written notice of any such cancellation, failure to renew or reduction in the amounts or types of such insurance below the minimum amounts and coverages required under this Lease. No such policy shall contain any self-insured retention greater than Five Hundred Thousand Dollars ($500,000.00) for property insurance and Fifty Thousand Dollars ($50,000.00) for commercial general liability insurance. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.13 below. Landlord reserves the right from time to time, but not sooner than the first anniversary of the Commencement Date, to require

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Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such certificates as required by this Article, Landlord may, at its option, on five (5) business days' notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after delivery to Tenant of bills therefor.

13.7 Additional Insureds

To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 13.3 of this Lease, shall name Landlord, Landlord's managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

13.8 Certificates of Insurance

On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least ten (10) days prior to the expiration date of each policy for which a certificate was furnished (acceptable forms of such certificates as of the date hereof for liability and property insurance, respectively, are attached as Exhibit J, however, other then equivalent forms may be acceptable). Failure by the Tenant to provide the certificates or letters required by this Section 13.8 shall not be deemed to be a waiver of the requirements in this Section 13.8. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord's request.

13.9 Subtenants and Other Occupants

Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 13.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article, provided, however, with respect to a subtenant of less than all or substantially all of the Premises, Landlord will only require such subtenant to carry the same insurance as Landlord requires of Landlord's direct tenants of comparable size as the subleased

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premises. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

13.10 No Violation of Building Policies

Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Complex and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord's right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Complex or the property of Landlord in amounts reasonably satisfactory to Landlord.

13.11 Tenant to Pay Premium Increases

If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Building or the Complex shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other Complex Owner(s) for the additional insurance premiums thereafter paid by Landlord or by such other Complex Owner(s) which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord's demand.

13.12 Landlord's Insurance

(a) Required insurance. Landlord shall maintain (i) insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building, (ii) insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord, and (iii) commercial general liability coverage with respect to the Property with the same minimum limits required to be carried by Tenant pursuant to Section 13.3 above of this Lease. Any and all such insurance (x) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, (y) may be written with deductibles as reasonably determined by Landlord and (z) shall be included in Landlord's Operating Expenses in accordance with Section 7.5. Such insurance shall be maintained with an insurance

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company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

(b) Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Complex, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building or the Complex. The cost of all such additional insurance shall also be part of the Landlord's Operating Expenses.

(c) Blanket and self-insurance. Any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Landlord's Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.13 below and for purposes of Landlord's obligations under Article XIV below.

(d) No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant's Property, including any such property or work of Tenant's subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant's or any subtenant's or occupant's business.

13.13 Waiver of Subrogation

To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all “Tenant Parties” (hereinafter defined), and in the case of Tenant, against all “Landlord Parties” (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any property insurance policy required by this Lease or which would have been so insured had the party carried the property insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties' waiver and release

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of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord's managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

13.14 Tenant's Work

During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer's liability, builder's risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord's written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant's contractors and their subcontractors of all tiers pursuant to this section shall name Landlord and the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or services (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

13.15 Landlord's Indemnity

Subject to the limitations in Sections 13.2 and 13.13 of this Article and in Section 16.24, and to the extent not resulting from the negligence or misconduct of Tenant, any Tenant Party or any of their respective contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant and the Tenant Parties from and against any claims of whatever nature by a third party arising from any injury to any person or property damage occurring in or at the Property after the Commencement Date and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the performance of the Landlord's Work or from the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, or from any breach or default by Landlord in the performance or observance

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of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages. Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. Landlord shall have the right, but not the duty, to defend the claim. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to indemnify Tenant for any claims to the extent that Tenant's damages result from the negligence or willful misconduct or breach of this Lease by Tenant or any of the Tenant Parties. The terms of this Section 13.15 shall survive any termination or expiration of this Lease. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by Tenant in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against Tenant by reason of any such claim. Landlord shall resist and defend such action or proceeding on behalf of Tenant by counsel appointed by Landlord's insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to Tenant. Tenant shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of Tenant.

ARTICLE XIV

Fire, Casualty and Taking

14.1 Damage Resulting from Casualty

In case during the Lease Term the Building or the Property are damaged by fire or other casualty, Landlord shall within sixty (60) days after the occurrence thereof, subject to Force Majeure and/or delays caused by Tenant, notify Tenant in writing of Landlord's reasonable estimate of the length of time necessary to repair or restore such fire or casualty damage from the time that repair work would commence (“Landlord's Restoration Estimate”). If the Building is materially damaged by fire or casualty, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time that repair work would commence as reasonably determined by Landlord, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination, provided,' however, that Landlord shall only be permitted to terminate this Lease on account of such damage if Landlord terminates the leases of at least 75% of the office tenants in the Building similarly affected by the casualty (where Landlord has a termination right thereunder). The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

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If the Premises is materially damaged and Landlord's Restoration Estimate exceeds two hundred ten (210) days from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within ten (10) business days after the receipt of Landlord's Restoration Estimate, specifying the effective date of termination. The effective date of termination specified by Tenant shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

If during the last Lease Year of the Lease Term (as it may have been extended), the Building shall be damaged by fire or casualty and such fire or casualty damage to the Premises cannot reasonably be expected to be repaired or restored within one hundred twenty (120) days from the time that repair or restoration work would commence as reasonably determined by Landlord, then Tenant shall have the right, by giving notice to Landlord not later than thirty (30) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

If the Building or any part thereof is damaged by fire or casualty and this Lease is not so terminated, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Building as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building, Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property (as defined in Section 13.4 hereof), except as expressly provided in the immediately following paragraph of this Section 14.1) into proper condition for the lawful and safe use and occupation and a just proportion of the Annual Fixed Rent, the Operating Expenses Allocable to the Premises and Landlord's Tax Expenses Allocable to the Premises according to the nature and extent of the injury to the Premises shall be abated from the date of casualty until the date that is thirty (30) days following the date that the Premises shall have been put by Landlord substantially into such condition. Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repairs and restoration any amount in excess of the net insurance proceeds.

Notwithstanding the foregoing, if Landlord is proceeding with the restoration of the Building and the Premises in accordance with the previous paragraph, Landlord shall also restore any alterations, additions or improvements within the Premises that are part of Tenant's Property (x) which have previously been approved by Landlord in accordance with the terms and provisions of this Lease and (y) with respect to which Tenant has carried “all risk” insurance covering the loss or damage in accordance with Section 13.4 below and pays the proceeds of such insurance (or an amount equivalent thereto) to Landlord within five (5) business days following Landlord's written request); provided, however, that in no event shall Landlord be required to fund any insufficiency in the insurance proceeds (or equivalent amount) provided by Tenant with respect to such loss

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or damage (or to fund any of the costs of restoration in the absence of any payment by Tenant).

Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within one (1) year from the date of the casualty, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow (but in no event beyond eighteen (18) months from the date of the casualty or taking). Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such one-year (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30) day period such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. The term “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond a party's control or attributable to the action or inaction of the other party.

In the event of any casualty to the parking facilities on the Property that results in Tenant's inability to use the Number of Parking Spaces set forth in Section 1.2 of this Lease, Landlord shall provide Tenant with the right to use an equivalent number of the lost parking spaces within a reasonable proximity to the Building within ninety (90) days following the date of such casualty.

14.2 Uninsured Casualty

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained (or required to be maintained pursuant to the terms of this Lease) by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to Tenant given within thirty (30) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

14.3 Rights of Termination for Taking

If the entire Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of

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such possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. In addition, if twenty-five percent (25%) or more of the parking facilities on the Property shall be taken by condemnation or right of eminent domain and Landlord is unable to provide Tenant, within ninety (90) days after the effective date of such taking, with a substitute location for parking (at the Number of Parking Spaces set forth in Section 1.2) within a reasonable proximity to the Building, then Tenant may terminate this Lease by notice to Landlord of its desire to do so, provided that such notice is given no earlier than ninety (90) nor later than one hundred twenty (120) days after the effective date of such taking.

Further, if so much of the Building or the Complex shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Premises as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, Operating Expenses Allocable to the Premises and Landlord's Tax Expenses Allocable to the Premises shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Operating Expenses Allocable to the Premises and Landlord's Tax Expenses Allocable to the Premises shall be abated for the remainder of the Lease Term.

14.4 Award

Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Complex, and the Garage and the leasehold

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interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses, and the unamortized cost of leasehold improvements and Alterations paid for by Tenant, including, the Tenant's Work to the extent not paid for out of the Landlord's Contribution, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XV

Default

15.1 Tenant's Default

This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default” a “default of Tenant” or similar reference) shall occur and not be cured prior to the expiration of the grace period (if any) herein provided, as follows:

(a) Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) business days after written notice from Landlord thereof; or

(b) Landlord having rightfully given the written notice specified in (a) above to Tenant twice in any twelve (12) month period, Tenant shall fail thereafter to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable; or

(c) Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article XII of this Lease and the same continues for fifteen (15) business days after written notice from Landlord thereof; or

(d) Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately jeopardize Landlord's interest (such as, but without limitation, failure to maintain general liability insurance, or the employment of labor and contractors within the Premises which interfere with Landlord's work, in violation of Sections 9.3, 11.2 or 11.10 or Exhibit B or a failure to observe the

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requirements of Section 11.2), and such failure continues for three (3) business days after notice from Landlord to Tenant thereof; or

(e) Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(f) Tenant's estate hereby created shall be taken on execution or by other process of law and shall remain undismissed or unstayed for ninety (90) days; or

(g) Tenant shall make a general assignment or trust mortgage arrangement, so-called, of a material portion of its assets for the benefit of its creditors; or

(h) Tenant shall judicially be declared bankrupt or insolvent according to law; or

(i) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction; or

(j) any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within sixty (60) days after the institution of the same; or

(k) Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

(l) Tenant otherwise abandons or vacates the Premises and leaves the same in an unsafe condition or in a manner that detracts from the first class appearance of the Building (and taking into consideration that Tenant is not actively operating business in the Premises).

15.2 Termination: Re-Entry

Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit

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hereof or consent in a former instance), Landlord or Landlord's agents or servants may give to Tenant a notice (hereinafter called “notice of termination”) terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

Upon a termination of this Lease, Landlord or Landlord's agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

The words “re-enter” and “re-entry” as used throughout this Article XV are not restricted to their technical legal meanings.

15.3 Continued Liability; Re-Letting

If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have

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not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord and its affiliates markets other premises within Landlord's or its affiliates' control in the Market Area shall be deemed to have satisfied Landlord's obligation to use “reasonable efforts” hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Building.

Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord shall not be entitled to accelerate any portion of the Annual Fixed Rent or any Additional Rent payable under this Lease on account of a Default of Tenant or termination of this Lease or Tenant's right to possession of the Premises except as expressly set forth Section 15.4 below.

15.4 Liquidated Damages

Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant not later than twelve (12) months after the effective termination date of this Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice and all expenses which Landlord may have incurred with respect to the collection of such damages, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, using the Federal Reserve discount rate (or equivalent), of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, using the Federal Reserve discount rate (or equivalent), of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re-leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice as reasonably determined by Landlord.

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For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming the Landlord's Tax Expenses Allocable to the Premises under Section 6.2 and the Operating Expenses Allocable to the Premises under Section 7.5 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.5 Waiver of Redemption

Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.6 Landlord's Default

Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (ten (10) business days in the event of non-payment of a monetary obligation of Landlord to Tenant), or such additional time as is commercially reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

Except to the extent expressly provided in this Lease, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim as provided in Section 16.24 of this Lease.

ARTICLE XVI

Miscellaneous Provisions

16.1 Waiver

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Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.

Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2 Cumulative Remedies

Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.3 Quiet Enjoyment

This Lease is subject and subordinate to all matters of record, provided that, except with respect to the Overlease, the Declaration or any mortgages which shall be governed by Section 16.13 and Section 16.12 of this Lease, respectively, any such future matters of record to which this Lease is subject and subordinate shall not have any Tenant Adverse Impact. Landlord agrees that, upon Tenant's paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, and so long as an Event of Default by Tenant is not in existence under this Lease, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease (exclusive of any period during which Tenant is holding over after the expiration or

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termination of this Lease without the consent of Landlord), without interruption or disturbance from Overlandlord or Landlord or persons claiming through or under Overlandlord or Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord's interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners or successors in interest of Landlord's interest under this Lease, including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4 Surrender

(A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B) Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5.

16.5 Brokerage

(A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof (the “Broker”); and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Broker; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers including the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord's selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of

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loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker for the Original Lease Term pursuant to a separate written agreement between Landlord and such Brokers.

16.6 Invalidity of Particular Provisions

If any term or provision of this Lease, including but not limited to any waiver of contribution or claims, indemnity, obligation, or limitation of liability or of damages, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7 Provisions Binding, Etc.

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant or Landlord shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof and for those assignments to a Permitted Transferee for which Landlord's consent is expressly not required pursuant to Section 12.5 of this Lease.

16.8 Recording; Confidentiality

Landlord and Tenant agree not to record the within Lease, but simultaneously with their execution and delivery of this Lease to execute and deliver a Notice of Lease in the form attached hereto as Exhibit L. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Each of Landlord and Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law (or except with the written consent of the other) it shall not disclose the economic or other material terms (excluding the general existence of the Lease) of this Lease or any material details pertaining to the other party's business to any third party except for its advisors, brokers, partners, lenders, accountants, attorneys, and to prospective investors, lenders, assignees and subtenants who have been advised of the confidentiality provisions contained herein and have agreed to be bound thereby. In the event either party is required by law to provide this Lease or disclose any of its terms, the disclosing party shall give the other

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party prompt notice of such requirement prior to making disclosure so that such other party may seek an appropriate protective order; provided, however, that the requirements set forth in this sentence shall not apply to the initial disclosure of this Lease pursuant to Tenant's or Guarantor's Form 10Q or Form l0K filings. If failing the entry of a protective order the disclosing party is compelled to make disclosure, the disclosing party shall only disclose portions of the Lease which such party is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed. Notwithstanding the foregoing, Tenant acknowledges and agrees that Landlord will and may report financial information regarding rents and other information about Building operations and revenues to (among others) analysts, regulatory authorities and prospective buyers, investors and lenders, and the financial terms of this Lease may be included in a consolidated manner with such information, provided, however, that except for the submission of the rent roll for the Building, such information will not specifically identify Tenant.

16.9 Notices and Time for Action

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by recognized overnight or other commercial courier with receipted proof of delivery and with postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth in Article 1 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: Regional General Counsel.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice), with a copy to Eric R. Allon, Esquire, Bemkopf Goodman LLP, Two Seaport Lane, 9th Floor, Boston, MA 02210.

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

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Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10 When Lease Becomes Binding and Authority

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof. Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Landlord and Tenant has been duly authorized to do so.

16.11 Paragraph Headings

The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12 Rights of Mortgagee

This Lease shall be subject and subordinate to any mortgage hereafter on the Building or the Property and/or Landlord's interest in the Overlease and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore, provided, however, that in consideration of and as a condition precedent to Tenant's agreement to subordinate this Lease with respect to mortgages hereafter placed on the Building or the Property by Landlord shall be the receipt by Tenant of a subordination, non-disturbance and attornment agreement (an “Lender SNDA”) for the benefit of Tenant on a mutually agreeable form and with commercially reasonable terms and qualifications from and wherein the applicable mortgagee expressly recognizes the rights and benefits of Tenant and the obligations of Landlord under this Lease and further provides that, so long as there is no Event of Default of Tenant in existence, Tenant's occupancy will not be disturbed. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its

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landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

Landlord hereby represents that as of the date of this Lease, there is no mortgage or ground lease currently encumbering the Building or the Property, except for the Overlease.

If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

16.13 Rights of Ground Lessor

This Lease is subject and subordinate to the Overlease and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, such subordination shall be subject to the terms and conditions set forth in the subordination, non-disturbance and attornment agreement (the “Overlease SNDA”) in the form of Exhibit O attached hereto and Landlord, Tenant and Overlandlord shall, simultaneously with the execution and delivery of this Lease, execute and deliver the Overlease SNDA.

If Landlord's interest in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, the holder of the ground lessor's interest in such lease shall enter into a mutually agreeable recognition agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize this Lease and the rights granted to Tenant under this Lease, including, without limitation, Tenant's right to use and occupy the Premises and the appurtenant rights granted under this Lease so long as there is no Event of Default of Tenant under this Lease, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease and assumes the obligations of Landlord under this Lease. Notwithstanding the foregoing, the Overlease SNDA shall govern with respect to the Overlease.

16.14 Notice to Mortgagee and Ground Lessor

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After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the leased premises, no notice of a default from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and, subject to the terms mutually agreed to in a Lender SNDA with the holder or in a recognition agreement with the ground lessor, as applicable, the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest). If any mortgage is listed on Exhibit I then the same shall constitute notice from the holder of such mortgage for the purposes of this Section 16.14.

16.15 Assignment of Rents

With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees, subject to the terms and conditions of any Lender SNDA then in effect and the terms of the Overlease SNDA:

(a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect or upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor agrees in a written non-disturbance agreement reasonably acceptable to Tenant to recognize the rights of Tenant under this Lease, including the right of Tenant to use and occupy the Premises and the appurtenant rights granted to Tenant so long as there is no Event of Default under this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor. Tenant acknowledges that it has been informed by Landlord that Landlord has entered into certain agreements with its lenders (“Lenders”) which require

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it to include in this Lease (and requires Tenant to include in any sublease which may be permitted hereunder) the following provisions: (i) no rent payable under this Lease or under any such sublease may be based in whole or in part on the income or profits derived from the Premises or any subleased premises except for percentage rent based on gross (not net) receipts or sales; (ii) if Lenders succeed to the Landlord's interests under this Lease and are advised by Lenders' counsel that all or any portion of the rent payable under this Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code of the 1986, as amended, or the regulations issued thereunder, Lenders may elect to amend unilaterally the calculation of rents under this Lease so that none of the rents payable to Lenders under this Lease will constitute unrelated business income, provided that such amendment will not increase the Tenant's payment obligations or other liability under this Lease or reduce the Landlord's obligations under this Lease; and (iii) if Lenders request, Tenant will be obligated to execute any document Lenders may deem necessary to effect the amendment of this Lease in accordance with the foregoing subsection (ii). Further, no Annual Fixed Rent or Additional Rent may be paid by Tenant more than thirty (30) days in advance except with Lenders' prior written consent, and any such payment without such consent shall not be binding on Lenders.

16.16 Status Report and Financial Statements

Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, within fifteen (15) business days after the request of Landlord made from time to time, will within fifteen (15) business days after such request furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building or the Complex, or any potential purchaser of the Premises, the Building, or the Complex (each an “Interested Party”) a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, upon Landlord's written request given not more than once in any 12-month period and subject to the provisions of Section 16.8 of this Lease, the most recent audited financial statements of Tenant (for Tenant's North American business) and Guarantor (which financial statements of Guarantor may be on a consolidated basis), as requested by Landlord, or if Tenant or Guarantor does not have its financials audited, Tenant shall provide financial statements certified by a senior member of the finance team of Tenant or Guarantor, as applicable, including, but not limited to, a balance sheet, income statement and cash flow statements which financial statements shall include sufficient detail and information for Landlord to assess Tenant's or Guarantor's, as applicable, financial condition. Notwithstanding the foregoing, so long as Guarantor's stock is publicly traded on a national exchange (or publicly listed in an equivalent manner, such as on NASDAQ) that requires its financial statements to be publicly disclosed and Tenant remains a consolidated subsidiary of Guarantor, Tenant shall have no obligation to deliver any financial statements of Tenant or Guarantor to Landlord. Any such status statement or financial statement delivered by Tenant pursuant to this Section 16.16 may be relied upon by any Interested Party.

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Landlord shall keep any non-public information provided by Tenant pursuant to this Section 16.16 strictly confidential and shall not disclose the same other than (i) to Landlord’s officers, employees and consultants (or to any of the Interested Parties) provided such parties are informed of the confidentiality provisions of this Lease, or (ii) to the extent required by applicable law or by any administrative, governmental or judicial proceeding.

At Tenant’s request, Landlord shall similarly within fifteen (15) business days after Tenant’s request, furnish to Tenant a commercially reasonable statement with similar types of information as set forth above, which statement may be relied upon by any actual or prospective assignee, subtenant, lender or purchaser of Tenant.

16.17 Self-Help

(A) If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable notice and cure periods, then Landlord may, but shall not be obligated so to do, after ten (10) days’ notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the Default Interest Rate (as defined in Section 16.21), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

(B) In the event that Landlord shall be in default in the performance of any of Landlord’s obligations under this Lease (with the exception of Landlord’s obligations to perform the Landlord’s Work under Exhibit B) beyond the expiration of the applicable notice and cure periods provided in Section 15.6 above, then if Landlord or the holder of any such mortgage (at the option of such mortgagee) fails to (i) commence to cure such default within the time periods specified in said Section 15.6 and (ii) thereafter prosecute such cure to completion with due diligence given the nature thereof, then thereafter at any time prior to Landlord’s or such mortgagee’s commencing such cure or subsequent to Landlord or such mortgagee commencing such cure if Landlord or such mortgagee has not prosecuted such cure to completion with due diligence given the nature of such

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cure, Tenant may, but need not (and without limitation of any other rights and remedies to which Tenant may be entitled under this Lease, at law or in equity on account of such default of Landlord), perform such obligation and charge the reasonable cost thereof to Landlord; provided, however, that in the case of emergency or imminent threat to the safety of occupants in the Premises or material property damage within the Premises, Tenant may make such emergency repairs upon such shorter notice to Landlord and Landlord’s mortgagee as may be reasonably practicable under the circumstances and charge the reasonable cost thereof to Landlord under this Section 16.17(B). All sums so paid by Tenant (together with interest at the Default Interest Rate) and all costs and expenses in connection with the performance of any such act by Tenant shall be payable to Tenant immediately on demand. If Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant’s demand therefor (such demand to include reasonable evidence of the costs so incurred by Tenant), and Landlord has not, within ten (10) business days of its receipt of Tenant’s demand, given written notice to Tenant objecting to such demand (or if Landlord has timely disputed Tenant’s demand and has thereafter failed to pay Tenant the amount of any final, unappealable judgment against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under this Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than ten percent (10%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

16.18 Holding Over

Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) (i) for the first two (2) months of any such holdover, an amount equal to 125% of the sum of the Annual Fixed Rent and Additional Rent (including Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises) calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to the commencement of such holdover, (ii) during the third (3rd) month of any such holdover, an amount equal to one hundred seventy five percent (175%) of the Annual Fixed Rent and Additional Rent (including Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises) calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to the commencement of such holdover, and (iii) thereafter during any such holdover period, an amount equal to two hundred percent (200%) of the Annual

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Fixed Rent and Additional Rent (including Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises) calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to the commencement of such holdover, or (y) the fair market rental value of the Premises; in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees harmless and will indemnify and defend Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the Term of this Lease; provided, however, Tenant shall not be liable for indirect or consequential damages suffered by Landlord on account of any such holding over by Tenant unless such holding over continues for more than ninety (90) days after the expiration of the Term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19 Entry by Landlord

Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and, subject to Section 16.17 hereof, making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 4.1, 7.1 and 7.2 and Exhibit B). and to show the Premises to prospective tenants during the fifteen (15) months preceding expiration of the Term of this Lease as it may have been extended (or during the final twenty-four (24) months of the Term if Tenant has no further extension options) and at any reasonable time during the Lease Term upon reasonable prior notice to show the Premises to prospective purchasers and mortgagees. Landlord agrees to use commercially reasonable efforts to not unreasonably interfere with Tenant’s use of the Premises during any such entry into the Premises and to schedule any such access hereunder during Tenant’s normal business hours and in the presence of a Tenant representative when feasible, except in the event of an emergency, and any work in any portion of the Premises then occupied by Tenant that would interfere with the operation of a first-class business office (whether due to noise, the creation of dirt or debris, or otherwise) will be performed after the Building’s normal business hours.

16.20 Tenant’s Payments

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Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) business days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. Subject to Tenant’s express rights under Section 7.6 of this Lease, if Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease (exclusive of consents or approvals pursuant to Exhibit B with respect to Tenant’s Work or Landlord’s Work and except as otherwise specifically addressed in this Lease), then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given. Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

16.21 Late Payment

If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate (the “Default Interest Rate”) equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. However, Landlord

1265 Main Street Clarks Americas, Inc. Lease

agrees to waive the late charge due hereunder for the first late payment by Tenant under this Lease per calendar year, provided that Landlord receives such payment from Tenant within five (5) business days after written notice of such delinquency is given to Tenant (provided that if such payment is not received within the aforesaid five (5) business day period, interest on the Outstanding Amount will accrue as of the original Due Date). Such late charge and interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

16.22 Counterparts

This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23 Entire Agreement

This Lease, the Overlease SNDA and any Lender SNDA entered into during the Lease Term constitute the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease or such Overlease SNDA or Lender SNDA. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24 Limitation of Liability

(A) Notwithstanding anything to the contrary contained in this Lease, Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Building and the Property and the rent, insurance proceeds, condemnation awards, and other income derived therefrom, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any Trust of which any person from time to time holding Landlord’s interest is Trustee, nor any such Trustee, nor any member, manager, partner, director or stockholder nor Landlord’s managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is Trustee, or of any such Trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent, to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Building, as aforesaid, but in no event shall Tenant have the right, except as expressly set forth in this Lease,

1265 Main Street Clarks Americas, Inc. Lease

to terminate or cancel this Lease or to withhold rent or to set off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In no event shall Landlord ever be liable for any indirect or consequential damages or loss of profits or the like.

(B) Notwithstanding anything to the contrary contained in this Lease, Landlord shall look solely to the assets of Tenant to enforce Tenant’s obligations hereunder and no partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Tenant shall be personally liable for the performance of Tenant’s obligations under this Lease and, except for Tenant’s liability under Section 16.18, in no event shall either Landlord or Tenant ever be liable to the other for any indirect or consequential damages or loss of profits or the like.

16.25 No Partnership

The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26 Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.27 Payment of Litigation Expenses

In the event of litigation or other legal proceeding between Landlord and Tenant relating to the provisions of this Lease or Tenant’s occupancy of the Premises or in connection with any bankruptcy case, the losing party shall, upon demand, reimburse the prevailing party for its reasonable costs of prosecuting and/or defending such proceeding (including, without limitation, reasonable attorneys’ fees).

16.28 Waiver of Trial by Jury

To induce the other party to enter into this Lease, each of Landlord and Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

16.29 Guaranty

Simultaneously with the execution of this Lease and as a material inducement for Landlord to enter into this Lease, Guarantor shall execute and deliver a guaranty (the “Tenant Guaranty”) in the form attached hereto as Exhibit N attached hereto and

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incorporated herein, guaranteeing the performance of all of Tenant’s covenants, obligations and agreements under this Lease. During the Lease Term, and any extensions or renewals thereof, the Tenant Guaranty shall remain in full force and effect and Landlord shall hold the Tenant Guaranty as security for the performance of Tenant’s obligations under this Lease. Guarantor shall execute any reaffirmations of the Tenant Guaranty from time to time requested by Landlord.

16.30 Waiver of Landlord’s Lien

From time to time upon Tenant’s reasonable written request, Landlord agrees to furnish Tenant or any vendor or other supplier under any conditional sale, chattel mortgage or other security arrangement, any consignor, any holder of reserved title or any holder of a security interest, with a waiver of Landlord’s lien upon Tenant’s trade fixtures, furnishings, signs, equipment, machinery, inventory and personal property in or on the Premises.

16.31 Name. Address and Brand of Building

Tenant shall not use the name, address or brand of the Building or the Complex for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name, address and/or brand of the Building and/or the Complex at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name, provided, however, Landlord shall reimburse Tenant for its reasonable, out-of-pocket costs incurred by Tenant in changing addresses on stationery, business cards, directories, advertising, and other such items, shall be paid by Landlord, in a sum not to exceed $2,500.00.

ARTICLE XVII

Tenant Signage

17.1 Definitions. The following terms have the meanings herein set forth for all purposes under this Lease, and capitalized terms used in the following definitions which are not elsewhere defined in this Lease are defined in this Section 17.1:

(A) “Building Signage” means one (1) identification sign with Tenant’s name and logo on the exterior facade of the Building facing US-95, in the approximate area and dimensions shown on Exhibit K-l and, at Tenant’s election, and one (1) identification sign with Tenant’s name and logo on the exterior facade of the Building facing the retail buildings in the Complex. Subject to Tenant’s obtaining any necessary permits and approvals and provided and on the express condition that such additional sign will not result in any decrease in the available signage for the remainder of the Complex, Tenant may install one (1) additional identification sign with Tenant’s name and logo on the exterior facade of the Building facing US-95, for a total of two (2) Tenant exterior signs facing US-95.

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(B) “Monument Signage” means the exterior monument sign to be installed, at Tenant’s expense, by Landlord at the main entrance to the Building (the “Monument”), in the approximate area shown on Exhibit K-2. So long as Tenant leases the entire Building, there shall be no other tenants listed on the Monument.

(C) “Pylon Signage” means, subject to Landlord obtaining a variance to existing approvals for the Complex and any necessary permits and approvals, one (1) new pylon style sign with Tenant’s name and logo to be installed on the Property at or near the intersection of Main Street and Tower Road in the approximate area shown on Exhibit K-2.

(D) “Complex Directional Signage” means (i) one (1) 4 ft. high by 6 ft. wide, post mounted wayfinding sign to demark the delivery access for the Building to be installed at the Complex at or near the intersection of Main Street and Hillside Drive and (ii) one (1) 30 x 24 in. directional sign to be installed on the Property at or near the intersection of Hillside Drive and the entrance to the “Area A” parking area on the Property (collectively, the “Tenant’s Directional Signage”), in the approximate areas shown on Exhibit K-2.

(E) “Permitted Logo” means an entity mark or trade mark commonly used by a member of the Tenant Group and which, in Landlord’s reasonable discretion, is consistent with the signage standards of a first class office building in the Market Area.

(F) “Permitted Names” means the entity name or trade name of a member of the Tenant Group.

(G) “Signage Appearance Standards” means that the finished appearance, taking into account the applicable Signage Factors, (i) shall be of high quality and have a tasteful presentation which is aesthetically compatible and harmonious with the architectural elements of the Building and, with respect to Pylon Signage and Complex Directional Signage, the signage standards for the Complex, (ii) complies with any signage standards required by Legal Requirements, the Overlease or Overlandlord, and (iii) shall not materially and adversely interfere with Landlord’s ability to use, operate, maintain and manage the Building and the Complex in a first-class manner similar to other office buildings in similar locations, with similar types of tenants.

(H) “Signage Factors” means the design, size, materials, quality, method of attachment, coloring and location of the signage.

(I) “Signage Occupancy Condition(s)” means as follows: (1) one or more members of the Tenant Group shall directly lease at least 80,000 square feet of Rentable Floor Area in the Building; and (2) the Original Tenant has not assigned this Lease (except for an assignment to a Permitted Transferee under Section 12.5 above) or sublet more than 50,000 square feet of the Rentable Floor Area of the

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Premises (exclusive of subleases to a Permitted Transferee under Section 12.5 above).

(J) “Tenant Group” means Clarks Americas, Inc. (the “Original Tenant”), Guarantor and any entity to whom this Lease may be assigned or the entire Premises sublet as a Permitted Transferee under Section 12.5 above without Landlord’s consent so long as such Permitted Transferee is of a character and reputation consistent with the standards of a first class office building in the Market Area (it being understood and agreed that any and all other assignees or subtenants shall not be considered to be a part of the Tenant Group for the purposes hereof).

(K) “Tenant’s Signage” means that the Building Signage, the Pylon Signage, the Monument Signage and the Directional Signage.

17.2 Signage.

(A) Provided that the Tenant Group satisfies the Signage Occupancy Conditions and subject to the provisions of this Lease, Tenant shall have the right, at its sole cost and expense, to design and install the Building Signage, subject to applicable zoning requirements and other applicable laws and to Tenant obtaining all necessary permits and approvals therefor (Landlord hereby agreeing to cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals). To the extent permitted by applicable zoning laws, such Building Signage shall be backlit in the manner described on the conceptual plan attached hereto as Exhibit K-1. Tenant’s right to the Building Signage shall be exclusive so long as the Tenant Group satisfies the Signage Occupancy Conditions and Landlord shall not grant or permit other tenants or occupants of the Building the right to maintain exterior signage on the facade of the Building. The Building Signage shall be substantially in accordance with and in the location shown on Exhibit K-1; provided, however, that the final design thereof shall be subject to Landlord’s approval in Landlord’s commercially reasonable discretion so long as the final design and location thereof is not materially different than that shown on the conceptual plan attached as Exhibit K-1 and satisfies the Signage Appearance Standards.

(B) Provided that the Tenant Group satisfies the Signage Occupancy Conditions and subject to the provisions of this Lease, Tenant shall have the non-exclusive right during the Lease Term (as it may be extended), at Tenant’s sole cost and expense, to have its Monument Signage on the Monument substantially in accordance with the conceptual plan attached hereto as Exhibit K-2, subject to applicable zoning requirements and other applicable laws and to Tenant obtaining all necessary permits and approvals therefor (Landlord hereby agreeing to cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals). Tenant’s Monument Signage, together with any changes, replacements or additions to the Monument Signage shall be at Tenant’s sole cost and expense and shall be subject to Landlord’s approval in Landlord’s

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commercially reasonable discretion (so long as such changes, replacements or additions are consistent with Exhibit K-2).

(C) Provided that the Tenant Group satisfies the Signage Occupancy Conditions and subject to Landlord obtaining a variance to existing approvals for the Complex and any other necessary permits and approvals, Tenant shall have the right during the Lease Term (as it may be extended), at Tenant’s sole cost and expense, to install the Pylon Signage substantially in accordance with the conceptual plan attached hereto as Exhibit K-2, subject to applicable zoning requirements and other applicable Legal Requirements. Tenant’s Pylon Signage, together with any changes, replacements or additions to the Pylon Signage shall be at Tenant’s sole cost and expense and shall be subject to Landlord’s approval (in Landlord’s commercially reasonable discretion so long as such changes, replacements or additions are consistent with Exhibit K-2) and Master Developer’s approval and Landlord or Master Developer may require Tenant’s Pylon Signage be consistent with the style, design and/or brand of other multi-tenant signage pylon signs at the Complex. Landlord shall have the right to relocate the Pylon Signage to another area on the Property in connection with any alterations, modifications, realignment or other changes being performed to Tower Road (including the Future Road Infrastructure) so long as such relocated area provides reasonably equivalent visibility of Tenant’s Pylon Signage from Main Street. Tenant acknowledges and agrees that there is an existing pylon style sign on the Property at or near the intersection of Main Street and Tower Road and Landlord and/or Master Developer shall have the right to continue to maintain and use such existing pylon sign as a multi-tenant pylon sign (a “Multi-Tenant Sign”) or to replace it with a new Multi-Tenant Sign and in all events to list and identify other tenants of the Complex on such Multi-Tenant Sign. If Tenant does not elect to install the Pylon Signage under this Section 17.2(C), then Landlord agrees to cause Master Developer to include Tenant, at Tenant’s expense, on the Multi Tenant Sign at the Property in a manner consistent with the style, design and/or brand of other tenant listings on such Multi-Tenant Sign. In no event shall Tenant have the right to be identified on both the Pylon Signage and the Multi-Tenant Sign.

(D) Provided that the Tenant Group satisfies the Signage Occupancy Conditions and subject to the provisions of this Lease, Tenant shall have the non-exclusive right during the Lease Term (as it may be extended), at Tenant’s sole cost and expense, to install the Tenant’s Directional Signage at the Property and on the Complex substantially in accordance with the conceptual plan attached hereto as Exhibit K-2, subject to applicable zoning requirements and other applicable laws and to Tenant obtaining all necessary permits and approvals therefor (Landlord hereby agreeing to cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals). Tenant’s Directional Signage, together with any changes, replacements or additions to Tenant’s Directional Signage shall be at Tenant’s sole cost and expense and shall be subject to Landlord’s approval in Landlord’s reasonable discretion (so long as such changes, replacements or additions are consistent with Exhibit K-2) and Master

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Developer’s approval and Landlord or Master Developer may require Tenant’s Directional Signage be consistent with the style, design and/or brand of other tenant directional signage at the Complex. Tenant acknowledges and agrees that Landlord shall have the right to install reasonably sized directional or wayfinding signage for other tenants of the Complex in reasonable locations on or about the Property from time to time and consistent with the style and design of tenant signage at the Complex and the installation of such directional or wayfinding signage shall not be deemed to have a Tenant Adverse Impact for purposes of this Lease so long as any such sign does not exceed 6 feet in height.

(E) Tenant’s Signage shall satisfy, as determined by Landlord in Landlord’s commercially reasonable discretion, the Signage Appearance Standards in all respects.

(F) The installation and maintenance of Tenant’s Signage shall be at the sole cost and expense of Tenant except that Landlord shall be responsible for the costs of any structural supports or modifications required for the Building to affix the Building Signage to the Building so long as Tenant provides Landlord with all necessary information for such structural supports or modifications by the date set forth on Schedule 4 of Exhibit B attached hereto as the Tenant Impacts to Base Building. Landlord shall not be liable or responsible to Tenant for any damage to Tenant’s Signage unless resulting from the negligence or willful misconduct of Landlord or any of the Landlord Parties and subject to the provisions of Section 13.13 of this Lease; provided, however, that Landlord, at Tenant’s sole cost and expense and with Tenant’s prior written approval (which such approval shall be deemed granted if Tenant fails to respond to Landlord’s request within five (5) business days after delivery), shall maintain the Tenant’s Signage and repair any damage to Tenant’s Signage. Tenant agrees to pay Landlord as Additional Rent the actual and reasonable cost of any such maintenance and repairs within thirty (30) days after delivery by Landlord of a bill therefor.

(G) The rights provided to Tenant under this Section 17.2 are personal to the Original Tenant and the Tenant Group and may not be transferred or assigned to any entity that is not a member of the Tenant Group. Original Tenant or another member of the Tenant Group may, at its sole cost and expense, change the Permitted Name and/or related Permitted Logo of Tenant’s Signage from time to time with Landlord’s prior consent, which shall not be unreasonably withheld, delayed or conditioned, to another Permitted Name and/or related Permitted Logo, provided Tenant repairs any damage to the Building as a result thereof.

(H) If at any time during the Term, one or more members of the Tenant Group shall not fulfill the Signage Occupancy Conditions and such failure is not cured within thirty (30) days following receipt of a written notice from Landlord, Landlord may, by notice to Tenant, direct Tenant to remove the Tenant’s Signage and to effect such repairs as shall be necessary to the affected areas of the Building to restore such areas to the condition thereof prior to the installation of the Tenant’s

1265 Main Street Clarks Americas, Inc. Lease

Signage, reasonable wear and tear excepted. Any such removal and restoration shall be at Tenant’s sole cost and expense.

(I) Upon the expiration or earlier termination of this Lease, Tenant shall remove all (and at any time prior thereto Tenant may remove any) of Tenant’s Signage at Tenant’s sole cost and expense and shall, at Tenant’s sole cost and expense, restore any damage to the Building caused by such removal.

(J) If necessary or advisable in connection with maintenance, repairs or construction, Landlord may, at Tenant’s cost and expense, temporarily cover or remove Tenant’s Signage for the reasonable duration of the subject work and Landlord will be responsible to repair any damage to Tenant’s Signage caused by Landlord’s performance of such maintenance, repairs or construction and Landlord will exercise commercially reasonable and diligent manner to uncover and/or reinstall Tenant’s Signage as soon as reasonably practicable.

(K) Landlord represents and warrants to Tenant that there are no restrictive covenants or other restrictions affecting the Complex that would prohibit or restrict Landlord from granting to Original Tenant the signage rights set forth in this Section 17.2 and, during the Term and so long as Original Tenant satisfies the Signage Occupancy Conditions (subject to the cure period set forth in Section 17.2(H) above), Landlord will not consent to any voluntary restrictions or prohibitions on the signage rights that may be granted to the Original Tenant under this Lease and which restrictions are not imposed by applicable Legal Requirements. Tenant hereby acknowledges and agrees that lease provisions that provide for nonexclusive signage rights in common with Tenant shall not be deemed “restrictions” or “prohibitions” for purposes hereof.

ARTICLE XVIII

EXPANSION OPTIONS

18.1 Expansion Option

(A) Expansion Premises. On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that both at the time that Tenant exercises its expansion option under this Section 18.1 and as of the date upon which the Expansion Premises would have otherwise become incorporated into the Premises: (i) there exists no Event of Default and there have been no more than two (2) Event of Defaults during the Term, (ii) this Lease is still in full force and effect, (iii) Tenant has neither assigned this Lease nor sublet more than the lesser of (y) 50,000 square feet of the Rentable Floor Area of the Primary Premises, and (z) fifty percent (50%) of the Rentable Floor Area of the Primary Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 12.5 hereof), and (iv) Landlord obtains all necessary building and other permits and governmental approvals required to construct the Expansion Premises and the Structured Parking Deck (as hereinafter defined),

1265 Main Street Clarks Americas, Inc. Lease

Tenant shall have the option to lease the Expansion Premises. Landlord represents that, subject to obtaining all necessary construction and related permits and approvals from the City of Waltham and any other governmental authorities having jurisdiction over the Property, the Building may be expanded by up to 15,000 rentable square feet under current Legal Requirements in effect as of the Execution Date by converting the covered parking area beneath the Building to interior office space in the Building. In addition, pursuant to that certain Certificate of Notice of Project Change dated January 6, 2015 (the “NPC Certificate”) issued by the Executive Office of Energy and Environmental Affairs, an expansion of the Property to include an additional 25,000 square feet (which 25,000 square feet is inclusive of and not in addition to the 15,000 square feet permitted as of right under current Legal Requirements) will not require any additional review or approval by the Massachusetts Environmental Protection Agency. During the Term, neither Landlord nor Overlandlord will take any action to change the zoning or other Legal Requirements affecting the Property that would undermine the NPC Certificate or Tenant’s express expansion right under this Article XVIII.

“Expansion Premises” means additional area on the first (1st) level of the Building in an amount to be designated by Tenant and containing not less than 15,000 square feet of Rentable Floor Area and, subject to the Permit Approvals (as hereinafter defined), not more than 25,000 square feet of Rentable Floor Area all to be constructed and finished in the location of and by conversion of all or a requisite portion of the existing covered parking area beneath the Building.

(B) Exercise of Rights to Expansion Premises

Tenant may exercise its option to lease the Expansion Premises by giving written notice (“Expansion Request Notice”) to Landlord stating that Tenant is interested in exercising its expansion option for the Expansion Premises and the selected Rentable Floor Area of the Expansion Premises (subject to the size parameters expressly set forth in this Section 18.1). Upon the timely giving of a Expansion Request Notice, Landlord shall, within ninety (90) days after receipt thereof, deliver written notice to Tenant (the “Landlord’s Expansion Response”) which sets forth (i) the configuration and rentable square footage of the Expansion Premises, if applicable, (ii) preliminary construction pricing for the construction of the Expansion Premises and the Additional Parking Facility Costs (as hereinafter defined), and (iii) the anticipated commencement date (the “Anticipated Expansion Inclusion Date”) for the Expansion Premises which Anticipated Expansion Inclusion Date shall fall within the Expansion Premises Delivery Window. If Tenant wants to exercise its option to lease the Expansion Premises, Tenant shall deliver written notice to Landlord (“Tenant’s Expansion Exercise Notice”) within thirty (30) days after Landlord’s delivery of the Landlord’s Expansion Response (the “Expansion Exercise Date”) that Tenant unconditionally exercises its option under this Section 18.1 to lease the Expansion Premises. If Tenant fails timely to deliver a Expansion Exercise Notice by the Expansion Exercise Date, Tenant shall have no further right to lease such Expansion Premises, time being of the essence of this Section 18.1. Upon the timely giving of a Tenant’s Expansion Exercise Notice, Landlord and Tenant shall negotiate an amendment

1265 Main Street Clarks Americas, Inc. Lease

to this Lease to memorialize Tenant’s lease of the Expansion Premises, including the Annual Fixed Rent payable by Tenant for the Expansion Premises, and Landlord’s obligation to construct the Expansion Premises and provide the additional parking facilities at the Property. Notwithstanding anything in this Lease to the contrary, if the Anticipated Expansion Inclusion Date determined by Landlord would occur with less than ten (10) Lease Years remaining in the Lease Term for the Premises, then (a) if Tenant then has the right to extend the term of the Lease pursuant to Section 3.2 which has not either lapsed unexercised or been irrevocably waived, then Tenant shall have no right to exercise its option to lease the Expansion Premises under this Section 18.1 unless Tenant exercises Tenant’s extension option pursuant to Section 3.2 of this Lease prior to, or simultaneously with, the giving of Tenant’s Expansion Exercise Notice (notwithstanding any limitation as to the time of exercise set forth in Section 3.2), in which event the term as to the Expansion Premises shall be co-terminus with the Lease Term as so extended; or (b) if Tenant has no further right to extend the Lease Term, then Tenant shall have no right to lease the Expansion Premises under this Section 18.1. Notwithstanding Tenant’s exercise of its extension option in accordance with the foregoing clause (a), the Annual Fixed Rent for the original Premises for such Extended Term shall be determined at the same time and in the same manner such Annual Fixed Rent would have been determined if Tenant had exercised the extension option within the time periods for such exercise set forth in Section 3.2 of this Lease.

(C) Lease Provisions Applying to Expansion Premises

The leasing to Tenant of the Expansion Premises shall be upon all the same terms and conditions of the Lease except as follows:

(1) Commencement Date and Rent Commencement Date. The Term Commencement Date and Rent Commencement Date in respect of the Expansion Premises shall be the later date to occur of (y) the Anticipated Expansion Inclusion Date, and (z) the date that Landlord delivers the entire Expansion Premises to Tenant pursuant to the requirements of this Article XVIII vacant and free of any occupancy rights, personal property and debris.

(2) Annual Fixed Rent. The Annual Fixed Rent for the Expansion Premises shall be equal to the amount necessary to pay to Landlord an annual rate of return on the "Total Project Costs" (as hereinafter defined) equal to 275 basis points over the average yield on the ten (10) year United States Treasury notes; provided, however, in no event shall the Annual Fixed Rent payable for the Expansion Premises be less than the amount necessary to pay to Landlord an eight percent (8%) per annum rate of return on the "Total Project Costs". The Total Project Costs shall be determined by Landlord before the Commencement Date and Landlord shall notify Tenant of such amount, and promptly thereafter, Landlord shall notify Tenant of the initial annual amount of Basic Rent. If any costs that would properly constitute Total Project Costs are not yet

1265 Main Street Clarks Americas, Inc. Lease

determined with certainty as of the Commencement Date, reasonable estimates of such items by Landlord shall be included in the calculation of Total Project Costs to determine the initial Annual Fixed Rent. Upon Landlord's determination of the actual Total Project Costs, Landlord shall submit a statement of the actual Total Project Costs to Tenant and if such amount differs from Landlord's estimate, the amounts of Annual Fixed Rent for each year of the term shall be adjusted to reflect the actual Total Project Costs and any overpayments by Tenant shall be promptly refunded by Landlord. The “Total Project Costs” shall mean all of the total hard and soft costs incurred by Landlord to design, permit and construct the Expansion Premises and to provide the additional parking facilities at the Property, including, without limitation, the Additional Parking Facility Costs, plus a construction management fee payable to Landlord not to exceed five percent (5%) of the Total Project Costs) and with such Total Project Costs calculated on an open book basis. Total Project Costs shall include the land value of the land area reasonably allocated to the Expansion Premises and the Structured Parking Deck and based on a $100.00 per square footage basis, such amount to be escalated annually by four percent (4%).

(3) Condition of Expansion Premises; Landlord’s Contribution. The Expansion Premises shall be delivered by Landlord and accepted by Tenant “as-is”, in its then (i.e. as of the Term Commencement Date in respect of the Expansion Premises), state of construction, finish and decoration, without any obligation on the part of Landlord to prepare or construct the Expansion Premises for Tenant’s occupancy, or to provide any work allowance or contribution to Tenant in respect of the Expansion Premises, except that Landlord shall deliver the Expansion Premises to Tenant vacant, broom clean and in accordance with the construction plans and specifications for the Expansion Premises mutually agreed upon by Landlord and Tenant and memorialized in an amendment to this Lease.

(4) Security Deposit. Landlord shall have the right to review financial statements of Tenant and Guarantor in connection with any exercise by Tenant of the expansion option under this Section 18.1 and to require that Tenant deposit with Landlord a security deposit in the form of a Letter of Credit in an amount reasonably required by Landlord.

(5) Structured Parking Deck. If Tenant exercises its option to lease the Expansion Premises, Landlord shall accommodate Tenant’s right to the Number of Parking Spaces for the Premises plus any additional parking spaces attributable to the Expansion Premises

1265 Main Street Clarks Americas, Inc. Lease

either, at Landlord’s election, by (i) increasing the number of surface parking spaces at the Property, or (ii) by construction of a Structured Parking Deck. All hard and soft costs incurred by Landlord to design, permit and construct the Structured Parking Deck or any additional parking spaces at the Property pursuant to this Section 18.1, shall be deemed “Additional Parking Facility Costs” for purposes of this Article XVIII and constitute part of the Total Expansion Costs. Notwithstanding the foregoing, if and to the extent Landlord constructs a Structured Parking Deck that will supply parking spaces in excess of the Number of Parking Spaces required under this Lease for the Premises and the Expansion Premises, then the Additional Parking Facility Costs will be reasonably allocated by Landlord based upon the ratio of the Number of Parking Spaces required for the Premises and the Expansion Premises to the total number parking spaces included in the Structured Parking Deck and the Total Project Costs will only include the portion of the Additional Parking Facility Costs that Landlord reasonably allocated to the Building.

(6) Construction of Expansion During Occupancy. Tenant acknowledges and agrees that the construction of the Expansion Premises will be performed while Tenant is in occupancy of the Premises and shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any Annual Fixed Rent or Additional Rent payable hereunder. Tenant acknowledges and agrees that such ongoing construction may result in noise, dust, vibrations and other construction disturbances and Tenant’s exercise of its rights under this Article XVIII shall constitute Tenant’s agreement to perform the obligations of Tenant under this Lease with knowledge of the construction of the Expansion Premises and the disruption and disturbances that may result therefrom, including a temporary reduction in parking spaces at the Property during the construction of the Structured Parking Deck. Landlord shall, in its construction of the Expansion Premises and the Structured Parking Deck, exercise commercially reasonable efforts (in light of the construction activities being performed) to minimize unreasonable interference with Tenant’s use of or access to the Premises pursuant to this Lease and to implement reasonable construction measures and procedures to mitigate dust and noise to the extent commercially feasible provided that such efforts and measures shall not require Landlord to perform such construction activities outside of normal building hours or at material additional cost to Landlord.

(D) Amendment with respect to Expansion Premises. Notwithstanding the fact that Tenant’s exercise of the above-described expansion option with respect to the

1265 Main Street Clarks Americas, Inc. Lease

Expansion Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the Expansion Premises. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the option with respect to the Expansion Premises, unless otherwise specifically provided in such lease amendment.

(E) Rights Personal to Tenant. The rights created by this Section 18.1 shall be personal to the Original Tenant and any Permitted Transferee under this Lease and shall not apply in favor of or be exercisable by any assignee of this Lease (other than a Permitted Transferee), nor any sublessee of all or any portion of the Premises.

1265 Main Street Clarks Americas, Inc. Lease

EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

WITNESS:	LANDLORD:

TENANT:
WITNESS:	CLARKS AMERICAS, INC., a Delaware corporation

1265 Main Street Clarks Americas, Inc. Lease

EXHIBIT A-1

SITE PLAN OF THE COMPLEX

EXHIBIT A-1 SITE PLAN OF COMPLEX

Exhibit A-1

1265 Main Street Clarks Americas, Inc. Lease

EXHIBIT A-2

PLAN OF THE PROPERTY

EXHIBIT A-2

Exhibit A-2

1265 Main Street Clarks Americas, Inc. Lease

EXHIBIT B

WORK AGREEMENT

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to said terms in the Lease to which this Exhibit B is attached. This Work Agreement is expressly subject to the provisions of the Lease, and in the event of any conflict between this Work Agreement and the Lease, this Work Agreement shall control.

1.0 LANDLORD’S WORK

A. Subject to the provisions of this Exhibit B, Landlord, at Landlord’s sole cost and expense, shall obtain all permits and approvals necessary in connection with, and perform, the base building work (“Landlord’s Work”) as defined in the Base Building Specifications (“Base Building Specifications”) attached hereto as Schedule 1. Landlord agrees to reasonably consult with Tenant (but expressly excluding any right of Tenant to approve such finishes) to review the proposed finishes for the Landlord’s Work. Subject to delays due to Landlord’s Force Majeure (as hereinafter defined) or attributable to a Tenant Delay (as hereinafter defined), Landlord shall use reasonable speed and diligence in the construction of the Landlord’s Work, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Work, except as expressly set forth in Section 1.1. In addition to the Base Building Specifications described on Schedule 1, the Landlord’s Work includes construction of an outdoor terrace at the Property. Landlord agrees to reasonably consult with Tenant with respect to elevator cab finishes provided any modifications or selections requested by Tenant will not delay the design, permitting or performance of the Landlord’s Work and Tenant shall be responsible to pay any increased costs to incorporate Tenant’s modifications or selections about the finish amount allocated by Landlord in its budget for Landlord’s Work.

B. Upon Tenant’s request from time to time, Landlord shall consult with Tenant and its representatives about the status of Landlord’s Work and the then estimated Initial Work Substantial Completion Date, the estimated Interim Conditions Completion Date and the estimated Substantial Completion Date. Upon receipt of a written request from Tenant received not more frequently than once per quarter, Landlord will provide Tenant with progress reports regarding the status of and any updates to the schedule for the Landlord’s Work. Landlord shall permit Tenant and its representatives, accompanied by representatives of Landlord and its general contractor, to review and inspect the progress of Landlord’s Work at reasonable times that will not interfere with the performance of Landlord’s Work. Tenant’s Representatives may attend Landlord’s regularly scheduled construction meetings for Landlord’s Work.

C. The “Tenant Access Date” shall be defined as the date that Landlord’s Work is sufficiently complete so as to enable Tenant to commence the performance of Tenant’s Work, such portion of Landlord’s Work being referred to herein as the “Initial Work.”

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

The parties hereby agree that if the elements (“Commencement Date Elements”) of Landlord’s Work identified on Schedule 2 attached to this Exhibit B are substantially complete, then Landlord’s Work shall be deemed to be “sufficiently complete so as to enable Tenant to commence the performance of Tenant’s Work” for purposes of determining the Tenant Access Date, Notwithstanding the foregoing, if the Landlord is actually delayed in completing the Initial Work by any Tenant Delays, as hereinafter defined, then the “Tenant Access Date” shall be the date that the Initial Work would have been completed but for such Tenant Delays.

D. The “Interim Conditions Completion Date” shall be defined as the date that the elements of Landlord’s Work identified on Schedule 3 attached to this Exhibit B (the “Interim Completion Elements”) are complete, provided, however, if Landlord is actually delayed in completing the Interim Completion Elements by any Tenant Delays, then the “Interim Conditions Completion Date” shall be the date that the Interim Completion Elements would have been completed but for such Tenant Delays.

E. The “Actual Substantial Completion Date” shall mean the date on which: (i) the Essential Base Building Work, as hereinafter defined, is substantially completed, as hereinafter defined, (ii) all governmental inspections for occupancy of the base building have been successfully completed and a temporary certificate of occupancy for the base building core and shell has been authorized for issuance by the applicable governmental authority such that Tenant may, subject to completion of Tenant’s Work and installation of Tenant’s furniture, fixtures and equipment, lawfully use and occupy the Premises, and (iii) Landlord’s architect has issued a Certificate of Substantial Completion relating thereto (collectively, the “Substantial Completion Conditions”). Any dispute with respect to the occurrence of the Commencement Date, the Tenant Access Date, the Interim Conditions Completion Date, the Substantial Completion Date, the Rent Commencement Date, any Tenant Delay, any Landlord Delay, the performance of Landlord’s Work or the payment of Landlord’s Contribution under this Exhibit B shall be submitted to arbitration in accordance with Section 4.0 of this Exhibit B, and the decision of the arbitrators as to such dates and events shall be deemed conclusive and binding on both Landlord and Tenant. Nothing contained in this paragraph shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

F. The “Substantial Completion Date” shall be the “Actual Substantial Completion Date,” unless Landlord’s Work is actually delayed by Tenant Delays, as hereinafter defined, in which event the “Substantial Completion Date” shall be the date that the Actual Substantial Completion Date would have occurred but for such Tenant Delays.

G. The terms “substantially complete,” “substantially completed” and “substantial completion” shall mean that the Substantial Completion Conditions have been met and all of the work in question has been completed, except for Punch List Items. “Punch List Items” shall be defined as minor, punch list-type items of work and adjustment of equipment and fixtures that can be completed after Tenant commences the

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

performance of Tenant’s Work or after its occupancy of the Premises without, in the aggregate, causing material interference with the performance of Tenant’s Work or, with respect to the Essential Base Building Work, Tenant’s use or occupancy of the Premises. Landlord shall complete, as soon as conditions practically permit, all Punch List Items. Landlord shall use diligent efforts to complete all Punch List Items within sixty (60) days after the Substantial Completion Date (except for long lead items and items which can only be performed during certain seasons or weather, which items shall be completed diligently as soon as the season and/or weather permits), and Tenant shall cooperate with Landlord in providing access during the performance as may be required to complete such work in a normal manner. Tenant agrees to cooperate with Landlord to obtain a final certificate of occupancy for the Landlord’s Work following the substantial completion of the Tenant’s Work and installation of Tenant’s furniture, fixtures and equipment in the Premises. .

H. Subject to the terms and conditions of this Work Agreement, Tenant’s contractors and vendors shall have access to the Premises from and after the Tenant Access Date to perform Tenant’s Work. Landlord and Tenant acknowledge and agree that, after the Commencement Date, remaining components of the Landlord’s Work in the Premises and the Building and the Tenant’s Work in the Premises will be performed simultaneously and accordingly agree to work cooperatively in order to coordinate the performance of the Landlord’s Work and the Tenant’s Work so that neither party unreasonably interferes with or delays the efforts of the other to complete its respective portion of the work within the time periods set forth herein. Accordingly, Landlord and Tenant agree to cooperate with each other in good faith so that Tenant and Landlord will have ongoing access to and through the Premises in order to perform Tenant’s Work and Landlord’s Work in as expeditious and efficient a manner as possible, and so as to minimize any interference in the performance by the other party’s work, provided, however, such reasonable efforts shall not require Landlord to perform such Landlord’s Work after hours or on an overtime or premium pay basis. Landlord agrees that Tenant’s deliveries may be received, without priority given to Landlord’s deliveries, at any time of the day subject to coordinating the deliveries with Landlord. After Tenant opens for business in the Premises, Tenant shall cooperate with Landlord in providing such access to the Premises as may be required to perform any remaining Landlord’s Work which must be performed in the Premises, provided that the completion of all Punch List Items that would interfere with the operation of a first-class business office (whether due to noise, the creation of dirt or debris, or otherwise) in any portion of the Premises then occupied by Tenant will be performed after the Building’s normal business hours.

I. The “Essential Base Building Work” (and the substantial completion thereof) shall be defined as the following items of Landlord’s Work:

(i) the Initial Work and the Interim Completion Elements have been completed, including completed demolition by Landlord to allow for the installation of Tenant finishes, such as all core and shell walls and ceilings to be free of metal brackets, exposed rebar, miscellaneous metals and flaking paint at concrete ceilings, walls and columns. All concrete floors

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

to be patched by the Landlord where large penetrations or large pitted concrete areas need to be smoothed. Tenant shall furnish and install skim coating to allow for a suitable condition for the installation of Tenant flooring;

(ii) the Landlord’s Work has been substantially completed in accordance with the Base Building Specifications attached hereto as Schedule 1. subject to Landlord’s completion of any Punch List Items;

(iii) a temporary certificate of occupancy for the Base Building core and shell has been authorized for issuance by the applicable governmental authority such that Tenant may, subject to completion of Tenant’s Work and installation of Tenant’s furniture, fixtures and equipment, lawfully use and occupy the Premises;

(iv) preliminary testing and balancing reports for the base building mechanical, electrical and plumbing and fire protection systems have been delivered to Tenant; and

(v) the final design and engineering affidavits and a substantial completion certificate from Landlord’s base building architect have been delivered to Tenant.

Any phase of Landlord’s Work which is not completed on or before the applicable Milestone Date (as hereinafter defined) therefor shall be completed as soon as conditions practically permit. Each party shall take necessary reasonable measures to the end that each party’s contractors shall cooperate in all reasonable ways with the other party’s contractors to avoid any delay to the work being performed by each party’s contractors or conflict in any other way with the performance of each party’s work.

J. A “Tenant Delay” shall be defined as any delay in the commencement, progress or substantial completion of any elements of the Landlord’s Work beyond the applicable Milestone Date therefor set forth in Section 1.1(A) below of this Work Agreement and which cannot reasonably be mitigated by Landlord in good faith, using reasonable diligence, through re-coordination of Landlord’s work forces without incurring any additional costs or affecting the progress of the Landlord Work, and to the extent such delay results from any of the following: (i) the default of Tenant, or Tenant’s agents, employees or contractors under the Lease, including this Work Agreement, or (ii) the failure of Tenant or Tenant’s Architect to make any submission or to respond to any submission to Tenant from Landlord or to take any required action within the time periods for such submission, response or action as set forth in the Lease and/or this Work Agreement, including, without limitation, Tenant’s failure to deliver any submission set of the Tenant’s Plans meeting the requirements of Schedule 5 attached to this Exhibit B or otherwise perform any actions in accordance with the Tenant Plans and Other Action Dates set forth on Schedule 4 attached to this Exhibit B; or (iii) Tenant Change Orders made by Tenant in accordance with Section 1.2 below or Tenant Impacts to Base Building; or (iv) any delays resulting from Tenant or any of Tenant’s contractors not complying with the rules and

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

regulations for the performance of Tenant’s Work in the Building of which Tenant is given notice; or (v) any other delays caused by the acts or, where there is a duty of Tenant to act under the Lease or this Work Agreement, omissions by Tenant, Tenant’s contractors, architects, engineers or anyone else engaged by, through or under Tenant in connection with the preparation of the Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture. As set forth in Section 1.2. Landlord shall, to the extent possible, advise Tenant at the time of approval of such Change Order of the estimated length of such delay and Tenant shall have the right, promptly after Landlord advises Tenant thereof, to withdraw or modify the Change Order so as to avoid the delay. Tenant agrees that no Tenant Delay shall delay commencement of the Term or the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Tenant shall reimburse Landlord for the amount, if any and after taking into account any cost savings that results from the Tenant Change Order, by which the Landlord’s Work is increased as the result of any Tenant Delay within thirty (30) days of billing therefor, and shall be considered to be Additional Rent. Such reimbursement, together with the postponement of the applicable Milestone Dates pursuant to the terms of this Work Agreement, shall be Landlord’s sole remedy for any such Tenant Delay unless such Tenant Delay becomes an Event of Default in accordance with the terms of the Lease.

With respect to any Tenant Delay claimed by Landlord, Landlord agrees to provide Tenant with written notice (a “Tenant Delay Notice”) advising Tenant that such Tenant Delay is occurring and setting forth Landlord’s good faith estimate as to the likely length of such Tenant Delay within a reasonable period of time after Landlord becomes aware of such Tenant Delay, provided, however, that Landlord will not have any obligation to deliver any Tenant Delay Notice to Tenant with respect to (1) any Tenant Delay which is based upon Tenant’s failure to act within a time certain which is expressly set forth in this Work Agreement, or (2) any other Tenant Delay that Landlord has previously disclosed to Tenant or Tenant is otherwise aware of, such as, by way of example only, the Tenant Delay that Landlord disclosed to Tenant in connection with Landlord’s review and approval of a Tenant Change Order or Tenant Impacts to Base Building. Any submission by Tenant of Tenant Impacts to Base Building shall contain reasonably detailed information as Landlord reasonably requires or the submission may be rejected by Landlord. Notwithstanding the foregoing, and except for Tenant Delays attributable to events in clauses (1) or (2) above, if Tenant cures the act, omission or default set forth in a Tenant Delay Notice within one (1) business day after such Tenant Delay Notice is given by Landlord to Tenant, then the same shall not constitute a Tenant Delay, provided, however, if Landlord has delivered to Tenant five (5) Tenant Delay Notices, whether or not such Tenant Delays have been cured by Tenant, there shall be no further one (1) business day cure right applicable to any Tenant Delays occurring after such fifth (5th) Tenant Delay Notice. Notwithstanding anything herein or in this Lease to the contrary, Landlord may satisfy the Tenant Delay Notice requirement by email notification to tammy.diorio@clarks.com and elizabeth.spath@dtz.com. Except where delivery of a Tenant Delay Notice is expressly not required under this subsection (L), Tenant shall not be charged with any period of Tenant Delay prior to the date that Tenant receives written notice from Landlord of the alleged Tenant Delay.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

K. .A “Landlord Delay” shall be defined as any delay in the commencement, progress or substantial completion of Tenant’s Work beyond the Estimated Rent Commencement Date and which cannot reasonably be mitigated by Tenant in good faith, using reasonable diligence, through re-coordination of Tenant’s work forces without incurring any additional costs or affecting the progress of the Tenant’s Work, and to the extent such delay results from any of the following: (i) any default by Landlord in its obligations under the Lease, including this Work Agreement, or (ii) the prosecution by Landlord of any Landlord’s Work remaining in the Premises after the Commencement Date in a manner that interferes with or delays Tenant’s Work in the Premises and is not in compliance with the construction schedule for the completion of Landlord’s Work in the Premises and the Building, or (iii) Tenant’s inability to obtain a building permit for Tenant’s Work or a certificate of occupancy for the Premises by reason of the non-compliance of portions of the Building with applicable Legal Requirements except to the extent such non-compliance is due to Tenant’s acts or omissions or the Tenant’s Work, or (iv) any Landlord’s Work Change (as hereinafter defined) by Landlord, or (v) any other delays based upon acts or, where there is a duty of Landlord to act under the Lease or this Work Agreement, omissions by Landlord, Landlord’s contractors, architects, engineers or anyone else engaged by, through or under Landlord in connection with the performance of the Landlord’s Work.

With respect to any Landlord Delay claimed by Tenant, Tenant agrees to provide Landlord with written notice (a “Landlord Delay Notice”) advising Landlord that such Landlord Delay is occurring and setting forth Tenant’s good faith estimate as to the likely length of such Landlord Delay within a reasonable period of time after Tenant becomes aware of such Landlord Delay, provided, however, that Tenant will not have any obligation to deliver any Landlord Delay Notice to Landlord with respect to any Landlord Delay which is based upon Landlord’s failure to act within a time certain which is expressly set forth in this Work Agreement. Notwithstanding the foregoing, if Landlord cures the act, omission or default set forth in a Landlord Delay Notice within one (1) business day after such Landlord Delay Notice is given by Tenant to Landlord, then the same shall not constitute a Landlord Delay, provided, however, if Tenant has delivered to Landlord five (5) Landlord Delay Notices, whether or not such Landlord Delays have been cured by Landlord, there shall be no further one (1) business day cure right applicable to any Landlord Delays occurring after such fifth (5th) Landlord Delay Notice. Notwithstanding anything herein or in this Lease to the contrary, Tenant may satisfy the Landlord Delay Notice requirement by email notification to blaverv@bostonproperties.com and irandall@bostonproperties.com. Except where delivery of a Landlord Delay Notice is expressly not required under this subsection (M), Landlord shall not be charged with any period of Landlord Delay prior to the date that Landlord receives written notice from Tenant of the alleged Landlord Delay.

Tenant’s sole remedies with respect to Landlord’s failure to Substantially Complete the Landlord’s Work in accordance with the Milestone Dates or by the applicable outside dates set forth in Section 1.1(A)(3) below shall be governed by Section 1.1(A)(2) and Section 1.1(A)(3) below of this Work Agreement and shall not also constitute a Landlord Delay.

L. The Landlord’s Work shall be designed and constructed with a goal of achieving a Leadership in Energy & Environmental Design, as adopted by the U.S. Green Building Council (“LEED”) rating Certified Core & Shell status. Landlord shall use diligent efforts to obtain

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

LEED Silver Certified Core & Shell certification; provided that so long as Landlord timely files an application for certification in compliance with the terms of the LEED program together with all required supporting materials and documentation and pays all fees required in connection therewith, the failure of the U.S. Green Building Council (or its successor entity) to issue such a certification shall not be a default of Landlord hereunder and Landlord shall not have any obligation to incur any further costs or to pursue any further action against the USGBC in order to obtain such certification. Tenant shall reasonably cooperate with Landlord in Landlord’s efforts to obtain a LEED certification for the Landlord’s Work and will endeavor to reduce its lighting load to 0.6 watts per square foot of the Premises.

1.1 TENANT’S RIGHTS BASED ON DELAYS IN LANDLORD’S WORK.

(A) Tenant’s Remedies for Late Completion

1. Current Construction Schedule; Exclusive Remedies. The Initial Work will be completed on or before March 1, 2016, as such date may be extended by the number of days that Landlord is delayed in the performance of the Initial Work by Landlord’s Force Majeure and/or any Tenant Delays (the “Initial Work Completion Date”). The Interim Completion Elements will be completed on or before June 1, 2016 as such date may be extended by the number of days that Landlord is delayed in the performance of the Interim Completion Elements by Landlord’s Force Majeure and/or any Tenant Delays (the “Interim Conditions Completion Date”). The Essential Base Building Work will be substantially completed on or before August 1, 2016, as such date may be extended by the number of days that Landlord is delayed in the performance of the Essential Base Building Work by Landlord’s Force Majeure and/or any Tenant Delays. The Initial Work Completion Date, the Interim Conditions Completion Date and the Substantial Completion Date may be referred to herein as the “Milestone Dates” and are more particularly set forth on Schedule 6 attached hereto. Landlord shall provide Tenant with notice within a reasonable period after Landlord has knowledge that Landlord will not satisfy one or more of the Milestone Dates. Landlord shall use reasonable speed and diligence to achieve such the foregoing Milestone Dates; provided, however, except as expressly provided in this Exhibit B, the failure of Landlord to satisfy the Milestone Dates shall in no way affect the validity of this Lease or the obligations of Tenant hereunder and the sole and exclusive cure rights and remedies available to Tenant for any delay by Landlord in the Substantial Completion of the Landlord’s Work or any of the Milestone Dates shall be the rights and remedies set forth in Section l.1(A)(2) and Section 1.1(A)(3) below (collectively, the “Remedies”). Any notice or cure period set forth in the Lease (other than in this Section 1.1) that may be generally applicable to Landlord’s and Tenant’s respective obligations under this Lease shall not apply to the obligations and time periods set forth in this Section 1.1. Time is of the essence with respect to all dates and time periods set forth in this Section 1.1.

2. Tenant’s Remedies. If Landlord fails to satisfy one or more of the Milestone Dates (as so extended by the number of days that Landlord is delayed in the performance of the applicable portion of Landlord’s Work by Landlord’s Force Majeure and/or any Tenant Delays), the Rent Commencement Date will be postponed until the specified period, if any, set forth in Section 1.2 of the Lease following the actual satisfaction of the applicable Milestone Date, provided, however, the postponement of the Rent Commencement Date for failure of Landlord

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

to satisfy any of the Milestone Dates shall not be cumulative in nature (i.e. if Landlord misses a Milestone Date by two (2) weeks and then misses another Milestone Date by the same two (2) weeks, the postponement of the Rent Commencement Date will only be for an aggregate of two (2) weeks and not by two (2) weeks for each Milestone Date that has been missed). If Landlord’s failure to satisfy any of the Milestone Dates results in the Rent Commencement Date occurring after September 30, 2016 (as such date may be extended by the number of days that Landlord is delayed in the performance of the Landlord’s Work on account of any Landlord’s Force Majeure and/or Tenant Delays) (the “First Outside Date”), then the Rent Commencement Date for the Premises shall be amended to be the earlier date to occur of (i) the date on which Tenant opens for business in the ordinary course at the Premises, and (ii) the later date to occur of (A) seven (7) months following the Tenant Access Date, (B) four (4) months following the Interim Conditions Completion Date, and (C) the Substantial Completion Date. If Landlord fails to satisfy any of the Milestone Dates by more than twelve (12) months following the applicable Milestone Date for such Milestone (as such Milestone Date shall be extended as set forth in Section 1.1(A)(1) above on account of any Landlord’s Force Majeure and/or Tenant Delays) (the “Final Outside Date”), Tenant shall have the right to terminate this Lease by written notice to Landlord delivered no later than thirty (30) days following the Final Outside Date (as so extended), time being of the essence (the “Termination Notice Date”), indicating Tenant’s desire to so terminate and with such termination effective as of the thirtieth (30th) day after receipt by Landlord of Tenant’s termination notice; and upon the giving of such notice, the Term of the Lease shall cease and come to an end without further liability or obligation on the part of either party as of the expiration of the aforesaid thirty (30) day period, unless the Substantial Completion Date shall in fact have occurred on or before such termination date.

3. Holdover Damages. Tenant’s affiliate, C&J Clark America, Inc. (“C&J Clark’s”), is currently leasing approximately 121,598 rentable square feet plus two (2) storage spaces in the building located at 156 Oak Street, Newton, Massachusetts (the “Tenant’s Existing Premises”) pursuant to that certain Lease dated January 1, 2004 between C&J Clark’s, as tenant, and Northland Oak Street LLC, as landlord, together with that certain License Agreement dated May 1, 2012 and that certain letter agreement dated March 20, 2006 (the “Newton Lease”). If the Rent Commencement Date under this Lease has not occurred by December 31, 2016 (the “Holdover Premium Date”) as the result of Landlord’s failure to timely satisfy any of the Milestone Dates, which Holdover Premium Date shall be extended for a period equal to the aggregate of delays caused by an event or occurrence of Landlord’s Force Majeure and/or Tenant Delay, and if as a direct result thereof, Tenant is unable to vacate the Newton Premises in its entirety and relocate its business operations therein to the Premises by not later than the Holdover Premium Date, and subject to Tenant’s obligations to cooperate with Landlord in a good faith effort to mitigate such delay as set hereinafter set forth, Landlord shall reimburse Tenant for any Fixed Rent Premium (as hereinafter defined) actually paid by Tenant to the landlord under the Newton Lease. For the purpose of this Section 1.1(A)(3), “Fixed Rent Premium” shall mean the increase in the fixed rent (excluding additional rent, utilities and other occupancy related charges) incurred by Tenant under the Newton Lease during any Holdover Period (as hereinafter defined) from the fixed rent that was payable by Tenant under its Newton Lease immediately prior to Tenant’s holding over in Tenant’s Existing Premises, provided, however, and notwithstanding anything in the Newton Lease to the contrary, in no event shall Landlord have any obligation to pay any Fixed Rent Premium in excess of $351,532.00 per

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

month in the aggregate. The Fixed Rent Premium shall be calculated on a monthly basis unless the Newton Lease provides for calculation of the Fixed Rent Premium on a daily, per diem basis, in which case the Fixed Rent Premium shall be calculated on a daily, per diem basis for each day of the Holdover Period. Notwithstanding anything in this Section 1.3(A)(3) to the contrary, Tenant agrees, upon receipt of request from Landlord, to exercise reasonable efforts to expedite its moving schedule to mitigate any Fixed Rent Premium and Landlord shall reimburse Tenant for its reasonable, out-of-pocket expenses to so expedite its move. For purposes hereof, the term “Holdover Period” shall mean a period of time equal to the number of days elapsing from January 1, 2017 and ending on the earlier of (x) if the Fixed Rent Premium is calculated on a monthly basis under the Newton Lease, the last day of the month in which the Rent Commencement Date falls, or (y) if the Fixed Rent Premium is calculated on a daily per diem basis under the Newton Lease, the Rent Commencement Date of this Lease, or (z) thirty (30) days following the Termination Notice Date. Tenant represents and warrants to Landlord that the monthly Fixed Rent Premium payable under the Newton Lease per month and the expiration date of the Newton Lease are as set forth on Exhibit O attached hereto. In no event shall Tenant, after the date of this Lease, enter into any amendment or modification of the Newton Lease that would in any way increase the Fixed Rent Premium in the event of a holdover and, in the event of any such amendment made without Landlord’s consent, Landlord shall have no obligation or liability to Tenant for any such Fixed Rent Premium or other expenses. In no event shall Landlord be liable or responsible for any Fixed Rent Premium or other expenses incurred by Tenant on account of any holdover under the Newton Lease if such holdover is not the result of Landlord’s breach or failure as set forth above in this Section 3.

If the Substantial Completion Date has not occurred by the Final Outside Date and Tenant fails to exercise its right to terminate this Lease by the Termination Notice Date, then, notwithstanding anything to the contrary set forth herein, Landlord’s obligation to pay the Fixed Rent Premium under this Section 3 shall cease to accrue on the earlier date to occur of the Rent Commencement Date and the date that is thirty (30) days following the Termination Notice Date.

4. Landlord’s Force Maieure. If Landlord’s Work is delayed by reason of Landlord’s Force Majeure, then each Milestone Date shall be delayed by reason of such Force Majeure event. When used in this Exhibit B, “Landlord’s Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts or other labor difficulties affecting the industry in general and not particular to labor disputes involving Landlord or its affiliates, acts of God, acts of war, terrorist acts, civil commotions, unusual scarcity of or inability to obtain labor or materials (to the extent that such scarcity or inability is the result of conditions prevalent in the market in general and not particular to Landlord, and otherwise unforeseen, as of the date of this Lease), casualty or other causes reasonably beyond Landlord’s control; provided, however, that in no event shall the financial inability of Landlord or Landlord’s contractors constitute a cause beyond Landlord’s reasonable control. In order to invoke the Landlord’s Force Majeure provision of this
Exhibit B. Landlord must advise Tenant in writing of the alleged Landlord’s Force Majeure within five (5) business days after Landlord becomes aware thereof. Landlord shall use commercially reasonable efforts to mitigate the impact of Landlord’s Force Majeure on the performance of Landlord’s Work, to the extent it is within Landlord’s reasonable ability to do so given the nature of the event giving rise to the

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Landlord’s Force Majeure. In no event shall any Landlord’s Force Majeure under this Exhibit B exceed ninety (90) days in the aggregate.

The provisions of this Section 1.1 shall survive the termination of the Lease.

1.2 CHANGES TO BASE BUILDING PLANS

(A) Landlord’s Right to Make Changes to Base Building Specifications. Landlord shall have the right to modify the Base Building Specifications, from time to time, so long as the modification does not affect, in any material respect: (i) Tenant’s use or enjoyment of, or access to, the Premises, or (ii) Tenant’s Work, but only to the extent Tenant has already submitted Tenant’s Plans for Tenant’s Work to Landlord. If Landlord desires to make a Base Building Specification change which is not permitted under the immediately preceding sentence (a ‘'Landlord’s Work Change”), Landlord shall promptly so notify Tenant. Tenant shall notify Landlord whether Tenant approves the Landlord’s Work Change or, if not, the revisions required to be made by Landlord and shall also notify Landlord of the additional costs, if any, which Tenant reasonably estimates it will incur in the performance of Tenant’s Work as a result of the Landlord’s Work Change (“Tenant’s Change Estimate Notice”). Tenant shall respond to Landlord’s Work Change in accordance with the following timetable:

(x) within fifteen (15) business days after Landlord’s notice of the Landlord’s Work Change if such request is an initial request, or

(y) within ten (10) business days after Landlord’s notice of the Landlord’s Work Change if such request is being submitted to Tenant following Tenant’s initial comments on such design modifications.

Tenant shall not unreasonably withhold any such requested approval so long as Landlord’s Work is consistent with standards for a first-class office building in the Market Area, and Landlord pays for all additional costs reasonably estimated by Tenant in its Tenant’s Change Estimate Notice as such costs are incurred (provided Tenant gives Landlord a trade-by-trade breakdown of labor and materials in connection with each request for payment). If Tenant does not respond to Landlord’s Work Change as set forth above, Landlord’s Work Change shall be deemed approved by Tenant without any additional costs to be reimbursed to Tenant by Landlord. If Landlord does not agree with Tenant’s cost estimate as set forth in Tenant’s Change Estimate Notice, then Landlord may, by notice to Tenant, elect to have the particular aspects of Tenant’s Work performed on a time and materials basis in accordance with Tenant’s construction contract. In such event, Landlord shall pay all amounts due to Tenant’s contractor for such work as and when due under Tenant’s construction contract. Tenant shall provide Landlord all reasonable cost accounting information regarding such work provided to Tenant by Tenant’s contractor.

(B) Tenant’s Right to Make Changes to Base Building Specifications.

If Tenant’s design of Tenant’s Work includes any features, attributes, materials or specifications that will require changes or additions to the Landlord’s Work or the Base Building Specifications, Tenant may request changes (“Tenant Change Orders”) in the Base Building

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Specifications to accommodate Tenant’s interior space design, subject to the following. In the event that Tenant proposes any Tenant Change Orders or Tenant’s Plans (as hereinafter defined) contain any Tenant Change Orders pursuant to the foregoing, Landlord shall, within ten (10) business days of such request, provide Tenant with a statement of the reasonable out of pocket additional costs to be incurred by Landlord (after taking into account any cost savings that results from the Tenant Change Order) to implement the change in Landlord’s Work as a result of such change and the amount of delay, if any, that Landlord estimates will result in the completion of Landlord’s Work as a result of such change (“Landlord’s Change Estimate Notice”). Landlord agrees that any Tenant Change Orders submitted to Landlord not later than the Tenant Impacts to Base Building Date set forth on the Tenant Plans and Other Action Dates attached hereto as Schedule 4 to this Exhibit B will not constitute a Tenant Delay but may result in increased costs to perform the Landlord’s Work which Tenant will be responsible to pay in accordance with the terms of this Work Agreement. Landlord shall have the right to withhold approval of any such Tenant Change Orders unless Tenant agrees to pay the reasonable costs incurred to redesign the plans for Landlord’s Work and to perform any of the changes or additions to the Landlord’s Work and Landlord and Tenant agree upon the Tenant Delay that will result from the re-design and implementation of such Tenant Change Orders. Tenant shall be charged a construction management fee payable to Landlord equal to three and 1/2 (3.5%) percent of the cost of such Tenant Change Order. Landlord shall not unreasonably withhold its consent to any Tenant Change Order requested by Tenant, so long as: (i) Tenant pays, via a deduction from the Landlord’s Contribution as set forth hereinbelow, all additional costs specified by Landlord in Landlord’s Change Estimate Notice as such costs are incurred (provided that Landlord gives Tenant a trade-by-trade breakdown of labor and materials in connection with each request for payment), (ii) the change is consistent with the governmental agreements and approvals for the Building, (iii) the change is consistent with design standards for a first-class office buildings in the Market Area and does not have a material adverse effect on the value of the Building or the Land, and (iv) Tenant notifies Landlord within ten (10) business days after receiving Landlord’s Change Estimate Notice that Tenant authorizes Landlord to make such change and Tenant agrees that any delay in the performance of Landlord’s Work arising from such change is a Tenant Delay. Landlord shall promptly provide Tenant all reasonable cost accounting information regarding such work as may be reasonably requested in writing by Tenant. Landlord shall have no obligation to make any changes to the Base Building Specifications except in accordance with this Section 1.2(B). Notwithstanding anything in the Lease or this Work Agreement to the contrary, the costs of any Tenant Change Orders (after taking into account any cost savings that results from the Tenant Change Order) shall be deducted by Landlord from the Landlord’s Contribution following delivery to Tenant of a certification from Landlord’s architect that the applicable work has been substantially completed, together with backup documentation reasonably satisfactory to Tenant substantiating such costs, and, if the Landlord’s Contribution is not sufficient to pay in full the total costs of the applicable Tenant Change Order, Tenant shall pay any deficiency to Landlord, as Additional Rent, within fifteen (15) days following the Actual Substantial Completion Date regardless of the occurrence of any delays caused by Tenant.

1.3 INTENTIONALLY OMITTED.

1.4 LANDLORD’S WARRANTY

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

(A) Warranty. Landlord hereby warrants and represents to Tenant that (collectively “Landlord’s Warranty”):

(1) Landlord’s Work shall be performed: (i) in a good and workmanlike manner, (ii) in compliance with all applicable Legal Requirements and all Insurance Requirements (as defined in Section 9.1 hereof), and (iii) in substantial conformance with the Base Building Specifications; and

(2) Subject to the terms of Section 1.4(B) below, Landlord’s Work will be free from defects (latent or otherwise) in the design, workmanship or materials.

(B) Tenant’s Remedies in the Event of Breach of Landlord’s Warranty. If, on or before the Warranty Expiration Date, Tenant gives Landlord written notice of any breach of Landlord’s Warranty promptly after Tenant becomes aware of such breach, Landlord shall, at no cost to Tenant, correct or repair such breach as soon as conditions reasonably permit and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid. Except in the event of an emergency or notice of an unsafe condition, any such correction or repair to be performed in the Premises and that would materially interfere with the operation of a first-class business office (whether due to unreasonable noise, the creation of dirt or debris, or otherwise) in any portion of the Premises then occupied by Tenant will be performed outside of Normal Building Operating Hours. Landlord’s warranty obligations hereunder shall not apply to the extent of damage or defect caused by (v) abuse by Tenant or any Tenant Parties, (w) alterations or repairs not executed by Landlord or Landlord’s contractors or Tenant’s performance of Tenant’s Work, (x) the negligent acts or omissions or the willful misconduct of Tenant, its employees, agents, contractors, sublessees or permitted occupants, (y) improper or insufficient operation or maintenance by Tenant or any Tenant Parties, or (z) normal wear and tear and normal usage. The “Warranty Expiration Date” shall be defined as the date that is fifteen (15) days prior to the first (1st) anniversary of the Actual Substantial Completion Date, provided, however, that if and only to the extent that Landlord or Landlord’s general contractor has obtained, at no additional cost to Landlord (unless paid for by Tenant), the benefit of any extended warranty for any portion of Landlord’s Work (an “Extended Warranty”), the Warranty Expiration Date shall be extended to the date that is one (1) month prior to the actual expiration date of the Extended Warranty. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has breached Landlord’s Warranty or Landlord has otherwise failed to perform Landlord’s construction obligations under this Exhibit B, Tenant shall be deemed conclusively to have: (i) approved Landlord’s construction, (ii) waived any claim that Landlord has breached Landlord’s Warranty, and (iii) have agreed that Tenant has no claim that Landlord has failed to perform any of Landlord’s obligations under this Work Agreement. The provisions of this Section 1.4(B) shall be Tenant’s sole remedies for any breach of the Landlord’s Warranty; however nothing in this Section 1.4(B) shall be deemed to relieve Landlord of its express responsibilities to perform its obligations under the Lease, including, without limitation, Landlord’s obligations under Sections 7.1 and 7.2 of the Lease or affect or limit the provisions of Section 7.3 of the Lease.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

2.0 TENANT'S WORK

(A) From and after the Actual Initial Work Substantial Completion Date, Tenant, at its sole cost and expense (except for Landlord's Contribution, as hereinafter set forth), shall perform all work ("Tenant's Work") necessary to prepare the Premises for Tenant's occupancy in accordance with plans and specifications prepared by an architect, licensed by the Commonwealth of Massachusetts and approved by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed) (the "Tenant's Architect"), such plans and specifications to be subject to the reasonable approval of the Landlord. Landlord hereby approves Stantec Architecture and Engineering P.C. and/or ADD, Inc. as Tenant's Architect. Tenant's Work shall be performed in accordance with the provisions of the Lease (including, without limitation, Article IX and this Exhibit B).

(B) Tenant's Architect and Contractor. Tenant shall engage Tenant's Architect to prepare the plans and specifications ("Tenant's Plans") for Tenant's Work. The contractor(s) and subcontractors engaged by Tenant to perform Tenant's Work shall be licensed by the Commonwealth of Massachusetts and shall be approved by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed), provided, however, Tenant shall use Landlord's designated contractor for Tenant's tie-in to the Building Management System in the Building. As of the date of this Lease, Landlord approves J. Calnan & Associates, John Moriarty & Associates, Commodore Builders, Timberline Construction and Lee Kennedy Co. Inc. as proposed general contractors for the performance of the Tenant's Work.

(C) Planning Process. Tenant shall, not later than the outside dates set forth in Schedule 4 to this Exhibit B. subject to delays due to Landlord Delay, submit to Landlord for Landlord's approval an initial set of plans ("Initial Plans"), progress plans from time to time ("Interim Plans") and a full set of construction drawings (as the same may thereafter be modified by any Change Orders approved by Landlord and Tenant, the "Final Plans") for Tenant's Work (collectively, the "Plans"). The Final Plans shall contain at least the information required by, and shall conform to the requirements of, Schedule 5 and shall be coordinated with the design of Landlord's Work to the Premises. Landlord shall not unreasonably withhold or delay its approval of the Initial Plans, the Interim Plans, or the Final Plans, however, Landlord's determination of matters relating to aesthetic issues relating to alterations or changes which are visible outside the Premises shall be in Landlord's sole discretion. Landlord agrees to respond to any Initial Plans, Interim Plans or Final Plans within fifteen (15) business days of receipt thereof. Landlord shall respond with reasonable promptness to Tenant's reasonable requests for advice in connection with the preparation of the Plans within a reasonable time after their submission. Landlord shall reasonably cooperate with Tenant's diligent preparation of and delivery to Landlord of ftilly coordinated documents required under Schedule 5 to this Exhibit B and shall use reasonable efforts to cause Landlord's engineers to respond and cooperate with Tenant with reasonable promptness in the preparation of and delivery to Landlord of the Plans, in accordance with the time periods provided for in the Tenant Plans and Other Action Dates attached hereto as Schedule 4. If Landlord disapproves of any Plans, such disapproval shall state in reasonable detail Landlord's objections and conditions, and Tenant shall have the Plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and shall resubmit such Plans to Landlord. Landlord shall respond to such revised Plans within five (5)

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

business days (or ten (10) business days in the case of a major redesign) of receipt thereof. Such process shall be followed until the Final Plans shall have been approved by the Landlord without objection or condition. Tenant shall use reasonable speed and diligence to complete the Plans within the time frames set forth in the Tenant Plans and Other Action Dates attached hereto as Schedule 4. Landlord’s review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and/or Insurance Requirements nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements nor give right to any other parties. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, to the fullest extent permitted under applicable Legal Requirements, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any such work. No deviation from the Tenant’s Plans shall be made by Tenant except by written change order approved by Landlord in accordance with the standards set forth in this Section 2.0(C) for Landlord’s approval of Tenant’s Plans.

(D) Performance of Tenant’s Work. Once Tenant’s Plans have been approved by Landlord, Tenant, at its sole cost and expense (subject to Landlord’s Contribution), shall promptly, and with all due diligence, perform Tenant’s Work as set forth on Tenant’s Plans, and, in connection therewith, the Tenant shall obtain all necessary governmental permits and approvals for Tenant’s Work. All of Tenant’s Work shall be performed in accordance with the Plans and in accordance with applicable Legal Requirements and Insurance Requirements and in such manner as to maintain harmonious labor relations. Tenant shall have Tenant’s Work performed by contractors reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as required by Section 13.14 of the Lease. In the event that Tenant’s use of any contractors for the performance of Tenant’s Work results in any Labor Disharmony that interrupts or disrupts the progress or timely complete of the Landlord’s Work, it shall constitute a Tenant Delay. Landlord shall have the right to provide such reasonable rules and regulations relative to the performance of Tenant’s Work and any other work which the Tenant may perform under the Lease and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services (including, without limitation, those referenced in Paragraphs (F) and (G) of this Section 2.0). Notwithstanding the foregoing, Tenant will not be required to perform the Tenant’s Work on an after-hours basis pursuant to any construction rules and regulations adopted by Landlord for the Building unless performing such work during Normal Building Operating Hours would interfere with or delay the performance of Landlord’s Work.

(E) Quality of Tenant’s Work. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and all Insurance Requirements (as defined in Section 9.1 of the Lease). Tenant shall not be required to use any particular building standard architectural materials or items; however, the Tenant’s Work shall be consistent with tenant improvements typically

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

installed in comparable first-class office buildings in the Market Area. Each party authorizes the other to rely in connection with design and construction upon the written approval or other written authorizations on the party’s behalf by any Construction Representative of the party named in Section 1.2 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any Tenant’s Work, accordingly, to the extent permitted by law, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Building, the Land, or the Complex in connection with any work. Tenant shall also prepare and submit to Landlord promptly after Tenant’s Work is substantially complete a set of operations and maintenance manuals and as-built plans in both print and electronic (pdf and Autocad) forms showing the work performed by Tenant to the Premises. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as Additional Rent, an amount equal to all third party expenses incurred by Landlord to review Tenant’s Plans and Tenant’s Work. Except for such third party expenses and except as provided in subsection (G) below, Landlord will not charge Tenant any construction management or supervisory fee in connection with the Tenant’s Work, unless Landlord and Tenant otherwise agree in writing that Landlord will manage the performance of Tenant’s Work on Tenant’s behalf.

(F) Utilities. Tenant shall not be required to pay for the cost of any utilities used in the Premises in performing the Tenant’s Work. Tenant’s obligation to pay electricity and other utility charges pursuant to the Lease shall commence on the Rent Commencement Date and Landlord shall be responsible for the cost of all utilities supplied to the Premises prior to such Rent Commencement Date.

(G) Hoisting/Freight Elevators; Construction Debris. Landlord will not charge Tenant for use of freight and/or passenger elevators and the loading dock during the performance of Tenant’s Work and Tenant’s move into the Premises except that Tenant shall be responsible to pay for after-hours supervisory charges for Landlord’s property manager or supervisor to the extent Tenant is performing Tenant’s Work or move in to the Premises outside of Normal Business Hours and for any actual third party costs incurred in connection with any construction related building services during the performance of Tenant’s Work, including shut-down charges, tap in charges, sprinklers drain down fees, fire alarm testing and similar tests and inspections. Tenant shall be responsible for the removal and disposal of Tenant’s Work construction debris in accordance with Landlord’s rules and regulations for the performance of tenant work in the Building.

(H) Tenant Deliveries prior to Occupancy. Except as otherwise expressly provided in this Section 2.0(H), prior to occupying the Premises, or any portion thereof for the operation of Tenant’s business, it shall be Tenant’s obligation to obtain and deliver to Landlord the following (“Occupancy Conditions”):

(1) a certificate of occupancy or other like governmental approval or sign offs authorizing the use and occupancy of the Premises to the extent required by law;

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

(2) waivers of lien from all of Tenant’s contractors and subcontractors in form adequate for recording purposes in the forms attached as Exhibit G to the Lease;

(3) a set of as-built plans in both print and electronic (pdf and Autocad) forms showing the work performed by Tenant to the Premises which shall be delivered to Landlord within thirty (30) days following Tenant’s occupancy of the Premises; and

(4) an executed Declaration Affixing the Commencement Date of Lease in the form annexed to the Lease as Exhibit E.

3.0 LANDLORD’S CONTRIBUTION

(A) Definitions.

(1) “Hard Costs” shall be defined as the hard costs incurred by Tenant in performing the leasehold improvements included in Tenant’s Work, including data/telecom cabling and Tenant’s Signage, as well as such amounts as Tenant may be required to pay to Landlord in connection with Tenant Change Orders with respect to Landlord’s Work. Subject to Paragraph (A)(3) below, Hard Costs shall include, without limitation, Tenant’s general contractor fees and other contractor fees payable by Tenant and permit fees.

(2) Subject to Paragraph (A)(3) below, “Soft Costs” shall be defined as (i) the costs incurred by Tenant in connection with the preparation of Tenant’s Plans, inclusive of architectural, engineering and other design and construction-related fees and project management fees payable to Tenant’s construction manager, and (ii) the cost of any of Tenant’s personal property, trade fixtures or trade equipment (other than cabling and wiring), to be installed in the Premises.

(3) “Total Costs” shall be defined as the sum of all Hard Costs and Soft Costs. Notwithstanding anything to the contrary herein contained, in no event shall Total Costs include amounts payable on account of any supervisory fees, overhead, management fees or other payments to Tenant or to any partner or affiliate of Tenant (as opposed to independent third party service providers).

(4) “Budget” shall be defined as a good faith budget prepared by Tenant estimating the Soft Costs, Hard Costs, and Total Costs which will be incurred by Tenant.

(5) “Landlord’s Share” shall be defined as fraction, the numerator of which is the Maximum Amount of Landlord’s Contribution (less the amount of the Soft Costs Cap, as hereinafter defined, until such time as Tenant’s Soft Costs have been paid in full) and the denominator of which is the amount of total Hard Costs, as estimated in the then current Budget; provided however, that at no time shall Landlord’s Share exceed 100%.

(6) “Tenant’s Share” shall be defined as a fraction, the numerator of which is the amount by which the Budget for Hard Costs exceeds the Maximum Amount of Landlord’s

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Contribution for Hard Costs (less the amount of the Soft Costs Cap, as hereinafter defined, until such time as Tenant’s Soft Costs have been paid in full) and the denominator of which is the amount of total Hard Costs, as estimated in the then current Budget.

(7) “Maximum Amount of Landlord’s Contribution” shall be defined as Eight Million Six Hundred Twenty-Two Thousand Six Hundred Seventy-Five and 00/100 ($8,622,675.00) Dollars (i.e., $75.00 per square foot of Rentable Floor of the Primary Premises only), as reduced by the costs of performance of the Tenant Change Orders.

(8) “Requisition,” with respect to Hard Costs, shall be defined as written documentation (including, without limitation, invoices from Tenant’s contractor, written lien waivers from all persons or entities that may have a lien as a result of such work, in the recordable forms attached to the Lease as Exhibit G, and such other documentation as Landlord may reasonably request) showing in reasonable detail the costs of the improvements installed by Tenant to date in the Premises and certificate of Tenant’s Architect to Landlord and any other party reasonably designated by Landlord (such as Landlord’s mortgagee, if any) specifying the percentage of completion of Tenant’s Work, as applicable to the Requisition submitted, performed in or to the Premises in accordance with Tenant’s Plans approved by Landlord which Tenant has achieved as of the date of such certificate. Notwithstanding the foregoing, with respect to Soft Costs, “Requisition” shall mean written documentation (e.g., invoices from Tenant’s architect and engineers and vendors) showing in reasonable detail the Soft Costs. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant.

(9) “Final Requisition,” the Requisition made by Tenant for the disbursement of all or substantially all of the undisbursed portion of Landlord’s Contribution.

(10) “Requisition Conditions,” with respect to each Requisition, shall be defined as: (i) there being no monetary or material non-monetary Event of Default in existence and continuing at the time that Tenant submits such Requisition to Landlord, (ii) there exist, at the time that Tenant submits such Requisition to Landlord, no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant’s interest in the Lease or against the Building or the Complex arising out of Tenant’s Work, and (iii) there exist, at the time that Tenant submits such Requisition to Landlord, no litigation against the Building or the Complex involving the Tenant’s Work.

(11) “Final Requisition Conditions,” with respect to the Final Requisition, shall be defined as: (i) the Requisition Conditions, (ii) the Occupancy Conditions, (iii) final lien waivers from all persons or entities that may have a lien as a result of such work, in the recordable forms attached to the Lease as Exhibit G, (iv) Tenant has obtained and delivered a certificate from Tenant certifying the cost of such Tenant’s Work and representing that all contractors, subcontractors and suppliers involved with Tenant’s Work have been paid (or will, with the payment of the Final Requisition, be paid), together with evidence of such cost in the form of paid invoices, receipts and the like, and (v) Tenant has provided all close-out documentation reasonably required by Landlord.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

(B) Budget and Schedule. Tenant shall, after Tenant enters into its construction contract with Tenant’s Contractor, but, in any event, prior to the commencement of the Tenant Work, submit the Budget to Landlord and Tenant’s construction schedule for the performance of Tenant’s Work. Tenant shall, at least once per month after the commencement of the Tenant Work, submit an updated construction schedule to Landlord reflecting any changes to such construction schedule and indicating any acceleration activities implemented by Tenant or any of Tenant’s contractors to complete the Tenant’s Work.

(C) Landlord’s Contribution. Landlord shall provide a special allowance

(“Landlord’s Contribution”) to Tenant not to exceed the Maximum Amount of Landlord’s Contribution. Landlord’s Contribution shall be used and applied by Tenant solely on account of the Total Costs incurred by Tenant; provided however, that the maximum amount of Landlord’s Contribution which may be requisitioned and used by Tenant to pay for Soft Costs shall not exceed (i) $9.75 per square foot of Rentable Floor Area of the Premises which may be requisitioned by Tenant for Soft Costs (the “Soft Costs Cap”). In the event that the Total Costs of Tenant’s Work is less than the Landlord’s Contribution, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease. In no event shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Provided Tenant satisfies all of the Requisition Conditions at the time that it submits any Requisition to Landlord and all of the Final Requisition Conditions at the time that it submits the Final Requisition to Landlord, Tenant shall have the right to submit Requisitions (including the Final Requisition) to Landlord on account of Landlord’s Contribution as follows:

(1) Requisitions may not be submitted to Landlord more than one time per calendar month.

(2) If Landlord declines to make payment of the amount due under a Requisition on the basis that Tenant has failed to satisfy any of the Requisition Conditions, then, if Tenant subsequently satisfies such Requisition Conditions, and the Lease is then in full force and effect, Tenant shall have the right to resubmit such Requisition to Landlord in accordance with this Section 3.0.

(3) Landlord shall pay any amount properly due to Tenant on account of any Requisition on or before the date thirty (30) days after Landlord receives such Requisition and all necessary supporting information.

(4) Commencing as of the Execution Date of the Lease and based upon the Budget submitted by Tenant for Soft Costs, Tenant shall have the right to submit its Requisitions to Landlord on account of Soft Costs. Prior to the commencement of Tenant’s Work, Landlord shall pay 100% of each Requisition submitted by Tenant to Landlord on account of Soft Costs up to the Soft Costs Cap.

(5) After the submission of the Budget to Landlord, Tenant shall have the right to submit Requisitions to Landlord on account of Total Costs (subject to the caps on

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Soft Costs), and Landlord shall pay Landlord’s Share of the amount due pursuant to each Requisition until Landlord’s Contribution is exhausted; provided however, that Tenant’s Share of any payments made by Landlord to Tenant on account of Soft Costs prior to the submission of the Budget shall be credited against Landlord’s first payment(s) on account of Landlord’s Contributions made after the submission of the Budget.

(6) Landlord shall have no obligation to pay any portion of Landlord’s Contribution to Tenant with respect to any Requisition submitted by Tenant to Landlord after the date that is nine (9) months after the Rent Commencement Date.

(7) Landlord shall have the right, upon reasonable prior notice to Tenant, to review Tenant’s books and records relating to Total Costs to verify the amounts payable Landlord to Tenant on account of Landlord’s Contribution.

(8) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to pay Landlord’s Contribution jointly to both Tenant and Tenant’s contractor(s) and vendor(s), if a lien has been filed against the Building, the Land or the Complex on account of Tenant’s Work which has not been discharged or bonded over.

(D) Tenant’s Offset Right. If Landlord fails timely to pay any portion of Landlord’s Contribution when properly due and as to which Tenant has satisfied the Requisition Conditions, and such failure shall continue for thirty (30) days after written notice from Tenant to Landlord, then Tenant, provided no monetary or material non-monetary Event of Default of Tenant has occurred and is continuing, may deliver a second notice (an “Offset Notice”) to Landlord, which notice shall specify the Requisition that has not been timely paid, the date upon which it was sent to Landlord, and if Landlord fails to (i) send Tenant written notice which disputes that the specified Requisition (or portion thereof) of Landlord’s Contribution is due from Landlord and submitting the same to arbitration under Section 4.0 below (or if Landlord has timely disputed Tenant’s demand, has submitted such dispute to arbitration in accordance with said Section 4.0 and has thereafter failed to pay Tenant the amount of any final, unappealable arbitration award against Landlord within thirty (30) days after the issuance thereof) within such five (5) business day period, or (ii) disburse the amount expressly referenced in the Offset Notice within five (5) business days, then Tenant shall have the right to have such unpaid amount credited against the next installment(s) of Annual Fixed Rent thereafter due under this Lease, until such sums due Tenant have been fully paid by Landlord or fully credited and accounted for, provided however, that the amount so offset by Tenant in any calendar month shall not exceed twenty-five (25%) percent of the amount of the monthly installment of Annual Fixed Rent payable by Tenant to Landlord with respect to such calendar month. Any amounts for which Landlord fails to timely reimburse Tenant under this Section 1.1 shall bear interest at the Default Interest Rate, as defined in Section 16.21 of the Lease from the date due until the date paid. Any disputes arising under this Section 3.0 shall be submitted to arbitration under Section 4.0 of this Exhibit B, and the arbitrator’s decision shall be conclusive and binding on the parties.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

4.0 ARBITRATION

Any disputes relating to provisions or obligations in this Exhibit B or arising from the performance of the parties under this Exhibit B shall be resolved by arbitration, under the Construction Industry Rules of the American Arbitration Association (the “AAA”), and subject to the provisions of Mass. General Laws, c. 251, with hearings conducted as expeditiously as practicable and with no undue delay, and in no event later than sixty (60) days after the date of demand, in Boston, Massachusetts. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before filing of any demand for arbitration hereunder. Any award of an arbitrator rendered hereunder shall be subject to confirmation and entry of judgment thereon in any court of competent jurisdiction sitting in Suffolk or Middlesex Counties, Massachusetts, and the parties hereby consent to the jurisdiction of such court. The costs and administration expenses of each arbitration hereunder and their apportionment between the parties shall be borne equally by the parties, and each party shall be responsible for its own attorneys’ fees and expert witness fees. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under this Lease during the pending of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

5.0 ROOFTOP TERRACE CONSTRUCTION.

A preliminary plan and cost estimate for the Rooftop Terrace approved by Landlord and Tenant is attached as Exhibit P to this Lease (the “Preliminary Roof Terrace Plan”). Landlord shall submit for Tenant’s review and comment final construction drawings for the Rooftop Terrace, and Tenant shall provide its written design comments within five (5) Business Days after receipt of such final construction drawings. Landlord shall use reasonable efforts to incorporate Tenant’s reasonable design comments provided that any changes, modifications or comments from Tenant (i) in Landlord’s reasonable judgment are in keeping with the first-class nature of the Building and consistent with similar roof terraces in comparable buildings in the Market Area, (ii) are consistent with the governmental approvals and permits authorizing the performance of the Landlord’s Work, (iii) do not adversely affect the base building systems or other structural elements of the Building, and (iv) will not delay the substantial completion of the Rooftop Terrace or any of Landlord’s Work or delay Landlord’s ability to satisfy any of the Milestone Dates. Within fifteen (15) Business Days after Landlord’s receipt of Tenant’s design comments, Landlord shall submit a revised Roof Terrace Plan (“Final Roof Terrace Plan”) along with a preliminary estimate of the total hard and soft costs to be incurred by Landlord to design, permit and construct the Rooftop Terrace for Tenant’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided Tenant shall respond within ten (10) Business Days after receipt of the Final Roof Terrace Plan from Landlord. If Tenant shall have failed to respond to the Final Roof Terrace Plan within ten (10) Business Days after receipt from Landlord, Tenant shall be deemed to have approved the Final Roof Terrace Plan and Landlord shall proceed with the construction of the Rooftop Terrace in accordance with the Final Roof Terrace Plan. All of the costs to design, permit and construct the Rooftop Terrace, including materials and finishes incorporated therein, the costs of the general contractor, general conditions, general requirements and overhead (and shall represent the actual

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

costs to Landlord, without markup and without any construction management fee to Landlord), the aggregate of the amounts payable under the subcontracts selected and indirect costs, as set forth in the selected bids, a reasonable contingency and all other costs for permits, insurance, overhead, and performance of the Rooftop Terrace work shown on the Final Roof Terrace Plan shall be hereinafter referred to as “Rooftop Terrace Project Costs.” Tenant shall be responsible to pay the Rooftop Terrace Project Costs incurred by Landlord and such Rooftop Terrace Project Costs shall accrue interest commencing on the date of each disbursement by Landlord of any Rooftop Terrace Project Costs through the Tenant Reimbursement Date (as defined below) in an amount equal to six percent (6%) per annum (which shall include the soft costs included in the Rooftop Terrace Project Costs). Within ninety (90) days after the Substantial Completion Date, Landlord shall deliver a final accounting of the Rooftop Terrace Project Costs (based on “open book” backup from the general contractor, subcontractors and suppliers) in reasonable detail together with supporting documentation regarding such Rooftop Terrace Project Costs (the “Final Project Costs Statement”). Within thirty (30) days after the delivery by Landlord of the Final Project Costs Statement (the “Tenant Reimbursement Date”), Tenant shall pay to Landlord, as Additional Rent under the Lease, the entire amount of Rooftop Terrace Project Costs, including any accrued interest thereon. Notwithstanding the foregoing, Tenant may elect, in its sole discretion, by written notice to Tenant not later than one hundred (180) days prior to the Tenant Reimbursement Date, to require that all or any portion of the Rooftop Terrace Project Costs be amortized over the initial Term of the Lease or a direct reduction basis over one hundred eighty (180) months at an annual interest rate of six percent (6%) (the “Amortization Amount”) in 180 monthly installments (“Monthly Improvement Cost Payments”) payable, as Additional Rent, on the first day of each month following the Rent Commencement Date (provided that if the Rent Commencement Date is the first day of a month such payments shall commence on the Commencement Date) in the same manner as provided in the Lease for the payment of Annual Fixed Rent; provided however, that in the event that the Rooftop Terrace Project Costs exceed $2,000,000.00 (“Maximum Amount”), then, in addition to the Monthly Improvement Cost Payments, Tenant shall pay to Landlord, as Additional Rent, on or before the Tenant Reimbursement Date, all such Rooftop Terrace Project Costs in excess of the Maximum Amount and only the Maximum Amount will be amortized and payable by Tenant as part of the Monthly Improvement Cost Payments. Landlord and Tenant agree to execute and deliver an amendment to the Lease to memorialize the amounts and Tenant’s obligation to pay the Monthly Improvement Cost Payments as provided in this Section 5.0, provided that the parties’ failure to execute such amendment shall not modify Tenant’s obligations as determined above. Neither the Amortization Amount nor the Monthly Improvement Cost Payments shall be abated or reduced for any reason whatsoever (including, without limitation, untenantability of the Premises or termination of the Lease). Without limiting the foregoing, the rent abatement provisions of Section 7.7, Article XIV and any other rent abatement provisions of the Lease shall not apply to the Amortization Amount or the Monthly Improvement Cost Payments. Since the payment of the Amortization Amount represents a reimbursement to Landlord of costs which Landlord will incur in connection with the construction of the Premises, if there is any default (beyond the expiration of any applicable grace periods) of any of Tenant’s obligations under the Lease (including, without limitation, its obligation to pay the Monthly Improvement Cost Payments) or if the term of the Lease is terminated for any reason whatsoever prior to the termination of the term of the Lease, Tenant shall pay to Landlord, immediately upon demand, the unamortized balance of the Amortization

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Amount. Tenant’s obligation to pay the unamortized balance of the Amortization Amount shall be in addition to all other rights and remedies which Landlord has based upon any default of Tenant under the Lease, and Tenant shall not be entitled to any credit or reduction in such payment based upon amounts collected by Landlord from reletting the Premises after the default of Tenant.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Schedule 1 to Exhibit B

Base Building Specification

1. PROJECT DESCRIPTION .

The existing three-story structure at 1265 Main Street is to be redeveloped into a work loft building equating to approximately 119,969 rentable square feet consisting of the entire 2nd and 3rd floors and a portion of the 1st floor currently contemplated to be the main entrance on the west side of the building (facing Route 128/1-95). The remainder of the 1st floor of the building will be converted to exclusive parking for Clarks and a climate controlled loading dock and storage area as further detailed within.

Other elements to be provided by Landlord are as follows:

A. Landlord will install four (4) saw tooth monitor skylights, approximately 25 feet by 50 feet each.

B. Two-Story “Town Square” - As described in the premises section, the new redevelopment plan assumes the removal of approximately 2,500 square feet within the enclosed structure. Landlord will deliver these slab openings as part of the Landlord’s Work, all other work by the Tenant.

C. Glass Curtainwall Entry - Atrium - Landlord will deliver a three- story glass and aluminum entry. The glass and aluminum wall system will be a Kawneer 1600 wall or similar and will include entrance doors and a vestibule. The wall and finishes shall be consistent with first class office buildings in Waltham. Landlord will provide the slab openings and atrium exhaust and an internal two-story connecting stair from floor 1 main lobby to floor 2. Interior lobby finishes, stairs finishes, and walls are the responsibility of the Tenant.

2. LEED

A. Office building Core and Shell have been designed to obtain LEED Certification. Core shell designed in accordance with applicable codes.

B. Landlord to provide secure bike parking for LEED compliance in the garage area of the building. Bike storage for 26 bicycles on level 1 of the garage shall be included.

3. SITEWORK

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

A. Landlord to provide a green screen with a minimum height of ten (10) feet at the electric substation. Landlord to provide images, selection to be mutually agreeable between Tenant and Landlord.

B. Landlord to provide a flag pole and flag at the front of the building, subject to Landlord’s right to approve in writing any flag to be flown thereon other than the American flag, the British flag or a “Clark’s” flag.

C. All new landscaping improvements around the building per landscape design provided by Carol R. Johnson and Associates by Landlord.

D. Directional and way-finding signage for the project site shall be provided by the Landlord. Base Building signage by the Landlord shall include life safety signage only.

E. Utilities - Domestic Water, Gas, Power and Fire Protection services will be adequately engineered and sized to service the building. These are provided by the Landlord.

F. Conduits will be provided by the Landlord for Telephone/Data routing as necessary to service the building MDF room on floor 1.

G. Outdoor Patio Area - An exclusive landscaped outdoor terrace directly accessed from the second floor premises at the northeast comer of the building. The terrace will be a minimum of 3,750 SF and will include water hose bibs and electric outlets and will be delivered ready to receive furniture provided by the Tenant.

4. FOUNDATIONS

A. Existing and new foundations shall be constructed of steel reinforced concrete.

5. STRUCTURE

A. The new and existing structure will be reused. Levels 1, 2, and 3 are existing cast in place concrete, exposed columns with flat panel concrete floor slabs. Level 1 is a concrete slab on grade.

B. The roof is metal deck supported by structural steel columns and beams.

C. The existing structure to be reused has existing floor to floor heights of approximately 14’0” at levels 1 & 2. Level 3 to the roof is approximately 14’-7”.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

D. The structure will be designed in accordance with the following live and dead loads:

1. Wind and seismic load in accordance with State Building Code.

2. Floor live load 100 lbs./sf (including partitions).

3. Floor dead load 100 lbs /sf

4. Mechanical equipment rooms -- actual weight of equipment.

5. Roof -- 35 lbs. per square foot minimum and in accordance with governing building codes, plus allowances for specific drifting and equipment loads.

6. The existing structure can accommodate the design loads as stated.

E. Structure will be fireproofed by Landlord where required by the Building Code. Structural assemblies requiring fireproofing will be sprayed with a fiber fireproofing system as provided by W. R. Grace & Co. or equal.

F. Fire exit stairs will be standard steel pan stair assemblies with painted steel handrails and concrete fill, provided by Landlord.

G. Miscellaneous iron items (elevator sill angles, ladders, railings, loose lintels, expansion plates, toilet partition support frames, etc.) will be provided as needed by Landlord.

6. ROOFING AND WATERPROOFING

A. The roofing system will be a single membrane, LEED compliant, white, Factory Mutual FM installed Thermoplastic Polyolefin (TPO) roof system with a 15 year warranty, or equal roofing system.

B. Roof insulation will be rigid fiberglass board, applied with staggered joints conforming to State Building Code requirements and acceptable for use with the system specified.

C. Compatible roof walkway pads shall be provided for equipment access and servicing.

D. Metal flashing work will carry the subcontractor’s one year written warranty.

7. EXTERIOR WALLS

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

A. The exterior of the building should reflect a “mill-style” design having a facade that is comprised of 35%-45% glazing with the balance of the facade to be precast and masonry to accomplish the design intent indicated in the renderings.

B. Typical “mill-style” window to have a manufactured look with mullions and insulated glass.

C. Exterior entrance doors will be similar in construction to building window systems.

D. Exterior wall system to be designed in accordance with the State Building Code.

8. INTERIOR FINISHES

A. Main Lobby - Premises will be delivered by the landlord ready to receive finish work provided and installed by the Tenant. All atrium and lobby finishes will be part of Tenant’s Work including handrails and finishes to the stairs, floor finishes, lighting, etc.

B. Toilet Rooms - Landlord to furnish and install Base Building bathrooms as follows:

1. Flooring will consist of 12”xl2” thin set, grouted and sealed, ceramic floor tile with marble saddles at door openings.

2. Ceramic Tile will be installed to 7’ above the finished floor on wet walls. Paint shall be applied at non-tiled walls.

3. Ceiling will be acoustical ceiling tile: 2’x2’ (or 2’x4’) Second Look Tegular edge tile set in white standard duty grid or equal.

4. Lavatory counters will be natural stone or other solid surface material with backsplash and under-mount china lavatories.

5. Metal toilet enclosures will be ceiling mounted and of stainless steel panel construction. Toilet partition compartments shall have satin chrome hardware, one dual tissue holder, and one coat hook.

6. Each bathroom will have an automatic paper towel dispenser, a large waste receptacle, continuous 1/4” polished plate glass mirror over the counter, and lavatory mounted soap dispensers.

7. Toilet room accessories will be similar or equal to those manufactured by Bobrick Company, all in accordance with regulations of Architectural Access Board.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

8. Bathroom finishes will be mutually agreeable between Landlord and Tenant.

C. Other Area Finishes

1. Portions of Level 1 and all of Levels 2 and 3 - Existing concrete floor slab is being reused. Floors will be delivered to the tenant in a broom clean condition.

2. Loading Dock and Storage Area - Areas within the loading dock and storage areas shall have a concrete sealer. Sloped areas will be provided with a broom finish.

3. Fire Exit stair treads and landings will be sealed concrete. Stairwell walls will be painted drywall and includes lifesafety lighting.. Fire exit stairs will be used for employee movement between floors. Interior Fire Exit doors will include a vision panel.

4. The southern stairwell includes an exterior wall of constructed of glass and aluminum.

5. Landlord will provide a reception area restroom in the floor one (1) lobby. Landlord will provide the bathroom fixtures, toilet room accessories including a mirror and all finishes including lighting, ceiling, floor finishes, hot water and exhaust.

6. Landlord will provide four showers in the Fitness center and hot water to the showers and sinks.

D. Interior core drywall surfaces will be 5/8” drywall prepared to receive paint. Interior hollow metal surfaces will receive one coat of primer and two coats of semi-gloss enamel. Architectural woodwork and wood doors will receive a sealer and clear polyurethane finish. Colors to be coordinated with Tenant finishes.

9. LOADING DOCK

A. Loading dock includes one fully dedicated and exclusive loading dock with a loading dock leveler.

B. Separate space is provided for a tenant compactor and dumpster.

C. Dock space adjacent to the loading dock area is provided as indicated on the level one plan, [to be attached]

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

D. A connection from the loading dock to the Tenant space will be provided as indicated on the level one plan. Double doors will be provided as necessary to provide access from the loading dock area to the storage and freight elevator.

10. STORAGE AREA

A. Landlord to provide approximately 5,000 sf of climate controlled storage space at level 1 adjacent to the loading dock. Direct access shall be provided from the loading dock to Clarks’ storage space. Layout to be developed with Tenant’s approval, [to be attached]

11. WALL PARTITIONS

A. All base building partitions will be of gypsum wall board construction complying with building code. Fire-rated construction to be provide as required by code.

B. Typical demising walls consist of 2 1/2” studs or as required for wall height, insulated, up to the underside of slab, with one layer of 5/8” gypsum board on the common side of the stud.

C. Exterior wall shall be framed and insulated and have drywall to encapsulate the insulation system installed required by code. Walls will be taped ready to receive paint by Tenant.

D. Interior tenant partitions and column enclosures are by Tenant.

12. WINDOW TREATMENTS

A. All exterior windows will be equipped with manual roll down shades.

13. DOORS, FRAMES AND HARDWARE

A. Metal doors shall be provided at service core and mechanical rooms. They will be flush type 3’x8’xl-3/4” with stained hardwood finish at rooms with guest access (toilet rooms) and painted hollow metal at service rooms (electrical closets, mechanical rooms, etc.) in accordance with fire resistive requirements for each opening.

B. Exterior service doors will be painted hollow metal 3’ x 7’ x 1 3/4” in a painted hollow metal frame. At storefront and curtainwall locations, aluminum doors with glazing will be provided by the Landlord.

C. Interior Fire Exit Stair doors will be 3’ x 8’ x 1 3/4” and will include a vision panel in the door.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

D. Frames - All base building doors, except storefront doors, shall be installed and painted. Hollow metal door frame and door colors to be approved by Tenant.

E. Hardware - Base building doors shall have mortise-bodied levers with keyed locksets and closers.

F. Hardware sets shall be Schlage, Sargent or approved equal.

G. Hardware shall be a brushed aluminum or brushed chrome finish.

14. VERTICAL TRANSPORTATION

A. Two (2) 2,500 lb. passenger elevators will be provided as part of the landlord’s work. These units are located at the main lobby accessing floors 1 through 3. An alternate to provide access to the roof with one of these units is included in the Roof Deck alternate.

B. The single freight elevator will be shared use (i.e. freight and passenger service) at the southern end of the building and it will have a 5,000 lb. capacity and be 5’6” wide by 8’9” deep.

C. The elevator materials and color selected for the interiors of the building’s passenger cabs shall complement those selected for the Tenant’s lobby design. The finish shall be mutually agreeable between Clarks and the Landlord. An allowance of $20,000 per cab shall be provided by the Landlord. The design of elevator cab is provided as part of the Landlord’s Work.

15. PLUMBING

A. All material and workmanship shall be in strict accordance with the following codes:

1. Massachusetts State Plumbing Code.

2. Massachusetts State Building Code.

3. National Fire Codes.

4. Requirements of the local regulatory authorities.

B. Sanitary Waste and Vent System

Interior waste and vent piping shall convey wastes to the underground sanitary waste system and shall be vented through the roof as required by code. Exterior sanitary waste shall be connected to the site sanitary service outside the building.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

C. Roof drainage system

1. Interior roof drains shall be adequately sized and installed to drain all roof surfaces and shall be connected to the site storm drain outside of the building.

2. Structural loading as a result of ponding has been reviewed by the Design Team and scuppers at the perimeter are utilized as for overflow so that secondary roof drains are not required.

D. Cold and Hot Water System

Cold and hot water systems shall be installed to service all Base Building fixtures and equipment and also including the Tenant floor 1 reception restroom. The Tenant Fitness Center Showers and lavatories will have water overhead for installation by Tenant. Hot and cold water mains will be overhead for connection by Tenant’s contractor. Piping from the mains to the shower valves and sinks to be by Tenant. Cold and hot water and shall be sized in accordance with the requirements of the applicable plumbing codes.

E. Natural Gas System

Gas piping shall convey gas from the outlet of the meter to all Base Building equipment requiring gas and shall be sized in accordance with applicable fuel gas codes.

F. Piping and Fittings

Piping and fittings shall be cast iron for sanitary and storm; copper for water; and black steel for natural gas, all conforming to the latest ASTM and/or F.S. standards.

G. Piping and Drainage Accessories

Roof drains, wall hydrants, cleanouts and fixture carriers shall be as manufactured by J.R. Smith, Josam, Zum or approved equal. Backflow preventers shall be as manufactured by Watts or approved equal.

H. Insulation

All above ground cold and hot water piping, valves, and fittings shall be insulated, up to the mechanical shock absorbers. Horizontal rain leaders and all roof drains shall be insulated.

I. Water Meter

Water meter and piping shall be furnished and installed in accordance with the requirements of the local municipal service provider.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

J. Plumbing Fixtures

Fully-accessible, hands-free fixtures shall be provided in the Base Building toilet rooms. The number of plumbing fixtures shall be as required by applicable codes and shall be as follows:

1. Water closets shall be elongated, low-flow, auto flush valve closets with 1 1/2” top spud and exposed valve as manufactured by Sloan Company, or approved equal, with white, open front seats, no cover.

2. Urinals shall be wall-hung, low flow, white with 3/4” top spud, exposed valve as manufactured by Sloan Company, or approved equal.

3. Lavatories shall be auto detect under mount type with hot and cold fixtures.

4. Shower mixing valves shall be pressure balancing, temperature selection type with accessible accessories where required. Shower heads shall be low-flow type.

5. Provide gas fired or electric hot water heaters for base building core restrooms.

16. FIRE PROTECTION SYSTEM

A. The automatic light hazard fire protection system as furnished by the Landlord will consist of a fire pump (if required by the State Building Code), and a manual standpipe system equipped with 2 l/2” fire department hose valves on each floor landing in each stairwell.

B. The Base Building sprinkler system will consist of general coverage (15' x 15’ grid) with upturned heads to meet minimum code requirements for light hazard occupancy. All relocation and/or additional heads and associated piping shall be tenant work.

C. The combination sprinkler/standpipe system will include wet and dry alarm check valves located in the fire pump (if required) room. Alarm check valves where required are provided in the base building design.

D. Dry pipe sprinkler system will be installed in the Loading Dock area as required by code.

E. The sprinkler system on each floor will have a floor control valve assembly for isolating the sprinkler system for maintenance or for modifications due to Tenant Work.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

F. The Tenant‘s Work will include the installation of distribution piping, sprinkler heads throughout the building in accordance with the code requirements for Tenant’s particular uses and layouts.

G. Tenant’s fire protection drawings shall be approved by the Landlord.

H. The combination sprinkler/standpipe system will be designed to meet NFPA, state and local governmental requirements.

I. Hydrants will be located on the site as required by NFPA, state and local requirements.

J. The combination sprinkler and standpipe system alarm and supervisory devices will be interfaced with the fire alarm system as required by 2002 NFPA 13, Massachusetts State Building Code (780CMR, 6th edition), and local municipal requirements. The Base Building fire protection is designed per 8th edition MA State Building Code.

K. All sprinkler system piping and equipment shall be tested in accordance with all applicable codes and local municipal requirements.

L. Clarks will require limited extra hazard Group 1 coverage in approximately 2,000 rsf in a certain location of their space. The Base Building Systems will accommodate this requirement. Tenant to provide plan indicating location by 6/1/15.

17. HEATING, VENTILATING AND AIR CONDITIONING

All items provided as part of Landlord’s Work unless otherwise noted.

A. Materials, equipment and systems installed shall meet all requirements of applicable local codes and LEED Certification.

B. Base Building HVAC system includes vertical supply duct riser stubbed out 3’ on each floor for extension by Tenant. Also includes hot water supply/return risers stubbed out 3’ on each floor for extension by Tenant. Landlord will bring the Base Building HVAC to a designated location at the fitness facility.

C. Tenant’s Work includes hot water distribution system, medium pressure distribution ductwork, and all downstream secondary ductwork, interior and exterior boxes, controls, registers, grilles and diffusers.

D. Design Conditions

1. The HVAC systems shall be designed to maintain the following conditions:

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

As provided in design.

Outdoor summer = 91F DB / 73F WB
Indoor summer = 75F DB / 62F WB (50% RH)

Outdoor winter = 7F DB
Indoor winter = 70F DB

2. Outside air shall be introduced at a minimum rate as stated

• 0.1 CFM per s.f. based on 0.06 CFM per s.f. and 5 CFM per person based on 150 s.f. per person

• Accommodating approximately 25,000SF of tenant area at .2 CFM/sf of outside air is included.

3. For Tenant areas, the load calculations shall be based on a maximum sustained peak loading condition of one (1) person per one hundred fifty (150) usable square feet and a combined lighting and power load of 4 watts per usable square foot office.

E. Scope of Work

The HVAC system will consist of packaged DX air cooled rooftop units. The units will be complete with supply fan, return fan, multiple compressors, variable frequency drives, gas heat for morning warm-up. The units shall be mounted on vibration isolation curbs. Medium pressure supply ductwork risers within drywall return shafts shall be provided as part of the Base Building Work. All run-outs and distribution work, including associated variable air volume boxes (interior and exterior zones), shall be part of the Tenant Improvements Work. The Tenant Improvements shall be designed such that the interior zones shall be controlled by the use of variable air volume boxes with remote thermostats and the building perimeter areas shall be controlled by the use of fan-powered VAV terminal units with hot water heating coils.

Base Building Work HVAC System shall include:

1. Adjustable outside air dampers will be located in the rooftop units to ensure fresh air induction into the building HVAC system as required by code.

2. Toilet and miscellaneous exhaust fans with separate exhaust system.

3. FPT/VAV work within the bathrooms is included. FPT/VAV work within the main lobby and first floor entrance /egress corridor is included within the Tenant work.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

4. The roof top units shall be evaporative DX cooling complete with direct expansion cooling coil, variable frequency drives, multiple compressors, and gas heat for morning warm-up.

5. Medium pressure riser shafts to roof top units with fire damper stubbed out three (3) feet from the shaft.

6. Gas fired hot water boilers, pumps, piping and controls. Supply and return piping risers with capped and valved connections on each floor for future extension by the tenant.

7. DDC control system for the Base Building roof top units and VAV boxes.

F. All required balancing tests and adjustments for all Base Building systems, including air systems, automatic control, and piping systems will be performed by accredited personnel. Work to be performed upon completion of Tenant work.

G. All low pressure supply duct work in Base Building unconditioned spaces, under roof and in mechanical equipment rooms shall be insulated. All low pressure supply ductwork above air conditioned space will be insulated.

H. The entire building system shall be controlled and monitored by a Building Management System, which shall automatically monitor and adjust building temperatures and energy usage. Lighting control shall be furnished and installed by the Tenant and may utilize the BMS at the Tenant’s election.

I. Clarks will require riser space in the building for an exhaust duct and a location for a vertical riser/vent located on the rooftop, location to be determined.

Landlord will coordinate with the Tenant.

18. ELECTRICAL

A. General: All electrical work shall conform to The National Board of Fire Underwriters, the latest edition of the National Electrical Code.

B. Base Building electrical system extends up to the base building electric room sized to accommodate tenant electrical design load of 6.0 watts/SF for lighting and power.

C. Design Conditions:

1. Service shall be capable of satisfying all the Base Building power requirements for heating, ventilating, air conditioning equipment, common areas power and lighting, and building site lighting.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

2. Lighting power shall be designed to Massachusetts State Building Code, 8th Edition CMR 780 Chapter 13 Energy Conservation Code for the following lighting levels:

• Office areas - 50 foot candles (Tenant Improvements)

• Lobby and toilet areas - 30 foot candles

• Storage areas - 20 foot candles

• Closets and Mechanical Areas - as required, including individual switching.

• Fire Exit Stairs

3. Tenant lighting and equipment power shall be designed for 6 watts connected load per usable square foot.

D. Electric Power Distribution:

1. The building shall be served by a 277/480 volt three phase, 4 wire service.

2. The building shall be provided with a utility electric meter.

3. An emergency generator will be installed by Landlord to provide backup power for building life safety systems, Building lighting for emergency egress;.

emergency egress lighting may be provided by integral emergency ballast and battery system.

In the event that a Base Building generator is not required by code, then Landlord and Tenant shall mutually agree upon a concrete pad site for Landlord to install at Tenant’s cost near the Building for Tenant’ use.

4. A 277/480 volt, three-phase, four-wire distribution panels in (2) electrical closets per floor and low voltage transformers shall be provided as required for Base Building work.

All distribution of electricity from the building’s service for tenants’ use,

including high and low voltage panels, transformers, shall be by tenant. Panels for Tenant use to support Tenant Improvement work shall be provided by the tenant.

5. The electrical switchgear manufacturer shall be General Electric, Cutler Hammer, Siemens, Square D, Westinghouse, or approved equal.

6. Panel boards as manufactured by General Electric, Cutler Hammer, Siemens, Square D, or approved equal.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

7. Dry Type Transformers as manufactured by General Electric, Cutler Hammer, Siemens, Square D, Jefferson, or approved equal.

E. Wiring methods shall be as follows:

1. Electric metallic tubing pulled in type “THWN” or “THHN” wires and cables for main, sub main and branch feeders as required by Code.

2. Electric metallic tubing unshielded cable as required by Code will be used for lighting and appliance branch circuitry in “core,” “public” and “building service” spaces.

3. Minimum code approved wiring method for lighting and appliance branch circuitry in finished spaces. For branch circuitry above acoustic ceiling, this method includes use electric metallic tubing cabled or uncabled wiring to junction box in vicinity of device and uncabled wiring from junction box to device. Wiring method for lighting shall include wiring pulled through continuous lighting rows from point of branch circuit feeder to nearest light access location.

F. The following items shall be included in the Tenant’s Work:

1. Tenant shall make the necessary connection to the base building distribution panels provided in two (2) electrical closets per floor providing all panel boards, transformers, wiring, devices and related electrical components required to their service electrical requirements. Base building distribution panels only are provided in the current design, tenant panel boards shall be by tenant.

2. Tenant to provide panel boards as follows:

• 480/277 volt mechanical panels

• 480/277 volt lighting panels

• 208/120 volt power panels

3. Intentionally Omitted.

4. Supply power with characteristics as follows:

• 480 volts three phase to all motors 1/2 horsepower and larger.

• 277 volts single phase to all fluorescent (and other discharge type lamp) lighting fixtures.

• 120 volts single phase to all general convenience receptacle outlets.

• Special power for hard-wired or receptacle connections to appliances.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

5. Incorporate three-phase dry type transformers (480 volt delta to 208/128 volt wye) as required to produce the aforementioned supply characteristics which are not available from direct connection off the main service characteristics.

6. Incorporate wiring methods as follows:

• Electric metallic tubing pulled in type “THWN” or “THHN” wires and cables for main, sub-main, and branch feeders as required by Code.

• Electric metallic tubing unshielded cable as required by Code will be used for lighting and appliance branch circuitry in “core”, “public” and “building service” spaces.

• Minimum code approved wiring method for lighting and appliance branch circuitry in office spaces. Wiring method for lighting shall include wiring pulled through continuous lighting rows from point of branch circuit feeder to nearest light access location.

7. Lighting fixtures other than in the base building stairs, building service rooms and base building toilet rooms.

8. Life safety egress as required by local and state codes. Fixtures will utilize T8 lamps, electronic ballasts and/or battery packs.

9. Motors, Motor Starters and Power Circuit Wiring:

• Motors will be furnished and installed separate from the electric work.

• Motor starters will be furnished and installed as part of the electric work. Starters for air conditioning compressors will be supplied by mechanical contractor.

• The electric work shall include all power circuit wiring up to motor terminals together with final connections to same.

G. Rough-in Provisions for Telephone/Data Company

1. Landlord to provide service entrance conduits extending from the property line to a main telephone room on the ground floor.

2. Landlord to provide One (1) main telephone closet in the first level.

3. Landlord to provide Two (2) 4 x 8 sheets of fire rated plywood mounted to wall in main telephone room.

H. Automatic Addressable Fire Alarm Detection System:

1. A fire alarm system for the building common areas shall be installed in accordance with all current applicable building codes including NFPA and ADA.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

2. Fire alarm devices outside the core areas and within the demised premises shall be installed as part of the Tenants Work.

3. Base Building fire alarm system shall have capacity to accommodate horn and strobe devices per floor for tenant’s use as per code.

4. Fire Alarm equipment as manufactured by E.S.T., Simplex, Honeywell, Notifier, Alerton, or approved equal.

5. The Fire Alarm Transponder Cabinets shall have spare capacity for additional initiation devices required for Tenant fit out.

19. ACCESS CONTROL AND SECURITY SYSTEM

Landlord to provide conduit, power and door hardware and exterior locking hardware only, for the perimeter card access system including the electric door locks, raceways and power for main exterior entries;

1. South entry vestibule

2. Fitness center entry

3. E entry from Level 1 parking

4. Outdoor terrace vestibule located on floor 2..

5. Main Atrium Entry

Security wiring, card readers and the security system shall be furnished and installed by Tenant.

20. VAPOR BARRIER

A vapor barrier shall be installed beneath the level one slab in occupied areas of the building. These areas shall include the first floor lobby, south entrance, storage area, elevator pits, and stairs.

21. OTHER CLARIFICATIONS

A. The following items shall be part of Tenant’s Work and are not included in the Landlord’s Work or the responsibility of the Landlord :

1. Ceiling high and, except on multi-tenant floors, demising partitions

2. Tenant entrance doors and interior doors

3. Acoustical ceilings

4. Carpet or other floor covering

5. Prime paint finish on interior drywall/tape finish of exterior wall by Landlord

6. Light fixtures

7. Single pole switches

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

8. Wall-mounted duplex outlets

9. Wall-mounted telephone outlets

10. Final sprinkler head layout, fixture upgrades, quantities above Base Building, and all piping associated with changes

11. Interior and exterior VAV boxes, all Registers, Diffusers and Grilles (RDG) with medium pressure and distribution ductwork. Medium pressure supply ductwork shall have duct sound attenuators and external duct insulation throughout

12. Hot water distribution system within tenant spaces

13. All electrical work on Tenant’s meter

14. Fire alarm stations and exit signs required by code (but such items shall be included in Base Building to the extent located in core areas)

15. Elevator lobby finishes on single tenant floors (elevator frames and doors are brushed stainless steel)

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Schedule 2 to Exhibit B

COMMENCEMENT DATE ELEMENTS

The following components of the Landlord’s Work are substantially complete:

(1)
the structural steel and concrete slab on deck are substantially complete in the Building;
(2)
the fireproofing, where required, is substantially complete and conforming to NFPA Standards and code requirements on the floors of the Building on which the Tenant Work will commence.
(3)
the exterior skin of the Building has been completed to such an extent that Tenant may commence and continue the Tenant Work without material interruption and the floors of the Building on which the Tenant Work will commence will not be directly exposed to the elements(excepting (i) any portion of the façade being used as a loading window for materials and trash to serve the Building during the construction of the Landlord’s Work and to which the temporary hoist may be attached, and (ii) the Building’s west atrium entrance structure and glass, and Tenant agrees that the exterior skin of the Building will not be complete in those areas until the permanent freight elevator is rendered operational but the foregoing shall have no impact on the determination of whether the exterior skin requirement has been satisfied hereunder);
(4)
the roof of the Building has been substantially completed, except to the extent that the roof work cannot be substantially completed as the result of the installation of any component of the Tenant Work, Tenant’s Property or Tenant’s telecommunications equipment thereon;
(5)
the mechanical shaft openings will be in place and enclosed on the floors of the Building on which the Tenant Work will commence;
(6)
Operational Building Mechanical System; and
(7)
permanent or temporary electrical power is available on the applicable floors of the Building on which the Tenant Work will commence.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Schedule 3 to Exhibit B

INTERIM COMPLETION ELEMENTS

The following components of the Landlord’s Work are substantially complete:

(1)
the Commencement Date Elements have been substantially completed;
(2)
One (1) of the base building elevators has been placed into service for use by Tenant;
(3)
the base building fire alarm system is ready for Tenant connection;
(4)
the base building HVAC system is operational and has been initially balanced (except for those areas impacted by the Tenant Work);
(5)
the base building HVAC infrastructure (including air handler units, hot water system and automatic temperature controls) will be substantially complete;
(6)
the toilet core rooms on the floors of the Building are substantially complete (exclusive of tenant finishes which are Tenant’s responsibility);
(7)
the vertical electrical risers have been installed on each floor of the Building on which the Premises is located and are ready for tenant connection; and
(8)
domestic water, waste and vent have been stubbed to each floor of the Building on which the Premises is located and ready for tenant connection.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Schedule 4 to Exhibit B

TENANT PLANS AND OTHER ACTION DATES

Tenant Milestone	Outside Date
Tenant Impacts to Base Building	January 15, 2015 - Completed
Outside Date for submission of Tenant’s Initial Plans to Landlord for review.	July 31, 2015
Outside Date for submission of Tenant’s Interim Plans	November 1, 2015
Outside Date for submission of Tenant’s Final Plans	February 1, 2016

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Schedule 5 to Exhibit B

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1. Floor plan indicating location of partitions and doors (details required of partition and door types).

2. Location of standard electrical convenience outlets and telephone outlets.

3. Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6. Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7. Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8. Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9. Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10. Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

13. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14. Location of any special soundproofing requirements.

15. All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

16. Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord’s review and use.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

17. Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.

18. Upon completion of the work, Tenant shall provide Landlord with two hard copies and one CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

Schedule 6 to Exhibit B

MILESTONE DATES

Milestone	Milestone Date
Initial Work Completion Date	March 1, 2016
Interim Conditions Completion Date	June 1, 2016
Substantial Completion Date	August 1, 2016

Exhibit B

1265 Main Street Clarks Americas, Inc. Lease

EXHIBIT C

LANDLORD SERVICES

I. CLEANING

Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays observed by the cleaning company and Saturdays and Sundays.

A. OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas within the Premises (exclusive of specialty areas within the Premises such as, without limitation, kitchenettes, the Outdoor Terrace Area, the Fitness Facilities and the Rooftop Terrace) shall include:

1. Vacuuming, damp mopping of resilient floors and trash removal.

2. Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3. High dusting and dusting of window blinds or shades to be rendered as needed.

B. LAVATORIES

Cleaning and janitorial services to be provided in the lavatories of the Building and core restrooms on each floor (exclusive of specialty areas within the Premises such as shower rooms) shall include:

1. Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2. Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3. High dusting to be rendered as needed.

C. MAIN LOBBY, ELEVATORS AND STAIRWELLS

Cleaning and janitorial services to be provided in the Building shall include:

Exhibit C

1265 Main Street Clarks Americas, Inc. Lease

1. Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.

2. High dusting to be rendered as needed.

D. WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at frequency necessary to maintain a first class appearance.

E. PEST CONTROL

Pest control services for the exterior of the Building.

The additional janitorial services set forth on Schedule C-l attached hereto will be performed by Landlord and the costs will be paid by Tenant as Additional Rent but with the costs separately allocated as a “Special Service” payable by Tenant and not subject to the Expense Cap set forth in Section 7.5(C) below (but without mark-up by Landlord).

II. HVAC

A. Heating, ventilating and air conditioning equipment will be provided in accordance with Section 11 of the Base Building Specifications attached as Schedule 1 to Exhibit B of the Lease. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

B. Subject to the provisions of Section 7.7(A), Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require twenty- four (24) hours per day, seven (7) days per week, provided, however, if Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating outside of the normal operating hours of 7:00 a.m. to 9:00 p.m. Monday through Friday (legal holidays in all cases excepted) for the Building, Tenant shall make written request for such service delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the after hours usage and such after hours usage will be provided without additional charge by Landlord (exclusive of the utility costs incurred with respect to such service). Regular HVAC service on Saturdays to Tenant’s customer service area in the Premises to be agreed upon.

III. ELECTRICAL SERVICES

Exhibit C

1265 Main Street Clarks Americas, Inc. Lease

A. Subject to the provisions of Section 7.7(A) of the Lease and any interruptions resulting from any fire or other casualty, Landlord shall provide electric power for a combined load of 5.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space twenty- four (24) hours per day, seven (7) days per week.

B. To the extent required by applicable Legal Requirements, Tenant shall be responsible to have any special equipment (such as computers and data center equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage in excess of 5.0 watts per square foot, separately metered or submetered in accordance with the terms of the Lease (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and for direct billing to Tenant for the electric power required for any such special equipment.

C. At Tenant’s option and expense (and not as part of Landlord’s Operating Expenses), Landlord will (i) furnish and install all replacement lighting tubes, lamps and ballasts required by Tenant, and (ii) clean lighting fixtures on a regularly scheduled basis.

IV. ELEVATORS

Landlord shall provide passenger elevators in the Building, including at least one (1) freight elevator, in a manner consistent with similar Class A buildings in the Market Area, provided that (1) at least one (1) passenger elevator servicing the Premises shall be operational and available on a 24 hour, seven (7) day a week basis, and (2) only one (1) passenger elevator may be used as a freight elevator at any given time (and if only one (1) passenger elevator is then in service, such elevator may nonetheless also be used as a freight elevator but only outside of Normal Building Operating Hours).

V. WATER

Subject to the provisions of Section 7.7(A) of the Lease and any interruptions resulting from Force Majeure or any fire or other casualty, provide (i) domestic hot water for lavatory purposes in core restrooms on the 2nd and 3rd floors, the lobby restroom on the lst floor and the shower facilities in the Fitness Facilities and (ii) domestic cold water for drinking, lavatory and toilet purposes (but not including the heating of hot water for kitchenettes, additional bathrooms or showers and other specialized areas within the Premises, which shall be at Tenant’s expense and not part of Landlord’s Operating Expenses) twenty-four (24) hours per day, seven (7) days per week.

VI. SECURITY: ACCESS

Tenant shall have access to the Building, the Property and the Common Areas of the Property twenty-four (24) hours per day, seven (7) days per week, subject to reasonable security restrictions, Force Majeure and emergency conditions.

Exhibit C

1265 Main Street Clarks Americas, Inc. Lease

Landlord will provide a conduit/power and hardware for the Building entry locations at the main entry door to the Building, the vestibule north side entry door on the 1st floor, the parking area and Fitness Facilities south entry doors and the Outdoor Terrace Area entry door. Tenant will be responsible to install perimeter card readers at such entry doors and to tie the card readers into Tenant’s access control system for the Premises as part of Tenant’s Work.

Landlord will provide, through a third-party security services contactor, random security patrols of the building perimeter and parking areas during non-Building Hours, and, upon request from Tenant’s employees, an escort for Tenant’s employees to their vehicles in the parking areas during non-Building Hours (it being acknowledged and agreed that (x) this escort will be provided by the roving security guard assigned to patrol the Complex and other properties owned by Landlord and its affiliates and accordingly that there may be a variable waiting period between the time that the call is placed and the time that the security guard arrives on the Complex, and (y) the obligation to provide an escort service shall not apply to any mortgagee or subsequent third-party holder of the landlord’s interest in this Lease).

VII. SNOW REMOVAL

Snow removal and treatment of ice will be performed by Landlord or Overlandlord or its respective contractors in a manner that is comparable to such service provided at similar Class A mixed-use buildings in the Market Area and subject to the applicable provisions of the Overlease and the Declaration.

Nothing contained in this Exhibit C. including, without limitation, references to Section 7.7(A), shall limit or postpone Tenant’s express rights under Section 7.7(C) and Section 7.7(D) of the Lease.

Exhibit C

1265 Main Street Clarks Americas, Inc. Lease

SCHEDULE C-l

ADDITIONAL JANITORIAL SERVICES

BILLED AS SPECIAL SERVICES

1) Monthly pest control service for the interior of the Building.

2) Weekly service to the Outdoor Terrace (assumed to be by the landscape crew) to include watering of any potted plants and blow clean any lawn clippings or other debris from all hard surfaces.

3) Cleaning Services (in addition to your customary ones):

NIGHTLY -

Monday through Friday - cleaning of the shower and locker areas of the fitness center

Monday through Friday - cleaning of the counters and tables, and removal of trash from the Cafe and four (4) kitchenettes

Weekly - dust surfaces and damp mop resilient floor of the Model Shop

DAY PORTER -

Monday through Friday Day Porter (for a minimum of 4 hours per day - preferably 10-2pm) whose duties would include:

Lobby

Check and clean main lobby
Clean Atrium glass doors & vestibule

Dust/Wipe down all lobby furniture

Outdoor Terrace & Roof Deck (From April 1st to October 31st each year only and except during periods of inclement weather)

Clean Glass vestibule and doors
Check and Clean Seating Areas
Clean Counters
Collect and Remove Trash

Restrooms & Fitness Center Shower Areas

Clean Mirrors
Clean Toilets
Clean Sinks
Clean Counters

Empty Trash

Check & replenish toilet paper rolls

Check & replenish paper towels
Check & replenish hand soap

Cafe and kitchenettes

Clean counters

Clean tables

Clean sinks

Wipe down microwaves Take trash out

Other areas

Exhibit C

1265 Main Street Clarks Americas, Inc. Lease

Check and clean conference rooms as needed, empty trash cans in rooms
Check and clean Retail Store as needed, empty trash can
Collect & throw out any empty boxes near trash areas

Exhibit C

1265 Main Street Clarks Americas, Inc. Lease

EXHIBIT D

FLOOR PLANS OF THE PREMISES

Exhibit D
1265 Main Street Clarks Americas. Inc. Lease

Boston Properties

EXHIBIT D: FIRST FLOOR

PAGE 1 OF 4

Exhibit D
1265 Main Street Clarks Americas. Inc. Lease

N

Boston Properties

EXHIBIT D: FIRST FLOOR

PAGE 2 OF 4

Exhibit D
1265 Main Street Clarks Americas. Inc. Lease

Drawing name: \\cs-fs.bostonproperties.com\jdenis$\Desktop\04.07.15\A2-2.dwg Apr 07, 2015 - 14:08pm

Boston Properties EXHIBIT D: THIRD FLOOR PAGE 3 OF 4

Exhibit D
1265 Main Street Clarks Americas. Inc. Lease

Exhibit D
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT E

DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

THIS AGREEMENT made this ____ day of __________________, 20 __, by and between [LANDLORD] (hereinafter “Landlord”) and [TENANT] (hereinafter “Tenant”).

WITNESSETH THAT:

1. This Agreement is made pursuant to Section [3.1] of that certain Lease dated [date], between Landlord and Tenant (the “Lease”).

2. It is hereby stipulated that the Lease Term commenced on [commencement date], (being the “Commencement Date” under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

LANDLORD: 1265 MAIN OFFICE SUBSIDIARY LLC
By:
Name:
Title:

ATTEST:	TENANT: CLARKS AMERICAS, INC., a Delaware corporation
By.	By:
Name:	Name:
Title:	Title:
Hereunto duly authorized

Exhibit E
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT F

[Intentionally Omitted]

Exhibit F
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT G

FORMS OF LIEN WAIVERS

CONTRACTOR’S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF _______________________________ Date: _______________________________

__________________________________ COUNTY Application for Payment No.: ____________________

OWNER:
CONTRACTOR:
LENDER/MORTGAGEE:	None
1.	Original Contract Amount:	$
2.	Approved Change Orders:	$
3.	Adjusted Contract Amount:	$
(line 1 plus line 2)
4.	Completed to Date:	$
5.	Less Retainage:	$
6.	Total Payable to Date:	$
(line 4 less line 5)
7.	Less Previous Payments:	$
8.	Current Amount Due:	$
(line 6 less line 7)
9.	Pending Change Orders:	$
10.	Disputed Claims:	$

The undersigned who has a contract with _______________________________ for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in _________________ (city or town), _________________ County, ______________________ and owned by ___________________, upon receipt of ___________________ ($_______) in payment of an invoice/requisition/application for payment dated ___________________does hereby:

Exhibit G
1265 Main Street Clarks Americas. Inc. Lease

(a) waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date ___________________ (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b) subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this _________day of __________, 20__.

WITNESS:	CONTRACTOR:

Name:	Name :
Title:	Title:

Exhibit G
1265 Main Street Clarks Americas. Inc. Lease

SUBCONTRACTOR’S LIEN WAIVER

General Contractor:
Subcontractor:
Owner:
Project:

Total Amount Previously Paid:	$
Amount Paid This Date:	$
Retainage (Including This Payment) Held to Date:	$

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project. This document is to take effect as a sealed instrument.

Exhibit G
1265 Main Street Clarks Americas. Inc. Lease

Signed under the penalties of perjury as of this ________day of _________________, 20__.

SUBCONTRACTOR:	Signature and Printed Name of Individual Signing this Lien Waiver

WITNESS:

Name:
Title:
Dated:

Exhibit G
1265 Main Street Clarks Americas. Inc. Lease

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT

OF FINAL PAYMENT

Commonwealth of Massachusetts	Date :
COUNTY OF	Invoice No.:

OWNER:
CONTRACTOR:
PROJECT:
1.	Original Contract Amount:	$
2.	Approved Change Orders:	$
3.	Adjusted Contract Amount:	$
4.	Sums Paid on Account of Contract Amount:	$
5.	Less Final Payment Due:	$

The undersigned being duly sworn hereby attests that when the Final Payment Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney’s fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

Exhibit G
1265 Main Street Clarks Americas. Inc. Lease

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Exhibit G
1265 Main Street Clarks Americas. Inc. Lease

Signed under the penalties of perjury as a sealed instrument as of this ___ day of

, .

Corporation

By:
Name:
Title:
Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this ___ day of ____________, 20__, before me, the undersigned notary public, personally appeared _________________________, proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as for , a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC

My Commission Expires:

Exhibit G
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT H

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.
Definition of Prevailing Market Rent. “Prevailing Market Rent” shall mean the annual fair market rental value of the Premises in connection Tenant’s exercise of its options under Section 3.2, Section 2.4 or Section 18.3 as applicable of the Lease. Such annual fair market rental value determination (a) may include provision for annual increases in rent during the Lease Term or the Extended Term, as applicable, if so determined, (b) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in this Lease, (c) shall be based on comparable office lease transactions with third party tenants for office space in the Building and in comparable first class office buildings in the Market Area, and (d) shall take into account all relevant factors as determined by the brokers selected in accordance with the provisions hereof.
2.
Tenant’s Request. Tenant shall send a notice to Landlord in accordance with Section 3.2 of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years’ experience dealing in properties of a nature and type generally similar to the Building located in the Market Area, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.
2.
Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above.
3.
Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.
4.
Rental Value Determination. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the fair market rental value of the Premises for the Extended Term. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the “Prevailing Market Rent.”

Exhibit H
1265 Main Street Clarks Americas. Inc. Lease

5.
Resolution of Broker Deadlock. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.
6.
Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.
7.
Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant’s broker shall alone make the determination of the Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been reasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association, as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Boston Bar Association, and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

Exhibit H
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT I

LIST OF MORTGAGES

None.

Exhibit I
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT J

FORM OF CERTIFICATE OF INSURANCE

ACORD. CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YY)

PRODUCER

109722-ALL-GL-06-07

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

COMPANY A

INSURED

COMPANY B

COMPANY C

COMPANY D

COVERAGES

This certificate supersedes and replaces any previously issued certificate.

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY ☐ COMMERCIAL GENERAL LIABILITY ☐ CLAIMS MADE ☐ OCCUR ☐ OWNER'S & CONTRACTOR'S PROT ☐				GENERAL AGGREGATE	$
					PRODUCTS - COMP/OP AGG	$
					PERSONAL & ADV INJURY	$
					EACH OCCURRENCE	$
					FIRE DAMAGE (Any one fire)	$
					MED EXP (Any one person)	$
	AUTOMOBILE LIABILITY ☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON-OWNED AUTOS ☐				COMBINED SINGLE LIMIT	$
					BODILY INJURY (Per person)	$
					BODILY INJURY (Per accident)	$
					PROPERTY DAMAGE	$
	GARAGE LIABILITY ☐ ANY AUTO ☐				AUTO ONLY - EA ACCIDENT	$
					OTHER THAN AUTO ONLY:	
					EACH ACCIDENT	$
					AGGREGATE	$
	EXCESS LIABILITY ☐ UMBRELLA FORM ☐ OTHER THAN UMBRELLA FORM				EACH OCCURRENCE	$
					AGGREGATE	$
						$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: ☐ INCL ☐ EXCL				X WC STATU-TORY LIMITS OTH-ER	
					EACH ACCIDENT	$
					DISEASE - POLICY LIMIT	$
					DISEASE - EACH EMPLOYEE	$
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER NYC-002611111-01

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Nancy Bartolino

Nancy Bartolino

ACORD 25 (11/95)

© ACORD CORPORATION 1988

Exhibit J
1265 Main Street Clarks Americas. Inc. Lease

ACORD

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AGENCY — PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): — E-MAIL ADDRESS:	
CODE: — SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER — POLICY NUMBER
	EFFECTIVE DATE — EXPIRATION DATE — CONTINUED UNTIL TERMINATED IF CHECKED
	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL ____ DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2006/07)

© ACORD CORPORATION 1993-2006. All rights reserved.

The ACORD name and logo are registered marks of ACORD

Exhibit J
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT K-l

BUILDING SIGNAGE

Exhibit K-1
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT K-2

MONUMENT SIGNAGE

Exhibit K-2
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT L

FORM OF NOTICE OF LEASE

Notice is hereby given, pursuant to the provisions of Massachusetts General Laws Chapter 183, Section 4, of the following Lease:

LANDLORD:	1265 MAIN OFFICE SUBSIDIARY LLC
TENANT:	CLARKS AMERICAS, INC.
DATE OF EXECUTION:	, 2015
ORIGINAL TERM COMMENCEMENT DATE:
DESCRIPTION OF LEASED PREMISES:
ORIGINAL TERM:
EXTENSION RIGHTS:
EXPANSION RIGHTS:

The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease. For Landlord’s title to the Property, see deed recorded with the Middlesex South District Registry of Deeds in Book , Page .

Executed as a sealed instrument on this ______ day of ________________, 2015.

WITNESS:	LANDLORD:

1265 MAIN OFFICE SUBSIDIARY LLC, a
Delaware limited liability company
By:
Name:
Title:

TENANT:

WITNESS:	CLARKS AMERICAS, INC., a ______________
corporation

By:
Name:
Title:

Exhibit L
1265 Main Street Clarks Americas. Inc. Lease

Hereunto duly authorized
WITNESS:

By:
Name:
Title:

Exhibit L
1265 Main Street Clarks Americas. Inc. Lease

COMMONWEALTH OF MASSACHUSETTS )

)

COUNTY OF ____________________ )

On this ______ day of ___________, 2015, before me, the undersigned notary public, personally appeared ____________________, proved to me through satisfactory evidence of identification, which were ____________________, to be the person whose name is signed on the preceding or attached document and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose, as ____________________ for [TBD], the sole general partner of [TBD], the sole member of [TBD].

(Official Signature and Seal of Notary)

My Commission Expires: __________________________

COMMONWEALTH OF MASSACHUSETTS )

)

COUNTY OF____________________ )

On this ______ day of __________, 2015, before me, the undersigned notary public, personally appeared ____________________, proved to me through satisfactory evidence of identification, which were ____________________, to be the person whose name is signed on the preceding or attached document and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose, as ____________________ for Clarks Americas, Inc.

(Official Signature and Seal of Notary)

My Commission Expires: ________________________

Exhibit L
1265 Main Street Clarks Americas. Inc. Lease

SCHEDULE A

Legal Description of Property

Exhibit L
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT M

LOCATION OF OUTDOOR TERRACE AREA

Exhibit M
1265 Main Street Clarks Americas. Inc. Lease

Exhibit M
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT N

FORM OF TENANT GUARANTY

GUARANTY OF LEASE

THIS GUARANTY is made as of the _____ day of __________ 2015 (“Effective Date”) by C & J CLARK LIMITED, a company incorporated and registered in England and Wales with company number 3314066 (“Guarantor”), whose registered office is at 40 High Street, Somerset, BA 16 OEQ England, Attention: Company Secretary and Head of Legal, to 1265 Main Office Subsidiary LLC (“Landlord”), having an address at c/o Boston Properties, Inc., 800 Boylston Street, Boston, Massachusetts 02199.

WHEREAS, Landlord has leased to Clarks Americas, Inc. (“Tenant”) the entire leasable rentable area (the “Premises”) of the building located at 1265 Main Street, Waltham, Massachusetts, pursuant to that certain lease by and between Landlord and Tenant dated as of the date hereof (the “Lease”); and

WHEREAS, Guarantor is materially benefited by the Lease and Landlord’s execution of the Lease constitutes good, valuable and sufficient consideration for Guarantor’s execution of this Guaranty; and

WHEREAS, the undertaking by Guarantor to execute and deliver this Guaranty is a material inducement to Landlord to enter into the Lease.

NOW, THEREFORE, in consideration of these premises, and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantor agrees with Landlord as follows:

1. (a) Guarantor unconditionally and irrevocably guarantees the due and punctual payment of rent, operating expenses, additional rent and all other sums payable by Tenant pursuant to the terms and conditions of the Lease including any amendments thereto. If for any reason any sums described herein pursuant to the terms and conditions of the Lease shall not be paid promptly when due (“Payment Breach”), Guarantor will, within five (5) business days after notice from Landlord to Guarantor (or any later time if provided by the Lease), cure a Payment Breach by paying the same to the person entitled thereto pursuant to the Lease regardless of (i) whether Landlord shall have taken any steps to enforce any rights against Tenant or any other person to collect such sum or any part thereof, (ii) the termination of the Lease, or (iii) any Tenant’s petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding or receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction (each a “Bankruptcy Event”). Guarantor also agrees to pay

Exhibit N
1265 Main Street Clarks Americas. Inc. Lease

to Landlord the cost of collecting any sums described herein and all other reasonable costs of enforcing this Guaranty, including, without limitation, court costs and attorneys’ fees.

(b) Guarantor unconditionally and irrevocably guarantees the due and prompt performance and observance of each and every covenant, obligation and agreement in the Lease required to be performed and observed by Tenant under the Lease. If for any reason Tenant shall fail to perform or observe each and every covenant, obligation and agreement required to be performed and observed by Tenant (other than a Payment Breach as described above) as set forth in the Lease (“Non-Monetary Breach”), Guarantor will, promptly after notice thereof from Landlord, cause such covenant, obligation or agreement to be performed and observed in accordance with the terms of the Lease regardless of (i) whether Landlord shall have taken any steps to enforce such covenant, obligation or agreement against Tenant or any other person, (ii) the termination of the Lease, or (iii) any Bankruptcy Event. Guarantor also agrees to pay to Landlord such further amount as shall be incurred by Landlord as a result of Tenant’s failure to perform or observe any covenant, obligation or agreement and all other reasonable costs of enforcing this Guaranty, including, without limitation, court costs and reasonable attorney’s fees.

(c) Guarantor further agrees to be liable to Landlord for all damages, costs and expenses (including without limitation, court costs and reasonable attorney’s fees) suffered by Landlord on account of any default by Tenant under the Lease but subject to any limitations expressly set forth in the Lease. Landlord shall look solely to the assets of Guarantor to enforce Guarantor’s obligations under this Guaranty and no partner, shareholder, director, officer, principal, member, manager, representative, employee or agent, directly and indirectly, if Guarantor shall be personally liable for the performance of Guarantor’s obligations under this Guaranty and, except for Tenant’s liability under Section 16.18 of the Lease, in no event shall Guarantor ever be liable to Landlord for any indirect or consequential damages or loss of profits or the like. All amounts owed by Guarantor to Landlord under this Guaranty shall bear interest at the Default Rate (as defined in the Lease) from the date due until the date paid to Landlord.

(d) This Guaranty (i) is irrevocable, unconditional and absolute, (ii) is a guaranty of full payment and performance (and not merely collection), and (iii) and is a continuing guaranty (and not a guaranty from month-to-month or a periodic guaranty).

(e) Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant’s default, which reasonable inquiry would reveal, and agrees that Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstance.

2. (a) The obligations, covenants and agreements of Guarantor under this Guaranty shall in no way be affected or impaired for any reason whatsoever, and Guarantor shall have no defense whatsoever to the enforcement of this Guaranty, including without limitation, by reason of the happening from time to time of any of the following, whether or not Guarantor has been notified thereof or consented thereto:

Exhibit N
1265 Main Street Clarks Americas. Inc. Lease

(i) the waiver by Landlord of the performance or observance by Tenant, Guarantor or any other party of any of the agreements, covenants or conditions contained in the Lease or this Guaranty;

(ii) payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty;

(iii) any assignment of the Lease or subletting of the Premises or any part thereof and this Guaranty may not be assigned without Landlord’s express consent;

(iv) the modification or amendment (whether material or otherwise) of any of the obligations of Tenant or Guarantor under the Lease or this Guaranty;

(v) the doing or the omission of any of the acts referred to in the Lease or this Guaranty (including, without limitation, the giving of any consent referred to therein);

(vi) any failure, omission or delay on the part of Landlord to enforce, to assert or to exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever;

(vii) the voluntary or involuntary liquidation, dissolution or sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of their assets;

(viii) the release of Tenant or Guarantor from the performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law;

(ix) any renewal or extension of the term of the Lease;

(x) the breach of or the default under the Lease by Tenant;

(xi) any invalidity, illegality or unenforceability of the Lease, or the termination or expiration of the Lease;

(xii) the single or partial exercise of Landlord’s rights under this

Guaranty.

(b) To the extent not prohibited by law, Guarantor hereby expressly waives (i) any right Guarantor may now or hereafter have to any hearing prior to the attachment of any real or personal property of Guarantor to satisfy the obligations of Guarantor hereunder and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt.

Exhibit N
1265 Main Street Clarks Americas. Inc. Lease

3. Guarantor hereby expressly waives:

(a) the protection of any statute or rule of law requiring Landlord to deliver any notice to Guarantor or to pursue or exhaust any remedies against Tenant prior to proceeding against Guarantor in the event of default by Tenant under the Lease; and

(b) Except for the notices provided in Subsections 1 (a) and 1 (b) of this Guaranty, notice of acceptance of this Guaranty, notice of any obligations or liabilities contracted or incurred by Tenant, diligence, presentment, protest and notice of dishonor, nonpayment or non-performance.

Guarantor, separate and distinct from Tenant, further waives any defense arising by reason of any disability of Tenant or by reason of any legal or equitable releases or discharge of the obligations of Tenant under the Lease. Guarantor further agrees that, in its capacity as a guarantor, it shall not be required to consent to or to receive any notice of any supplement to or amendment of or waiver or modification of the terms and provisions of the Lease.

4. Guarantor hereby represents and warrants that:

(a) Guarantor is a company incorporated and registered in England and Wales with company number 3314066;

(b) The execution, delivery and performance of this Guaranty are within Guarantor’s power and authority, do not contravene the charter or the by-laws of Guarantor or any indenture, mortgage, credit agreement, note, long-term lease or other material agreement to which Guarantor is a party or by which Guarantor is bound; and

(c) This Guaranty has been duly authorized, executed and delivered on behalf of Guarantor and constitutes a legal, valid, binding and enforceable obligation of Guarantor.

5. (a) In the event of the termination, rejection, disaffirmance or other avoidance of the Lease by Tenant or Tenant’s trustee in bankruptcy pursuant to bankruptcy law or any other law affecting creditors’ rights, Guarantor’s obligations hereunder shall continue to the same extent as if the Lease had not been so terminated, rejected, disaffirmed or otherwise avoided, and Guarantor will, and hereby does (without the necessity of any further agreement or act), assume all obligations and liabilities of Tenant under the Lease to the same extent as if (i) Guarantor were originally named Tenant under the Lease, and (ii) there had been no such rejection, disaffirmance or other avoidance, and Guarantor will confirm such assumption in writing promptly at the request of Landlord upon or after such rejection, disaffirmance or other avoidance. Guarantor shall and does hereby waive all rights and benefits which might, in whole or in part, relieve Guarantor from the performance of its duties and obligations under this Guaranty by reason of any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, and Guarantor agrees that it is and shall be liable for all payment and performance guaranteed hereunder, without regard to any modification, limitation or discharge of the liability of Tenant that may result from such proceedings. Furthermore, the obligations of Guarantor hereunder will not be discharged by:

Exhibit N
1265 Main Street Clarks Americas. Inc. Lease

(i) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to Tenant or any change in the structure of Tenant; or

(ii) any change in ownership of the shares of capital stock of

Guarantor or Tenant or any other merger or consolidation of either of them into or with any other person.

(b) No payment by Guarantor pursuant to any provision of this Guaranty shall entitle Guarantor, by subrogation, indemnification or otherwise, to the rights of Landlord, to any payment by Tenant, or to any recovery from any property of Tenant. Guarantor waives any right Guarantor may now or hereafter have against Tenant (and/or any other guarantor of Tenant’s obligations under the Lease) with respect to this Guaranty (including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification or similar right, and any right to participate in any claim, right or remedy of Landlord against Tenant or any security which Landlord may now or hereafter have with respect to the Lease), whether such right arises under an express or implied contract, by operation of law, or otherwise. Guarantor shall be deemed not to be a “creditor” of Tenant by reason of the existence of this Guaranty in the event that Tenant becomes a debtor in any bankruptcy proceeding. The obligations of Guarantor hereunder shall be automatically reinstated if and to the extent that any payment by or on behalf of Tenant under the Lease is rescinded or must otherwise be restored by Landlord as a result of any proceeding in bankruptcy or reorganization or similar proceedings. In the event action is taken against the Guarantor, in addition to the attorneys’ fees and costs for which the Guarantor is liable to the Landlord arising from the Tenant’s breach, all reasonable attorneys’ fees and costs incurred in addition thereto in taking action and pursuing it against the Guarantor shall be paid by the Guarantor. The Landlord may file an affidavit from its attorney with the court as to such attorneys’ fees past, present, and to be reasonably incurred in future activity, and the court may act upon the affidavit; Guarantor hereby waives any hearing as to the issue of attorneys’ fees.

6. (a) This Guaranty shall be construed in accordance with the laws of the

Commonwealth of Massachusetts (without regard to the application of choice of law principles).

(b) Guarantor represents, warrants and covenants that all financial information regarding Guarantor that has been delivered to Landlord is true, correct and complete in all material respects as of the date reflected in such financial information. Upon receipt of a written request from Landlord (which may be delivered not more frequently than once per calendar year except in connection with a proposed sale or financing of the Property), Guarantor shall deliver to Landlord, within ten (10) business days’ following Landlord’s request, Guarantor’s consolidated financial statements, audited by Chartered Accountants in their role as Statutory Auditor (or a similarly qualified accountant), for the then most currently available fiscal year stating, among other things, Guarantor’s revenues and net income, net worth/assets and liabilities. Guarantor shall make a senior member of its finance team available to answer any questions Landlord may have concerning such financial statements and shall deliver any additional information reasonably requested by Landlord to clarify or verify the data shown on the statements provided pursuant to the preceding sentence, provided Landlord agrees to be

Exhibit N
1265 Main Street Clarks Americas. Inc. Lease

bound by the confidentiality provisions of Section 16.8 of the Lease with respect to such information.

(c) This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Landlord.

(d) Guarantor’s liability hereunder shall be personal and primary and not secondary, and shall be joint and several with that of Tenant and any other guarantors. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity. Landlord may proceed against Guarantor under this Guaranty without first initiating or exhausting its remedy or remedies against Tenant or any other guarantors. Landlord may proceed against Tenant, Guarantor and any other guarantors separately or concurrently. Notwithstanding anything in the Lease or this Guaranty to the contrary, Landlord shall have the right to apply or not apply any security deposit or other credit in favor of Tenant as Landlord shall determine in its sole and absolute discretion, and Guarantor’s liability under this Guaranty shall not be affected in any manner thereby. All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative.

(e) Within ten (10) business days after Landlord’s written request to Guarantor, Guarantor shall execute and deliver to Landlord a statement in writing confirming reasonable amendments to the Lease that have been mutually agreed upon in writing by Landlord and Tenant, any reasonable amendments to this Guaranty that have been mutually agreed upon in writing by Landlord and Guarantor, whether this Guaranty is in full force and effect, and any reasons or defenses supporting any claim that this Guaranty is not in full force and effect.

(f) Any notice which Landlord may elect to send to Guarantor shall be binding upon Guarantor if mailed to Guarantor at the address set forth below or at the last address of Guarantor known to Landlord, by internationally recognized overnight delivery service with receipted evidence of delivery.

Guarantor’s Address:

C & J Clark Limited

Attention: Company Secretary and Head of Legal
40 High Street
Somerset BA 16 OEQ
England

With a copy of such notice simultaneously sent to: (a) Tenant at the address set forth in and the manner provided in the Lease or such other address as may be designated from time to time as provided in the Lease and (b) Eric R. Allon, Esquire, Bemkopf Goodman LLP, Two Seaport Lane, 9th Floor, Boston, MA 02210 in the manner for notices as provided in the Lease or such other address as may be designated from time to time as provided in the Lease.

(g) This Guaranty shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of, and may be enforced by Landlord and its successors

Exhibit N
1265 Main Street Clarks Americas. Inc. Lease

and assigns, including any purchaser at a foreclosure sale or the holder of any deed in lieu of foreclosure. Any references in this Guaranty to “Tenant” shall include the named Tenant and its trustee in bankruptcy, receiver, conservator and other successors and assigns. Notwithstanding anything contained herein to the contrary, Landlord shall look solely to the assets of Guarantor to enforce Guarantor’s obligations under this Guaranty and no partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Guarantor shall be personally liable for the performance of Guarantor’s obligations under this Guaranty and, except for Tenant’s liability under Section 16.18 of the Lease, in no event shall Guarantor ever be liable to the Landlord for any indirect or consequential damages or loss of profits or the like.

(h) For the purposes of this Guaranty, all capitalized terms used herein shall have the meaning set forth in the Lease.

(i) In the event any provision of this Guaranty is held to be invalid or unenforceable, all other provisions of this Guaranty shall, nevertheless, remain valid and enforceable.

(j) Section and paragraph headings in this Guaranty are included herein for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Guaranty.

(k) GUARANTOR AND LANDLORD EACH HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDING, BROUGHT ON, UNDER OR BY VIRTUE OF THIS GUARANTY.

(l) Notwithstanding any other provision of this Guaranty or the Lease, Guarantor and Landlord hereby agree that any dispute, controversy or claim against Guarantor relating to enforcement of this Guaranty, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration in accordance with the JAMS International Arbitration Rules. The tribunal will consist of three arbitrators to be selected by JAMS. The place of arbitration will be the jurisdiction in which the Property is located. The language to be used in the arbitral proceedings will be English. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Guarantor appoints C T Corporation System, 155 Federal Street, Suite 700,_Boston, MA 02110, as Guarantor’s agent for receipt of service of any notice on Guarantor’s behalf in connection with any claim, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Guaranty. Service of any claim or notice shall be effected by mailing, postage prepaid, by certified mail, return receipt requested, or by a recognized international overnight courier service such as Federal Express, both to Guarantor’s agent at the foregoing address and to Guarantor as provided in Section 6(f) of this Agreement. Service shall be deemed effective upon receipt. This consent to arbitration is not intended to modify the provisions in the Lease providing for the jurisdiction of the courts located in Massachusetts to decide matters relating to disputes between Landlord and Tenant arising out of the Lease or Tenant’s occupancy of the Premises.

(m) As an inducement to Landlord to enter into the Lease, Guarantor hereby represents and warrants that: (i) Guarantor is not, nor is it owned or controlled directly or

Exhibit N
1265 Main Street Clarks Americas. Inc. Lease

indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Guarantor is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Guarantor (and any person, group, or entity which Guarantor controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Guaranty or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Guarantor of the foregoing representations and warranties shall be deemed a default by Guarantor hereunder and shall be covered by the default provisions of this Guaranty, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Guaranty.

Exhibit N
1265 Main Street Clarks Americas. Inc. Lease

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

GUARANTOR
C & J CLARK LIMITED
B y :
Name:
Title:

Exhibit N
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT O

FIXED RENT PREMIUM FOR NEWTON LEASE

Attached is the Holding Over provision of the Newton Lease. If the Hold Over provision of the Newton Lease becomes applicable, then, pursuant to that provision, the “Base Rent payable shall be the greater of (a) two hundred percent (200%) of the Base Rent payable immediately preceding the termination date of this Lease or (b) one hundred twenty-five percent (125%) of the fair market Base Rent for the Premises as of the date Tenant holds over...”. The amounts below assume that 200% of the monthly installment of Base Rent due for December of 2016 will be greater than 125% of the fair market rent, provided, however, that whichever calculation method applies, in no event shall Landlord have any obligation to pay any Fixed Rent Premium in excess of $351,532.00 per month in the aggregate.

The monthly installment of Base Rent due for December of 2016 under the Newton Lease is $340,975.25. Therefore, based on the attached Holding Over provision from the Newton Lease and assuming a 200% increase in the monthly installment of Base Rent, the amount of Fixed Rent Premium for the Newton Lease is $340,975.25.

There is also (i) a License Agreement dated May 1, 2012 to use a storage space at the Newton location through December 31, 2016, unless terminated by either party on thirty (30) days prior written notice, at $4,060.42 per month, and (ii) a letter agreement dated March 20, 2006 for another storage space for a month to month tenancy for $6,463.00. Assuming that the Newton landlord would permit the use of both storage spaces after December 31, 2016 at 200% of the monthly rent, the “holdover” rent for the additional storage spaces would be $10,523.42.

Exhibit O
1265 Main Street Clarks Americas. Inc. Lease

Exhibit O (Cont.)

31. HOLDING OVER. If Tenant remains in possession of the Premises or any port thereof after the expiration or earlier termination of the Term hereof with Landlord's consent, such occupancy shall be a Tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be the greater of (a) two hundred percent (200%) of (he Base Rent payable immediately preceding the termination date of this Lease or (b) one hundred twenty-five percent (125%) of the fair market Base Rem for fee Premises as of the date Tenant holds over, and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains hi possession of the Premises or any part thereof after the expiration of die Teem hereof without Landlord's consent. Tenant shall, et Landlord’s option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Lease Term or to give Tenant the right to hold over earlier the expiration or earlier termination of the Lease Terra. Tenant hereby agrees to indemnify, bold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

Exhibit O
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT P

ROOFTOP TERRACE PRELIMINARY DESIGN

Exhibit P
1265 Main Street Clarks Americas. Inc. Lease

Qualifications and Assumptions

Based on Commodore Estimate 3/26/15

Plantings, Irrigation, and Furnishings by Tenant

Assumes $375/lF for Stainless Steel Guardrail (No Spec)

Assumes storefront glass at vestibule

Assumes wood structure (Covered Lounge Area) Is by Tenant

Assumes 1 Hose Bib at roof for smaller deck and 2 Hose Bibs at Roof for larger deck

Assumes wort can be performed and purchase of materials is at the same time as base building contract work

Assumes that a Dry Sprinkler System is NOT necessary for the Covered Lounge Area

FF&E Design and Seating Layout By Tenant Design Consultant

Area of Assembly Permit Documentation by Tenant Design Consultant

Exhibit P
1265 Main Street Clarks Americas. Inc. Lease

Exhibit P
1265 Main Street Clarks Americas. Inc. Lease

COMMODORE BUILDERS
80 BRIDGE STREET
NEWTON, MA 02458

Commodore Builders

1265 MAIN STREET

Roof Deck Option 1

WALTHAM, MA — 3/26/13

CSI	ITEM	QTY	UNIT	UNIT COST	COST
	Total Roof Deck Area	3,535			
02100	DEMO				
	Saw cut & Remove existing decking	0	sf	$0.65	$0
	TOTAL DEMO				$0
02900	LANDSCAPING/GREEN ROOF				
	Plantings, Irrigation and Furnishings Allowance	1	allow	$50,000.00	By Tenant
	24"x24"x2" Light Weight Pavers on Pedestal System	3,535	sf	$35.00	$123,725
	TOTAL LANDSCAPING				$123,725
033000	CONCRETE				
	Slab on Deck				
	New SOG Form/Place/Finish/Reinforcing @ Roof Deck	0	sf	$5.00	$0
	TOTAL CONCRETE				$0
051200	STRUCTURAL STEEL/MISC METALS				
	Structural Steel				
	W12x58 Reinforcing Beam	4.3	ton	$4,000.00	$17,000
	W12x53 Welded to Existing Girder	275	lf	$75.00	$20,625
	W12x19 Connect to Existing Beams	7.6	ton	$4,000.00	$30,400
	Remove Existing Col - Install Steel Plates (Ca/Bar ea) - Reinstall Columns	16	each	$2,775.00	$44,400
	Shoring for installation of Steel Plates	16	each	$1,500.00	$24,000
	Extend elevator to Roof	1	ls	$7,500.00	$7,500
	HSS Posts at 10' OC for Roof Screen	4	each	$1,250.00	$5,000
	HSS Horizontal members for Roof Screen	120	lf	$55.00	$6,600
	Misc. Metals				
	Extend Stairs to Roof	1	flights	$13,300.00	$13,300
	Guardrails- Stainless Steel with Braided Steel	397	lf	$275.00	$107,875
	TOTAL STRUCTURAL STEEL/MISC				$294,700
06100	ROUGH CARPENTRY				
	PT screen timber structure with exterior wood siding/panels	351	sf	$32.00	By Tenant
	Exterior wood siding/panels inside the overhang	423	sf	$28.00	By Tenant
	TOTAL ROUGH CARPENTRY				$0
07100	FIREPROOFING				
	Fireproof All Decking, Columns and Beams at the 3rd Floor	71,525	sf	$2.00	$143,050
	TOTAL FIREPROOFING				$143,050
07400	ROOFING				
	New TPO Roof at Seating Area	351	sf	$18.00	By Tenant
	Polystyrene Board at New Roof Deck	3,535	sf	$6.35	$22,447
	Walk Way Pads at Egress Path to Roof	800	sf	$10.00	$8,000
	TOTAL ROOFING				$30,447
07500	METAL PANELS				
	Metal Panels at Stair and elevator Penthouses, Vestibule walls + AVS	1,238	sf	$85.00	$105,230
	Metal Panels at Roof Screen	320	sf	$75.00	$24,000
	TOTAL METAL PANELS				$129,230
08200	Doors Frames & Hardware				
	Additional Doors at Stairs	1	each	$1,500.00	$1,500
	TOTAL DOORS FRAMES AND HARDWARE				$1,500

Exhibit P
1265 Main Street Clarks Americas. Inc. Lease

COMMODORE BUILDERS
80 BRIDGE STREET
NEWTON, MA 02458

Commodore Builders

1265 MAIN STREET
Roof Deck Option 1

WALTHAM, MA 3/26/15

CSI	ITEM	QTY	UNIT	UNIT COST	COST
08800	GLASS AND GLAZING				
	Storefront at Vestibule Doors	250	sf	$75.00	$18,750
	Entry Aluminum Door	4	each	$6,500.00	$26,000
	TOTAL GLASS AND GLAZING				$44,750
092110	DRYWALL				
	Exterior light gauge framing/Shaftwall for Penthouse	1,238	sf	$18.75	$23,213
	TOTAL DRYWALL				$23,213
096510	FLOORING				
	Walk off mat at Vestibule	145	sf	$25.00	$3,625
	TOTAL FLOORING				$3,625
14000	CONVEYING SYSTEMS				
	Traction Elevators per Stop (Budget) Passenger	1	stop	$42,000.00	$42,000
	TOTAL CONVEYING SYSTEMS				$42,000
15000	FIRE PROTECTION				
	Stand Pipes to Roof	1	ls	$5,000.00	$5,000
	TOTAL FIREPROTECTION				$5,000
15000	PLUMBING				
	Hose Bibs at the Roof Level	1	each	$3,500.00	$3,500
	Rework Roof Drains for new Layout	3	each	$2,500.00	$7,500
	TOTAL PLUMBING				$11,000
15500	HVAC				
	Through Wall Unit Heater at Vestibule	1	each	$8,500.00	$8,500
	TOTAL HVAC				$8,500
16000	ELECTRICAL				
	Additional Fire Alarm Devices	6	each	$500.00	$3,000
	ADA Lighting at Ramps/Exit Signs/Lighting	1	ls	$10,000.00	$10,000
	Lighting @ Rooftop	1	ls	$20,000.00	$20,000
	Misc. Outlets	1	ls	$5,000.00	$5,000
	TOTAL ELECTRICAL				$38,000

SUB-TOTAL DIRECT COSTS	$900,740
GENERAL CONDITIONS/PRFS 4%	$36,030
GENERAL LIABILITY INSURANCE 1.3%	$12,178
BUILDING PERMITS ($22/$1000)	$20,877
BONDS / SUB DEFAULT INSURANCE	$13,093
DESIGN CONTINGENCY 2%	$19,658
CONSTRUCTION CONTINGENCY 3%	$30,077
GC FEE	$30,980
TOTAL CONSTRUCTION COSTS	***$1,063,632***

Detail - 2 of 6

Exhibit P
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT Q

FORM OF OVERLEASE SNDA

LEASE SUBORDINATION. NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

This Lease Subordination, Non-Disturbance and Attornment Agreement (“Agreement”)

is made as of the _____ day of __________, 2015, by and among 1265 MAIN STREET LLC, a Massachusetts limited liability company having a place of business at c/o RMD, Inc., 881 East Street, Tewksbury, MA 01876 (together with its successors and assigns, “Overlandlord”), 1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company having a place of business c/o Boston Properties Limited Partnership, 800 Boylston Street, Suite 1900, Boston,MA 02199 (together with its successors and assigns, “Landlord”), and CLARKS AMERICAS, INC., a Delaware corporation having a place of business at ____________________ (together with its successors and assigns, “Tenant”).

Introductory Provisions

A. Overlandlord owns a development site located at 1265 Main Street, Waltham, Massachusetts known as the “1265 Main Street Entire Project Site,” which is and shown on a plan entitled “1265 Main Street Entire Project Site Plan” prepared by ________________________________________ (“_____”), dated __________, and recorded with the Middlesex South Registry of Deeds (the “Registry”) in Book __________, Page _____ (the “1265 Main Street Entire Project Site Plan”). A reduced copy of the 1265 Main Street Entire Project Site Plan is attached as Exhibit A-1.

B. Landlord is the tenant under that certain Ground Lease dated __________, 2015 (“Ground Lease”) made with Overlandlord, as landlord, and Landlord, as tenant, covering a parcel of land (the “Office Parcel”) more particularly described in Exhibit A-2 attached hereto, and shown on the “1265 Main Street Entire Project Site Plan”, notice of which is recorded with the Middlesex South County Registry of Deeds in Book ______, Page ______. The Office Parcel is contemplated by Landlord and Tenant to be redeveloped with certain improvements to the existing building on the Office Parcel (the “Building”) and other improvements to the Office Parcel that will be operated subject to and in accordance with the Ground Lease and the Declaration (as defined below). The Office Parcel, and all rights, privileges, easements and appurtenances to be used or connected with the beneficial use or enjoyment thereof, and all right, title and interest in and to all streets, abutting or serving the Office Parcel whatsoever thereunto belonging, or in any way appertaining thereto (collectively, the “Office Project”).

C. 1265 MAIN STREET LLC (together with its successors and assigns, “Master Developer”) has executed and recorded that certain Declaration of Easements, Covenants and Restrictions dated_____, 2015 (the “Declaration”) and recorded with the Middlesex South Registry of Deeds in Book _____ , Page _____ to govern the mutual easements and restrictions affecting the 1265 Main Street Entire Project Site, including, without limitation, the Office Project.

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

D. Tenant is the tenant under that certain Lease dated _______, 2015 made with Landlord (as hereinafter amended from time to time, the “Lease”), covering certain premises (the “Premises”) at the Office Parcel as more particularly described in the Lease, notice of which has been recorded with said Middlesex South Registry of Deeds. Capitalized terms used and not defined herein shall have the meanings set forth in the Lease.

E. Tenant requires, as a condition to entering into the Lease, that its rights under the Lease be recognized as set forth herein.

F. Overlandlord, Landlord and Tenant desire to confirm their understanding with respect to the Ground Lease, the Declaration and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Overlandlord that Tenant will rely hereon, Overlandlord, Landlord, and Tenant agree as follows:

1. Subordination. Subject to the terms and conditions of this Agreement, the Lease and the rights of Tenant thereunder are subordinate and inferior to the Ground Lease and any amendment, renewal, substitution, extension or replacement thereof.

2. Non-Termination of Ground Lease. Overlandlord and Landlord agree, for the benefit of Tenant, that if the Ground Lease is terminated (i) by voluntary agreement between Overlandlord and Landlord or (ii) by reason of rejection of the Ground Lease by Landlord in a bankruptcy proceeding (or for any reason other than a voluntary termination with a Successor Landlord for a Replacement Lease in accordance with this Section 2) prior to the end of the term of the Lease as it may be extended, if there is not an Event of Default as defined in the Lease (“Event of Default”), Overlandlord hereby agrees with Tenant to recognize Tenant as Overlandlord’s tenant under the Lease and Tenant hereby agrees with Overlandlord to attorn to and recognize Overlandlord as Tenant’s landlord under the Lease, in both cases, as fully and completely as if the Lease were a direct lease between Overlandlord, as landlord, and Tenant, as tenant. This Section 2 shall apply and be self-operative notwithstanding that, as a matter of law, the Lease may terminate upon the termination of the Ground Lease, and no further instrument shall be required to give effect hereto. Overlandlord and Tenant each agree, upon request of the other after termination of the Ground Lease, to execute from time to time instruments to evidence and confirm the application of this Section 2. Notwithstanding the foregoing, at any time after such recognition and attornment pursuant to this Section 2, Overlandlord shall have the right under Section 16.13 of the Lease to enter into a new ground lease of the Office Parcel with a third party (a “Successor Landlord”) and Tenant shall cooperate with Overlandlord and execute such documents as Overlandlord may reasonably request, including a replacement lease of the Office Parcel with the Successor Landlord on the same terms and conditions of the Lease, (subject to such modifications as may be reasonably necessary to reflect the termination of the Ground Lease and change in the Landlord entity) (a “Replacement Lease”) and provided that this Agreement shall remain in full force and effect with respect to the Replacement Lease.

3. Non-Disturbance. So long as there is not an Event of Default under the Lease, (a) the Lease shall not be terminated, and Tenant’s use and occupancy of the Premises, and rights

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

under, the Lease shall not (except as otherwise provided herein) be disturbed by Overlandlord in the exercise of any of its rights under the Ground Lease, as the same may be amended, renewed, substituted, extended or replaced during the term of the Lease or any extension or renewal thereof made in accordance with the terms of the Lease, and (b) Overlandlord will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Ground Lease or any termination thereof unless such joinder is required to comply with applicable laws, and, in that instance, without disturbing Tenant’s rights under the Lease.

4. Attornment and Certificates. In the event Overlandlord succeeds to the interest of Landlord under the Lease, then Tenant shall attorn to Overlandlord and shall recognize Overlandlord thereafter as the Landlord under the Lease and, subject to the terms and conditions hereof, Overlandlord shall accept such attornment and assume all obligations of the Landlord under the Lease. Such attornment by Tenant and Overlandlord’s acceptance and assumption shall be effective and self-operative without the execution of any further instrument. Overlandlord and Tenant agree, however, to execute and deliver at any time and from time to time, upon the written request of Overlandlord or Tenant (a) any instrument or certificate which, in the reasonable judgment of such requesting party, may be necessary or appropriate to evidence such attornment and assumption, and (b) an instrument or certificate regarding the status of the Lease in form and substance reasonably satisfactory to Overlandlord and Tenant.

5. Limitations. If Overlandlord exercises any of its rights under the Ground Lease, or if Overlandlord shall succeed to the interest of Landlord under the Lease in any manner, Overlandlord shall have the same remedies by entry, action or otherwise in an Event of Default that Landlord had or would have had if Overlandlord or such assignee had not succeeded to the interest of the present Landlord. From and after Tenant’s attornment pursuant to Section 4 above, Overlandlord shall be bound to Tenant under all the terms, covenants and conditions of the Lease including, without limitation, for continuing obligations of Landlord to Tenant under the Lease, and Tenant shall, from and after such attornment to Overlandlord, have the same rights under the Lease and remedies against Overlandlord for the breach of an agreement contained in the Lease whether arising before or after such acceptance and assumption by Overlandlord, that Tenant might have had under the Lease against Landlord, if Overlandlord had not succeeded to the interest of Landlord (except as otherwise provided herein or in the Lease).

6. Rights Reserved. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord or Tenant under the Lease, including any subsequent Landlord, against Tenant after an Event of Default.

7. Obligations of Overlandlord and Master Developer and Joinder as to Appurtenant Rights. During the term of the Lease, Master Developer agrees to maintain and repair or cause to be repaired and maintained the common areas and facilities of the 1265 Main Street Entire Project Site to the extent required to be maintained and repaired by Master Developer pursuant to the terms of the Declaration. Subject to the right to change or alter any of the following in accordance with the terms of the Lease, Master Developer agrees to provide, and hereby joins in Landlord’s obligations under the Lease to provide, to Tenant throughout the term of the Lease as appurtenant to the Premises, (a) the non-exclusive right, in accordance with the terms of the Lease, to use the Common Elements (as defined in the Declaration) of the 1265 Main Street

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

Entire Project Site as to which Tenant has appurtenant rights under the Lease, including, without limitation, Section 2.2 of the Lease, and (b) Tenant’s parking rights set forth in and subject to the terms of Section 10.1 of the Lease and Tenant’s signage rights set forth in and subject to the terms of Sections 17.2(C) and 17.2(D) of the Lease. In addition, except (x) as required to comply with applicable Legal Requirements or Landlord’s express obligations under the Lease, and/or (y) with respect to standard utility and access easements, including standard utility installations, so long as the Lease is in full force and effect and has not been terminated and Tenant satisfies the Leasing Threshold, Overlandlord and Master Developer agree that neither Overlandlord nor Master Developer shall perform any alterations, installations or improvements to the Property or grant or enter into any easements, covenants, conditions, restrictions, licenses, declarations and other similar agreements affecting the Property or any amendments or modifications to any such existing agreements (including, without limitation, the Declaration) which would or would reasonably be anticipated to have a Tenant Adverse Impact (as that term is defined in the Lease, in any event, without first obtaining Tenant’s prior written consent, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event of a direct conflict between the terms and conditions of the Lease and the provisions of the Declaration or any commercially reasonable rules and regulations from time to time in effect for and applicable to the 1265 Main Street Entire Project Site, the provisions of the Lease shall control with respect to the Property. Overlandlord agrees that a termination of the Ground Lease shall not affect any of Overlandlord’s obligations to Tenant under this Section 7 and the easements and appurtenant rights benefitting the Office Parcel set forth in the Declaration and the Ground Lease shall continue in full force and effect for, as the case may be, the non-exclusive benefit of Tenant, prior to and after any termination of the Ground Lease. Master Developer agrees, with respect to any Tenant signage rights in the Lease that require Master Developer’s approval, Master Developer will not unreasonably withhold or delay consent to the applicable Tenant’s Signage so long as the proposed signage is consistent with the style, design and/or brand of tenant directional signage or multi-tenant signage, as applicable, at the Complex.

8. Consistency of Lease and Ground Lease. Overlandlord and Landlord hereby confirm that it is the intention of both Overlandlord and Landlord that nothing in the Ground Lease as the same may be amended, renewed, substituted, extended or replaced that is or will be inconsistent with or contrary to the Lease, which may be enjoyed by Tenant in accordance with its terms both prior to and after any succession by Overlandlord to the interest of Landlord thereunder. In the event of any inconsistency between the Lease and the Ground Lease, the provisions of the Lease shall be deemed to control with respect to the rights and obligations of Tenant, Landlord, and Overlandlord; provided, however, that any amendment to the Lease hereafter entered into by Tenant and Landlord that adversely affects Overlandlord’s rights or obligations under the Ground Lease shall not be binding on Overlandlord, unless either (a) Overlandlord approves such amendment or (b) at the time of such amendment Overlandlord is an entity that controls, is controlled by, or is under common control with Landlord. No amendment or replacement of the Ground Lease that has a Tenant Adverse Impact (as defined in the Lease) will be binding on Tenant.

9. Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (i) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (ii) by recognized courier service or recognized

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

To Overlandlord:	1265 Main Street LLC c/o RMD, Inc. 881 East Street Tewksbury, MA 01876 Attention: Joseph Pasquale
With a copy to:	RMD, Inc. 881 East Street Tewksbury, MA 01876 Attention: Carmine D. Tomas, Esq.
To Landlord:	1265 Main Office Subsidiary LLC c/o Boston Properties Limited Partnership Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103 Attention: Regional General Counsel
To Tenant:	Clarks Americas, Inc. 156 Oak Street Newton, Massachusetts 02464 Attn: General Counsel
With a copy to:	Bernkopf Goodman LLP Two Seaport Lane, 9th Floor Boston, MA 02210 Attention: Eric R. Allon, Esq.

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

11. Limitations on Liability.

(a) Landlord’s Liability. Tenant shall neither assert nor seek to enforce any claim for breach of this Agreement against any of Landlord’s assets other than Landlord’s interest in the Building and the uncollected rents, issues and profits therein, and, subject to the rights of any mortgagee of Landlord and of Landlord to use such proceeds or awards for reconstruction, the insurance proceeds and taking awards therefor, Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Agreement, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest under the Lease, nor any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, nor any

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

such trustee, nor any member, manager, partner, director or stockholder of Landlord or Landlord’s managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest under the Lease, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, or of any such trustee, or of any manager, member, partner, director or stockholder of Landlord or Landlord’s managing agent, to respond in monetary damages from Landlord’s assets other than Landlord’s interest in the Building, as aforesaid. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders, managers or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for indirect or incidental damages or for lost profits.

(b) Overlandlord’s Liability. Tenant shall neither assert nor seek to enforce any claim for breach of this Agreement against any of Overlandlord’s assets other than the Overlandlord’s interest in the Office Parcel and the uncollected rents, issues and profits therein, and, subject to the rights of any mortgagee of Overlandlord and of Overlandlord to use such proceeds or awards for reconstruction, the insurance proceeds and taking awards therefor, Tenant agrees to look solely to such interest for the satisfaction of any liability of Overlandlord under this Agreement, it being specifically agreed that neither Overlandlord, nor any successor holder of Overlandlord’s interest under the Ground Lease, nor any beneficiary of any trust of which any person from time to time holding Overlandlord’s interest is trustee, nor any such trustee, nor any member, manager, partner, director or stockholder of Overlandlord, nor Overlandlord’s managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Overlandlord or Overlandlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Overlandlord, or of any successor holder of Overlandlord’s interest under the Ground Lease, or of any beneficiary of any trust of which any person from time to time holding Overlandlord’s interest is trustee, or of any such trustee, or of any manager, member, partner, director or stockholder of Overlandlord or Overlandlord’s managing agent, to respond in monetary damages from Overlandlord’s assets other than Overlandlord’s interest in the Landlord’s Tract, as aforesaid. In no event shall Overlandlord or Overlandlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for indirect or incidental damages or for lost profits.

(c) Master Developer’s Liability. Tenant shall neither assert nor seek to enforce any claim for breach of this Agreement against any of Master Developer’s assets other than the Master Developer’s interest in the Office Parcel and the uncollected rents, issues and profits therein, and, subject to the rights of any mortgagee of Master Developer and of Master Developer to use such proceeds or awards for reconstruction, the insurance proceeds and taking awards therefor, Tenant agrees to look solely to such interest for the satisfaction of any liability of Master Developer under this Agreement, it

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

being specifically agreed that neither Master Developer nor any successor holder of Master Developer’s interest under the Declaration, nor any beneficiary of any trust of which any person from time to time holding Master Developer’s interest is trustee, nor any such trustee, nor any member, manager, partner, director or stockholder of Master Developer, nor Master Developer’s managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Master Developer or Master Developer’s successors-in-interest, or to take any other action which shall not involve the personal liability of Master Developer, or of any successor holder of Master Developer’s interest under the Declaration, or of any beneficiary of any trust of which any person from time to time holding Master Developer’s interest is trustee, or of any such trustee, or of any manager, member, partner, director or stockholder of Master Developer or Master Developer’s managing agent, to respond in monetary damages from Master Developer’s assets other than Master Developer’s interest in the Office Project, as aforesaid. In no event shall Master Developer or Master Developer’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for indirect or incidental damages or for lost profits.

(d) Tenant’s Liability. Notwithstanding anything to the contrary in this Agreement contained, Landlord, Overlandlord and Master Developer shall look solely to the assets of Tenant to enforce Tenant’s obligations hereunder and no partner, shareholder, director, officer, principal, manager, member, employee or agent, directly and indirectly, of Tenant shall be personally liable for the performance of Tenant’s obligations under this Agreement and the Lease and, except for Tenant’s liability under Section 16.18 of the Lease, in no event shall either Tenant ever be liable to the other for any indirect or consequential damages or loss of profits or the like.

12. Captions. Captions and headings of sections are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

13. Counterparts. This Agreement may be executed in several counterparts, or separately executed and assembled as one counterpart, each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws.

15. Entire Agreement. This Agreement constitutes the entire agreement among Overlandlord, Landlord and Tenant regarding the subject matter of this Agreement.

16. Amendments: No Oral Change. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

17. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Overlandlord, Tenant and Landlord and their respective heirs, personal representatives, successors and assigns, and any ground lessor, ground lessors, purchaser or purchasers of any portion thereof, and their respective heirs, personal representatives, successors and assigns.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as a sealed instrument, as of the date first above written.

OVERLANDLORD: 1265 MAIN STREET LLC, a Massachusetts limited liability company
By:
Its:

TENANT: CLARKS AMERICAS, INC., a Delaware corporation
By:
Its:

By:
Its:

LANDLORD: 1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company
By:
Name:
Title:

FOR PURPOSES OF SECTIONS 7 AND 11 OF THIS AGREEMENT ONLY: MASTER DEVELOPER: 1265 MAIN STREET LLC, a Massachusetts limited liability company
By:
Its:

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

ACKNOWLEDGMENT

STATE OF	)
) ss.:
COUNTY OF	)

On the _____day of ____________________, in the year 20__, before me, the undersigned, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

ACKNOWLEDGMENT

STATE OF	)
) ss.:
COUNTY OF	)

On the _____ day of ____________________, in the year 20__, before me, the undersigned, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

ACKNOWLEDGMENT

STATE OF	)
) ss.:
COUNTY OF	)

On the _____day of ____________________, in the year 20__, before me, the undersigned, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

ACKNOWLEDGMENT

STATE OF	)
) ss.:
COUNTY OF	)

On the _____ day of ____________________, in the year 20__, before me, the undersigned, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

Exhibit Q
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT R

PLAN SHOWING PROTECTED VIEW CORRIDOR

Exhibit R
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT S

SCHEDULE OF TENANT’S HAZARDOUS MATERIALS

Exhibit S
1265 Main Street Clarks Americas. Inc. Lease

EXHIBIT S

SCHEDULE OF TENANT'S HAZARDOUS MATERIALS

Exhibit S
1265 Main Street Clarks Americas. Inc. Lease

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) dated as of July 11, 2016 by and between 1265 Main Office Subsidiary LLC, a Delaware limited liability company (“Landlord”), and Clarks Americas, Inc., a Delaware corporation (“Tenant”).

RECITALS

Reference is made to a Lease dated April 30, 2015 (the “Lease”) between Landlord and Tenant concerning premises (“Premises”) being the entire interior rentable area of a three-story building to be redeveloped and renovated by Landlord pursuant to Exhibit B to the Lease and located at and numbered at the time the Lease was executed as 1265 Main Street, Waltham, Massachusetts (“Building”), with the Premises and the Building more particularly described in the Lease. The Building has been renamed and numbered 60 Tower Road, Waltham, Massachusetts, but remains the same Building as described in the Lease. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

WHEREAS, Landlord and Tenant wish to modify certain provisions of the Lease relating to (i) the size of the Storage Space, (ii) the size and location of the Rooftop Terrace, (iii) the freight elevator capacity provided for in the Base Building Specifications, (iv) the possibility of installation by or for Landlord of solar panels on the roof of the Building, and (v) certain scrivener’s errors in Exhibit A-l and Exhibit D attached to the Lease; and

WHEREAS, Landlord and Tenant are entering into this instrument to amend the Lease accordingly;

AGREEMENT

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. Recitals. The recitals are accurate and incorporated herein by reference.

2. Storage Space. Landlord and Tenant hereby acknowledge and agree that the total square footage of the Storage Space shall be increased from an agreed upon 5,000 square feet to an agreed upon 5,712 square feet to accommodate Tenant’s request for a reconfigured loading dock with additional storage, and in connection therewith, the Lease shall be amended as set forth below in this Section 2.

(A) The definition of “Premises” in Section 1.2 of the Lease is hereby deleted in its entirety and replaced with the following:

“Premises:

The entire interior rentable area of the Building which includes both (i) an agreed upon 114,969 square feet of occupied space (the “Primary Premises”) and (ii) an agreed upon 5,712 square feet on the first (1st) level of the Building (the “Storage Space”) all as shown on the floor plans annexed hereto as Exhibit D and incorporated herein by reference.”

(B) The definition of “Rentable Floor Area of the Premises” in Section 1.2 of the Lease is here by deleted in its entirety and replaced with the following:

“Rentable Floor Area of the Premises:

An agreed upon 120,681 square feet, consisting of an agreed upon 114,969 square feet of Rentable Floor Area of the Primary Premises and an agreed upon 5,712 square feet of Rentable Floor Area of the Storage Space.”

(C) Section (a)(ii) of the definition of “Annual Fixed Rent for the Premises” in Section 1.2 of the Lease is hereby deleted in its entirety and replaced with the following:

“(ii) With respect to the Storage Space, during the period commencing on the Rent Commencement Date and continuing through the Expiration Date, the annual amount of $85,680.00 (being equal to the product of (x) $15.00 and (y) the Rentable Floor Area of the Storage Space);”

(D) The definition of “Total Rentable Floor Area of the Building” in Section 1.2 of the Lease is hereby deleted in its entirety and replaced with the following:

“Total Rentable Floor Area of the Building: An agreed upon 120,681 square feet.”

(E) Section 10.A. of Schedule 1 to Exhibit B of the Lease is hereby amended by (i) deleting the phrase “approximately 5,000 sf” and replacing it with the phrase “an agreed upon 5,712 sf”. Pursuant to the last sentence of Section 10.A. of Schedule 1 to Exhibit B, Tenant and Landlord hereby acknowledge and agree that the layout for the Storage Space is set forth in the plan entitled, “Storage Space Layout” attached to this First Amendment as Exhibit A to First Amendment.

(F) All references in the Lease as herein amended to the “Storage Space” (including, without limitation, Section 2.1.1 of the Lease) shall mean the “Storage Space” as described in this First Amendment.

3. Rooftop Terrace. Landlord and Tenant hereby acknowledge and agree that, as presently contemplated, Landlord anticipates entering into a commercial net metering credit purchase and sale agreement (“NMC PSA”) with Private Securities Market LLC or another vendor (“Vendor”) pursuant to which Vendor will install a solar panel system (“Solar Panel System”), in approximately the locations on the Building’s roof as shown on the attached Exhibit B to First Amendment, and thereafter operate, repair, monitor, and maintain such Solar Panel System, in each case, at Vendor’s sole costs and expense, without cost, expense or liability to Tenant (unless Tenant causes damage to such Solar Panel System), and in connection therewith, the Lease shall be amended as set forth below in this Section.

(A) Upon the conditions precedent that (i) the Solar Panel System shall not reduce the size of the Rooftop Terrace below the agreed upon 3,535 square feet as set forth in Section 3(B) below or otherwise alter the Rooftop Terrace by more than a de minimis extent, and (ii) either an area remains on the roof outside the Rooftop Terrace and Solar Panel System that Landlord and Tenant agree to designate for the initial installation of Tenant’s Telecommunications Equipment in accordance with the terms and conditions of Section 2.5 of the Lease or such installation of Tenant’s Telecommunications Equipment has occurred pursuant to Section 2.5 of the Lease, Tenant hereby acknowledges and agrees that the terms of this Section 3 shall not be deemed to have a Tenant Adverse Impact.

(B) Section 2.4 of the Lease is hereby amended by deleting the phrase “not more than 6,600 square feet” and replacing it with the phrase “not more than 3,535 square feet”.

(C) Page 3 of Exhibit P to the Lease is hereby deleted in its entirety and Exhibit P.3 attached to this First Amendment substituted therefor.

(D) Landlord shall use commercially reasonable efforts to cause the Vendor to install, operate, maintain and repair the Solar Panel System (or any part thereof) in a manner that will not cause damage to the roof or the roof membrane, and in the event of any such damage to the roof or the roof membrane caused by the Solar Panel System, such damage shall be promptly repaired by the Vendor or Landlord without cost, expense or liability to Tenant, unless such damage is caused by Tenant, in which event Tenant shall pay to Landlord, as Additional Rent, the reasonable cost and expense to repair the same within thirty (30) days of billing therefor.

(E) Landlord and Tenant acknowledge and agree that it is their desire that the Solar Panel System be installed as a cost saving measure for Tenant, with cost savings estimated initially at $.03/Kwh; provided, however, that Tenant acknowledges and agrees that Landlord makes no representation or guarantee regarding the amount of such cost savings, if any, and such $.03/Kwh rate is an estimate only that is subject to change.

The determination whether to enter into an NMC PSA (including the terms of any such agreement) and whether to amend and/or terminate any such agreement if entered into shall be made by Landlord in its sole discretion; provided, however, that to the extent that Landlord does not enter into an NMC PSA or terminates any such agreement if entered into, Landlord shall use commercially reasonable efforts at Landlord’s cost to enter into an alternative agreement upon terms acceptable to Landlord in its sole discretion for the Solar Panel System or for a substitute so-called clean energy, alternative system providing similar intended cost savings for Tenant; provided further, however, that if Landlord determines in its sole discretion that such a system is not commercially reasonable, no such system will be required to be installed.

4. Base Building Specifications - Freight Elevator. Landlord and Tenant have agreed that the single freight elevator included within the Base Building Specifications shall have a 4,500 lb. capacity, and in connection therewith, the Lease shall be amended as follows:

(A) Section 14.B. of Schedule 1 to Exhibit B of the Lease is hereby amended by deleting the phrase “5,000 lb. capacity” and replacing it with the phrase “4,500 lb. capacity”.

5. Lease Exhibits. In order to correct certain scrivener’s errors contained in Exhibit A-l and Exhibit D of the Lease, the Lease shall be amended as follows:

(A) Exhibit A-l to the Lease is hereby deleted in its entirety and Exhibit A-l attached to this First Amendment substituted therefor.

(B) Page 2 of Exhibit D of the Lease is hereby deleted in its entirety and Exhibit D.2 attached to this First Amendment substituted therefor.

6. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment; and in the event any claim is made against Landlord relative to dealings by Tenant with brokers, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

7. Except as herein amended the Lease shall remain unchanged and in full force and effect, with this First Amendment controlling in case of conflict. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

8. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this First Amendment and that the person signing this First Amendment on its behalf has been duly authorized to do so.

9. The parties acknowledge and agree that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature”

shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Remainder of Page Intentionally Blank]

EXECUTED as of the date and year first above written.

LANDLORD: 1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company
BY: 1265 MAIN OFFICE JV LLC, a Delaware limited liability company, its Managing Member
BY: BP 1265 MAIN LLC, a Delaware limited liability company, its Manager
BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its Managing Member
BY: BOSTON PROPERTIES, INC., a Delaware corporation, its General partner

EXHIBIT A TO FIRST AMENDMENT

Storage Space Layout

EXHIBIT A TO FIRST AMENDMENT

EXHIBIT B TO FIRST AMENDMENT

Solar Panel System Plan
[Attached]

PHOTOVOLTAIC SYSTEM FOR 1265 MAIN STREET OFFICE BUILDING
1265 MAIN ST, WALTHAM MA 02451

128
1000 KVA UTILITY OWNED TRANSFORMER AND POINT OF COMMON COUPLING
EMERGENCY ELECTRICAL ROOM ON GROUND FLOOR
LOCATION OF UTILITY METER AND MAIN SERVICE DISCONNECT FOR DEDICATED UTILITY SERVICE, EXTERNAL UTILITY DISCONNECT FOR PV SYSTEM
EXISTING MANHOLE
Tower Rd
95
BACKUP GENERATOR AT GRADE
MAIN ELECTRICAL ROOM ON GROUND FLOOR
EXISTING UTILITY SWITCH
OUTLINE OF NEW BUILDING
CENTRAL INVERTERS, COMBINING PANELBOARD, AND DAS LOCATED IN MAIN ELECTRICAL ROOM ON GROUND FLOOR
EXISTING BUILDING TO BE REMODELED
95
SETBACK FROM EDGE
ROOFTOP SOLAR ARRAY, APPROXIMATE LOCATIONS (IN BLUE AND GREEN)
Tower Rd
Hillside

(1) 169.26 KWDC (135.0 KWAC) PV ARRAY WITH 546/ 310W MODULES AT FIXED 10 DEGREE TILT

PV ARRAY LOCATION

(2) ADDRESS MAP

N

[illegible]			
MODULES	DC POWER	AC POWER	ANNUAL AC ENERGY
[illegible]	[illegible]	[illegible]	[illegible]

NOTE:
EXISTING WORK ORDER FOR NEW SERVICE TO FACILITY: [illegible]

WORK ORDER NUMBER SHALL BE REFERENCED WHEN APPLYING FOR NEW SERVICE FOR PV SYSTEM

solar design associates

BLACKSMITH SOLAR

NOT FOR CONSTRUCTION

BOSTON PROPERTIES

INTERCONNECTION APPLICATION

[illegible]	[illegible]	INT APP
[illegible]	[illegible]	REVISED INT APP
[illegible]	[illegible]	DELTA SECONDARY
[illegible]	[illegible]	REDUCED SIZE, DEDICATED SERVICE
[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	REVISED LAYOUT & [illegible]
-	[illegible]	LAYOUT & [illegible]
-	[illegible]	[illegible] MODULE
-	[illegible]	REVISED ROOFTOP

STREET	[illegible] MAIN ST
CITY/ST/ZIP	WALTHAM MA [illegible]
DRAWING #	PV001
[illegible]	PV SITE PLAN

1 169.26 KWDC (135.0 KWAC) PV ARRAY WITH 546/ 310W MODULES AT FIXED 10 DEGREE TILT

solar design associates

BLACKSMITH SOLAR

NOT FOR CONSTRUCTION

BOSTON PROPERTIES

INTERCONNECTION APPLICATION

PV101

PV LAYOUT

ADD Inc ARCHITECTURE • DESIGN

EXHIBIT P.3

G
F
E
D
C
B
A
0A
6
7
8
9
10
11
12
13
13.1
14
15
15.1
16
17
18
19
20
21
22

1 LEVEL 4 - ROOF PLAN
1/32" = 1'-0"

Clarks

ROOF DECK
CLARKS AMERICAS
03/23/15

EXHIBIT A-1 SITE PLAN OF COMPLEX

PROSPECT HILL PARK
NORTHBOUND
SOUTHBOUND
AREA B
AREA A

Boston Properties

1265 MAIN STREET WALTHAM, MA

Drawing name: S:\Construction\CAD Drawings\Suburban\1265 MAIN STREET-EXHIBIT A-1-PLAN-9-29-15.dwg Sep 29, 2015 - 17:18pm

EXHIBIT D.2

Boston Properties EXHIBIT D: SECOND FLOOR PAGE 2 OF 4

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the "Second Amendment") dated as of this 17th day of January, 2017 by and between 1265 Main Office Subsidiary LLC, a Delaware limited liability company (“Landlord”), and Clarks Americas, Inc., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated April 30, 2015 (as amended by a certain First Amendment to Lease dated July 11, 2016, the “Lease"), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises (the “Premises”) comprised of the building numbered 60 Tower Road, Waltham, Massachusetts (the “Building") being constructed on the land identified as Lot 2-1 on the plan attached as Exhibit A-2 to the Lease (the "Property"), all as described with greater specificity in the Lease.

Tenant has elected to amortize the Rooftop Terrace Project Costs (as that term is defined in Section 5.0 of Exhibit B to the Lease) in accordance with the provisions of said Section 5.0.

Landlord and Tenant are entering into this instrument to amend the Lease to set forth the amount of Monthly Improvement Cost Payments (as that term is defined In Section 5.0 of Exhibit B to the Lease).

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. It is acknowledged and agreed that commencing as of October 1, 2016, Monthly Improvement Cost Payments in the amount of Seven Thousand Nine Hundred Seven and 69/100 Dollars ($7,907,69) per month shall be payable by Tenant as Additional Rent in accordance with Section 5.0 of Exhibit B to the Lease.

2. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Second Amendment; and in the event any claim is made against Landlord relative to dealings by Tenant with brokers, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker In connection with the consummation of this Second Amendment; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord's selection first approved by Tenant

(which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

3. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

4. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

5. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Second Amendment and that the person signing this Second Amendment on its behalf has been duly authorized to do so.

6. The parties acknowledge and agree that this Second Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, "electronic signature" shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Remainder of Page Intentionally Blank]

EXECUTED as of the date and year first above written.
LANDLORD:

1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company

BY: 1265 MAIN OFFICE JV LLC, its Managing Member

BY: BP 1265 MAIN LLC, its Manager

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, its Managing Member

TENANT:

[signatures continued on next page]

The undersigned, as guarantor of the Tenant’s obligations under the Lease pursuant to Guaranty dated April 30, 2015 (the “Guaranty"), hereby consents to the terms contained in this Second Amendment and acknowledges and agrees that, notwithstanding the Second Amendment, the Guaranty shall remain in full force and effect in accordance with the terms thereof.

GUARANTOR:

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”) dated as of this 21st day of May, 2020 by and between 1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company (“Landlord”), and CLARKS AMERICAS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated April 30, 2015 (as amended by a certain First Amendment to Lease dated July 11, 2016 and a certain Second Amendment to Lease dated January 17, 2017, the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises (the “Premises”) comprised of the building numbered 60 Tower Road, Waltham, Massachusetts (the “Building”), all as described with greater specificity in the Lease.

Landlord and Tenant have agreed to modify Tenant’s obligation to pay Annual Fixed Rent for the Premises (as that term is defined in Section 1.2 of the Lease) and are entering into this instrument to amend the Lease accordingly.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. (A) Notwithstanding anything contained to the contrary in the Lease, but subject to the terms and provisions of this Third Amendment, during the months of April, May and June, 2020 (the “Relief Months”), Tenant shall be required to make payment on account of Annual Fixed Rent for the Premises, Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and Monthly Improvement Cost Payments due under the Lease in an amount equal to $177,644.58 per month, representing forty percent (40%) of the amounts that would otherwise have been due and payable under the Lease on account of the “Monthly Recurring Rent Charges” (as hereinafter defined) for each of the Relief Months.

For the purposes hereof, the term “Monthly Recurring Rent Charges” shall mean Tenant’s payments on account of Annual Fixed Rent for the Premises, Landlord's Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and Monthly Improvement Cost Payments. In connection therewith, Landlord acknowledges receipt of the amount of $355,289.16 representing the Monthly Recurring Rent Charges due for the months of April and May 2020 (it being further acknowledged and agreed that Landlord is hereby waiving Landlord’s notice to Tenant dated April 17, 2020 and any late charges associated with amounts due as of April 1, 2020 as set forth therein).

1

1265 Main Street/Amendments/Clarks Third Amendment(C)

(B) The remaining sixty percent (60%) of the amounts that would otherwise have been due and payable under the Lease on account of the Monthly Recurring Rent Charges for each of the Relief Months, in the total amount of $799,400.58 ($266,466.86 per month) (the “Deferred Rent”), shall remain due and payable and must be paid by Tenant in full on or before July 31, 2021.

Any portion of the Deferred Rent that has not been paid on or before January 31, 2021 (the “Unpaid Deferred Rent”) shall bear interest at the rate of ten percent (10%) per annum retroactive to April 1, 2020. Commencing on February 1, 2021, Tenant shall reimburse Landlord for the Unpaid Deferred Rent in six (6) equal monthly installments (each, a “Reimbursement Installment Payment”) to be paid by Tenant on the first day of each month, together with the monthly payment of Annual Fixed Rent and applicable monthly Additional Rent (Landlord and Tenant hereby agreeing to enter into a lease amendment or other agreement to memorialize the amount of Unpaid Deferred Rent and Reimbursement installment Payments, provided however that the parties’ failure to execute such documentation shall not modify Tenant’s obligations as set forth herein). Tenant shall have the option of paying the Unpaid Deferred Rent in full at any time during the time period when it would otherwise be making Reimbursement Installment Payments. Tenant’s failure to timely pay any Reimbursement Installment Payment beyond any applicable notice and grace periods shall entitle Landlord to all rights and remedies available to it under the Lease for Tenant’s failure to make any installment of Annual Fixed Rent under the Lease.

(C) Notwithstanding anything contained herein to the contrary, if prior to the date on which the Deferred Rent has been paid in full, Tenant shall be in default of any of its obligations under the Lease and such default shall continue beyond any applicable notice and grace period, (x) Landlord shall have all rights and remedies under the Lease or at law or in equity in connection with such default, and (y) Tenant shall be obligated to immediately pay to Landlord the balance of the Deferred Rent then due and payable (which such obligation shall survive the expiration or earlier termination of the Lease).

(D) The rent modification provided by this Third Amendment shall be (i) applicable only during such period that Tenant is not in default of its obligations under the Lease beyond any applicable notice and grace period, and (ii) personal to Tenant, and not transferable to any assignee or sublessee of Tenant; provided, however, for the avoidance of doubt, the Deferred Rent relief provided in this Third Amendment shall remain in effect as long as Tenant has neither assigned the Lease nor sublet more than forty (40%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 12.5 of the Lease).

2. Notwithstanding anything to the contrary contained in the Lease, Tenant hereby waives any rights to rent abatement under the Lease, if any, whether arising in the past, present or in the future related to the current COVID-19 pandemic and/or associated government orders unless and to the extent such right arises solely as a result of the negligence or willful misconduct of Landlord. If the Lease contains any other rights to reduce rent payments, terminate the Lease or otherwise exercise any other rights in

2

1265 Main Street/Amendments/Clarks Third Amendment(C)

accordance with any force majeure, casualty, condemnation or other similar provision as a consequence of the current COVID-19 pandemic and/or associated governmental orders, then Tenant’s ability to exercise such rights shall be suspended for the duration of the COVID-19 pandemic.

3. Tenant agrees that the subject matter of this Third Amendment is, and shall remain strictly confidential pursuant to and except as provided in Section 16.8 of the Lease, and Tenant may disclose the same to the parties to whom disclosure of confidential information is permitted under said Section 16.8, including Tenant’s outside counsel and tax auditors in connection with the performance of their respective professional services for Tenant, but excluding any Tenant brokers unless Tenant has first obtained Landlord’s prior written consent (which may be withheld by Landlord in its sole and absolute discretion). Any breach of confidentiality by Tenant or any of its principals, officers, employees, agents, contractors, successors or assigns shall entitle Landlord to all rights and remedies under the Lease or at law or in equity and shall have the effect of nullifying this Third Amendment (in which event unpaid amounts during the Relief Months shall become due and payable in accordance with the terms and provisions of the Lease as the same existed prior to this Third Amendment and not as amended hereby within five (5) days of Landlord’s notification of Tenant’s breach of this Section 3 and nullification of this Third Amendment).

4. It is understood that this Third Amendment applies to, and modifies, only Tenant’s obligation to pay the Monthly Recurring Rent Charges and only for the Relief Months, and thereafter Tenant’s obligations will be governed by the existing terms of the Lease, unless Landlord and Tenant have agreed in writing to different terms. The parties agree that except as otherwise modified by this Third Amendment, the Lease remains in full force and effect and is hereby ratified, approved and confirmed.

5. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

6. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Third Amendment and that the person signing this Third Amendment on its behalf has been duly authorized to do so.

7. The parties acknowledge and agree that this Third Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[page ends here]

3

1265 Main Street/Amendments/Clarks Third Amendment(C)

EXECUTED as of the date and year first above written.
LANDLORD:
1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company
BY: 1265 MAIN OFFICE JV LLC, its Managing Member
BY: BP 1265 MAIN LLC, its Manager
BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, its Managing Member

TENANT:
CLARKS AMER1CAS, INC., a Delaware corporation
By:
Name:
Title:

4

1265 Main Street/Amendments/Clarks Third Amendment(C)

EXECUTED as of the date and year first above written.
LANDLORD:
1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company
BY: 1265 MAIN OFFICE JV LLC, its Managing Member
BY: BP 1265 MAIN LLC, its Manager
BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, its Managing Member
BY: BOSTON PROPERTIES, INC., its General Partner
By:
Name:
Title:

TENANT:
CLARKS AMERICAS, INC., a Delaware corporation

4

1265 Main Street/Amendments/Clarks Third Amendment(C)

The undersigned, as guarantor of the Tenant’s obligations under the Lease pursuant to Guaranty dated April 30, 2015 (the “Guaranty”), hereby consents to the terms contained in this Third Amendment and acknowledges and agrees that, notwithstanding this Third Amendment, the Guaranty shall remain in full force and effect in accordance with the terms thereof.

GUARANTOR:

5

1265 Main Street/Amendments/Clarks Third Amendment(C)

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (the “Fourth Amendment”) dated as of this 28 day of January, 2021 by and between 1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company (“Landlord”), and CLARKS AMERICAS, INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, by Lease dated April 30, 2015 (as amended by a certain First Amendment to Lease dated July 11, 2016, a certain Second Amendment to Lease dated January 17, 2017, and a certain Third Amendment to Lease dated May 21, 2020, the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises (the “Premises”) comprised of the building numbered 60 Tower Road, Waltham, Massachusetts (the “Building”), all as described with greater specificity in the Lease.

WHEREAS, in accordance with Section 16.29 of the Lease, C&J Clark Limited, a company incorporated and registered in England and Wales with company number 3314066 (the “Existing Guarantor”), executed and delivered to Landlord a Guaranty of Lease dated as of April 30, 2015 (the “Existing Guaranty”).

WHEREAS, pursuant to that certain investment agreement dated as of October 16, 2020 (the “Acquisition Agreement”), LionRock Capital Partners QiLe, L.P. will acquire a majority interest in the Replacement Guarantor (as defined below) (the “Transaction”), and as part of the Transaction, all assets and liabilities of Existing Guarantor will be transferred to C&J Clark (No. 1) Limited, a company incorporated and registered in England and Wales with company number 03342369 (the “Replacement Guarantor”).

WHEREAS, in connection with the Transaction and at Tenant’s request, Landlord and Tenant have agreed to replace the Existing Guarantor with the Replacement Guarantor, upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. On the date on which the closing of the Transaction is consummated pursuant to the Acquisition Agreement (the “Transaction Closing Date”), the Existing Guarantor shall be released from any and all obligations and liabilities under the Existing Guaranty (said release to be evidenced by a separate Release of Guaranty executed by Landlord and dated as of the Transaction Closing Date), and immediately thereafter on the Transaction Closing Date, the Replacement Guarantor shall execute and deliver to Landlord a guaranty dated as of the Transaction Closing Date and in the form attached hereto as Exhibit A (the “Replacement Guaranty”). The Transaction Closing Date is currently anticipated to occur on January 29, 2021

1

1265 Main Street/Amendments/Clarks Fourth Amendment (d)

2. Upon the release of the Existing Guarantor and Replacement Guarantor’s execution and delivery to Landlord of the Replacement Guaranty pursuant to Section 1 above:

A. The definition of “Guarantor” in Section 1.2 of the Lease shall be deleted in its entirety and replaced with the following:

“Guarantor: C&J Clark (No. 1) Limited, a company incorporated and registered in England and Wales with company number 03342369.”

B. All references in the Lease to the “Tenant Guaranty” shall be deemed to be references to the Replacement Guaranty.

3. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

4. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Fourth Amendment and that the person signing this Fourth Amendment on its behalf has been duly authorized to do so.

5. The parties acknowledge and agree that this Fourth Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[page ends here]

2

Signature Page - 1265 Main Street/Amendments/Clarks Fourth Amendment (d)

EXECUTED as of the date and year first above written.
LANDLORD:
1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company
BY: 1265 MAIN OFFICE JV LLC, its Managing Member
BY: BP 1265 MAIN LLC, its Manager
BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, its Managing Member
BY: BOSTON PROPERTIES, INC., its General Partner

By:
Name:	Patrick Mulvihill
Title:	SVP, Leasing

TENANT:
CLARKS AMERICAS, INC., a Delaware corporation

By:
Name:	Thomas J. White
Title:	SVP, General Counsel

3

Signature Page - 1265 Main Street/Amendments/Clarks Fourth Amendment (d)

EXHIBIT A

Form of Replacement Guaranty

[Attached]

4

Signature Page - 1265 Main Street/Amendments/Clarks Fourth Amendment (d)

GUARANTY OF LEASE

THIS GUARANTY is made as of the _____ day of January, 2021 (the “Effective Date”) by C&J CLARK (NO. 1) LIMITED, a company incorporated and registered in England and Wales with company number 03342369 (“Guarantor”), whose registered office is at 40 High Street, Somerset, BA 16 OEQ England, Attention: Company Secretary and Head of Legal, to 1265 Main Office Subsidiary LLC (“Landlord”), having an address at c/o Boston Properties, Inc., 800 Boylston Street, Boston, Massachusetts 02199.

WHEREAS, Landlord has leased to Clarks Americas, Inc. (“Tenant”) the entire leasable rentable area (the “Premises”) of the building located at 1265 Main Street, Waltham, Massachusetts, pursuant to that certain lease by and between Landlord and Tenant dated as of April 30, 2015 (as the same may have been previously amended or modified or may hereafter be amended or modified, the “Lease”); and

WHEREAS, Guarantor is materially benefited by the Lease and Landlord’s execution of the Lease constitutes good, valuable and sufficient consideration for Guarantor’s execution of this Guaranty; and

WHEREAS, the undertaking by Guarantor to execute and deliver this Guaranty is a material inducement to Landlord to enter into the Lease.

NOW, THEREFORE, in consideration of these premises, and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantor agrees with Landlord as follows:

1. (a) Guarantor unconditionally and irrevocably guarantees the due and punctual payment of rent, operating expenses, additional rent and all other sums payable by Tenant pursuant to the terms and conditions of the Lease (whether arising before or after the Effective Date) including any amendments thereto. If for any reason any sums described herein pursuant to the terms and conditions of the Lease shall not be paid promptly when due (“Payment Breach”), Guarantor will, within five (5) business days after notice from Landlord to Guarantor (or any later time if provided by the Lease), cure a Payment Breach by paying the same to the person entitled thereto pursuant to the Lease regardless of (i) whether Landlord shall have taken any steps to enforce any rights against Tenant or any other person to collect such sum or any part thereof, (ii) the termination of the Lease, or (iii) any Tenant’s petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding or receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction (each a “Bankruptcy Event”). Guarantor also agrees to pay to Landlord the cost of collecting any sums described herein and all other reasonable costs of enforcing this Guaranty, including, without limitation, court costs and attorneys’ fees.

(b) Guarantor unconditionally and irrevocably guarantees the due and prompt performance and observance of each and every covenant, obligation and agreement in the Lease

Exhibit A

1265 Main Street/Amendments/Clarks Fourth Amendment (d)

required to be performed and observed by Tenant under the Lease (whether arising before or after the Effective Date). If for any reason Tenant shall fail to perform or observe each and every covenant, obligation and agreement required to be performed and observed by Tenant (other than a Payment Breach as described above) as set forth in the Lease (“Non-Monetary Breach”), Guarantor will, promptly after notice thereof from Landlord, cause such covenant, obligation or agreement to be performed and observed in accordance with the terms of the Lease regardless of (i) whether Landlord shall have taken any steps to enforce such covenant, obligation or agreement against Tenant or any other person, (ii) the termination of the Lease, or (iii) any Bankruptcy Event. Guarantor also agrees to pay to Landlord such further amount as shall be incurred by Landlord as a result of Tenant’s failure to perform or observe any covenant, obligation or agreement and all other reasonable costs of enforcing this Guaranty, including, without limitation, court costs and reasonable attorney’s fees.

(c) Guarantor further agrees to be liable to Landlord for all damages, costs and expenses (including without limitation, court costs and reasonable attorney’s fees) suffered by Landlord on account of any default by Tenant under the Lease (whether arising before or after the Effective Date) but subject to any limitations expressly set forth in the Lease. Landlord shall look solely to the assets of Guarantor to enforce Guarantor’s obligations under this Guaranty and no partner, shareholder, director, officer, principal, member, manager, representative, employee or agent, directly and indirectly, of Guarantor shall be personally liable for the performance of Guarantor’s obligations under this Guaranty and, except for Tenant’s liability under Section 16.18 of the Lease, in no event shall Guarantor ever be liable to Landlord for any indirect or consequential damages or loss of profits or the like. All amounts owed by Guarantor to Landlord under this Guaranty shall bear interest at the Default Rate (as defined in the Lease) from the date due until the date paid to Landlord.

(d) This Guaranty (i) is irrevocable, unconditional and absolute, (ii) is a guaranty of full payment and performance (and not merely collection), and (iii) and is a continuing guaranty (and not a guaranty from month-to-month or a periodic guaranty).

(e) Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant’s default, which reasonable inquiry would reveal, and agrees that Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstance.

2. (a) The obligations, covenants and agreements of Guarantor under this Guaranty shall in no way be affected or impaired for any reason whatsoever, and Guarantor shall have no defense whatsoever to the enforcement of this Guaranty, including without limitation, by reason of the happening from time to time of any of the following, whether or not Guarantor has been notified thereof or consented thereto:

(i) the waiver by Landlord of the performance or observance by Tenant, Guarantor or any other party of any of the agreements, covenants or conditions contained in the Lease or this Guaranty;

Exhibit A

1265 Main Street/Amendments/Clarks Fourth Amendment (d)

(ii) payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty;

(iii) any assignment of the Lease or subletting of the Premises or any part thereof and this Guaranty may not be assigned without Landlord’s express consent;

(iv) the modification or amendment (whether material or otherwise) of any of the obligations of Tenant or Guarantor under the Lease or this Guaranty;

(v) the doing or the omission of any of the acts referred to in the Lease or this Guaranty (including, without limitation, the giving of any consent referred to therein);

(vi) any failure, omission or delay on the part of Landlord to enforce, to assert or to exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever;

(vii) the voluntary or involuntary liquidation, dissolution or sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of their assets;

(viii) the release of Tenant or Guarantor from the performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law;

(ix) any renewal or extension of the term of the Lease;

(x) the breach of or the default under the Lease by Tenant;

(xi) any invalidity, illegality or unenforceability of the Lease, or the termination or expiration of the Lease;

(xii) the single or partial exercise of Landlord’s rights under this Guaranty.

Exhibit A

1265 Main Street/Amendments/Clarks Fourth Amendment (d)

(b) To the extent not prohibited by law, Guarantor hereby expressly waives (i) any right Guarantor may now or hereafter have to any hearing prior to the attachment of any real or personal property of Guarantor to satisfy the obligations of Guarantor hereunder and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt.

3. Guarantor hereby expressly waives:

(a) the protection of any statute or rule of law requiring Landlord to deliver any notice to Guarantor or to pursue or exhaust any remedies against Tenant prior to proceeding against Guarantor in the event of default by Tenant under the Lease; and

(b) Except for the notices provided in Subsections 1(a) and 1(b) of this Guaranty, notice of acceptance of this Guaranty, notice of any obligations or liabilities contracted or incurred by Tenant, diligence, presentment, protest and notice of dishonor, non-payment or non-performance.

Guarantor, separate and distinct from Tenant, further waives any defense arising by reason of any disability of Tenant or by reason of any legal or equitable releases or discharge of the obligations of Tenant under the Lease. Guarantor further agrees that, in its capacity as a guarantor, it shall not be required to consent to or to receive any notice of any supplement to or amendment of or waiver or modification of the terms and provisions of the Lease.

4. Guarantor hereby represents and warrants that:

(a) Guarantor is a company incorporated and registered in England and Wales with company number 03342369;

(b) The execution, delivery and performance of this Guaranty are within Guarantor’s power and authority, do not contravene the charter or the by-laws of Guarantor or any indenture, mortgage, credit agreement, note, long-term lease or other material agreement to which Guarantor is a party or by which Guarantor is bound; and

(c) This Guaranty has been duly authorized, executed and delivered on behalf of Guarantor and constitutes a legal, valid, binding and enforceable obligation of Guarantor.

5. (a) In the event of the termination, rejection, disaffirmance or other avoidance of the Lease by Tenant or Tenant’s trustee in bankruptcy pursuant to bankruptcy law or any other law affecting creditors’ rights, Guarantor’s obligations hereunder shall continue to the same extent as if the Lease had not been so terminated, rejected, disaffirmed or otherwise avoided, and Guarantor will, and hereby does (without the necessity of any further agreement or act), assume all obligations and liabilities of Tenant under the Lease to the same extent as if (i) Guarantor were originally named Tenant under the Lease, and (ii) there had been no such rejection, disaffirmance or other avoidance, and Guarantor will confirm such assumption in writing promptly at the request of Landlord upon or after such rejection, disaffirmance or other avoidance. Guarantor shall and does hereby waive all rights and benefits which might, in whole or in part, relieve Guarantor from the performance of its duties and obligations under this Guaranty by reason of any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or

Exhibit A

1265 Main Street/Amendments/Clarks Fourth Amendment (d)

similar proceeding, and Guarantor agrees that it is and shall be liable for all payment and performance guaranteed hereunder, without regard to any modification, limitation or discharge of the liability of Tenant that may result from such proceedings. Furthermore, the obligations of Guarantor hereunder will not be discharged by:

(i) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to Tenant or any change in the structure of Tenant; or

(ii) any change in ownership of the shares of capital stock of Guarantor or Tenant or any other merger or consolidation of either of them into or with any other person.

(b) No payment by Guarantor pursuant to any provision of this Guaranty shall entitle Guarantor, by subrogation, indemnification or otherwise, to the rights of Landlord, to any payment by Tenant, or to any recovery from any property of Tenant. Guarantor waives any right Guarantor may now or hereafter have against Tenant (and/or any other guarantor of Tenant’s obligations under the Lease) with respect to this Guaranty (including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification or similar right, and any right to participate in any claim, right or remedy of Landlord against Tenant or any security which Landlord may now or hereafter have with respect to the Lease), whether such right arises under an express or implied contract, by operation of law, or otherwise. Guarantor shall be deemed not to be a “creditor” of Tenant by reason of the existence of this Guaranty in the event that Tenant becomes a debtor in any bankruptcy proceeding. The obligations of Guarantor hereunder shall be automatically reinstated if and to the extent that any payment by or on behalf of Tenant under the Lease is rescinded or must otherwise be restored by Landlord as a result of any proceeding in bankruptcy or reorganization or similar proceedings. In the event action is taken against the Guarantor, in addition to the attorneys’ fees and costs for which the Guarantor is liable to the Landlord arising from the Tenant’s breach, all reasonable attorneys’ fees and costs incurred in addition thereto in taking action and pursuing it against the Guarantor shall be paid by the Guarantor. The Landlord may file an affidavit from its attorney with the court as to such attorneys’ fees past, present, and to be reasonably incurred in future activity, and the court may act upon the affidavit; Guarantor hereby waives any hearing as to the issue of attorneys’ fees.

6. (a) This Guaranty shall be construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to the application of choice of law principles).

(b) Guarantor represents, warrants and covenants that all financial information regarding Guarantor that has been delivered to Landlord is true, correct and complete in all material respects as of the date reflected in such financial information. Upon receipt of a written request from Landlord (which may be delivered not more frequently than once per calendar year except in connection with a proposed sale or financing of the Property), Guarantor shall deliver to Landlord, within ten (10) business days’ following Landlord’s request, Guarantor’s consolidated financial statements, audited by Chartered Accountants in their role as Statutory Auditor (or a similarly qualified accountant), for the then most currently available fiscal year stating, among other things, Guarantor’s revenues and net income, net worth/assets and liabilities. Guarantor shall make a senior member of its finance team available to answer any questions Landlord may have concerning such financial statements and shall deliver any additional information reasonably

Exhibit A

1265 Main Street/Amendments/Clarks Fourth Amendment (d)

requested by Landlord to clarify or verify the data shown on the statements provided pursuant to the preceding sentence, provided Landlord agrees to be bound by the confidentiality provisions of Section 16.8 of the Lease with respect to such information.

(c) This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Landlord.

(d) Guarantor’s liability hereunder shall be personal and primary and not secondary, and shall be joint and several with that of Tenant and any other guarantors. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity. Landlord may proceed against Guarantor under this Guaranty without first initiating or exhausting its remedy or remedies against Tenant or any other guarantors. Landlord may proceed against Tenant, Guarantor and any other guarantors separately or concurrently. Notwithstanding anything in the Lease or this Guaranty to the contrary, Landlord shall have the right to apply or not apply any security deposit or other credit in favor of Tenant as Landlord shall determine in its sole and absolute discretion, and Guarantor’s liability under this Guaranty shall not be affected in any manner thereby. All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative.

(e) Within ten (10) business days after Landlord’s written request to Guarantor, Guarantor shall execute and deliver to Landlord a statement in writing confirming reasonable amendments to the Lease that have been mutually agreed upon in writing by Landlord and Tenant, any reasonable amendments to this Guaranty that have been mutually agreed upon in writing by Landlord and Guarantor, whether this Guaranty is in full force and effect, and any reasons or defenses supporting any claim that this Guaranty is not in full force and effect.

(f) Any notice which Landlord may elect to send to Guarantor shall be binding upon Guarantor if mailed to Guarantor at the address set forth below or at the last address of Guarantor known to Landlord, by internationally recognized overnight delivery service with receipted evidence of delivery.

Guarantor’s Address:

C&J Clark (No. 1) Limited

Attention: Company Secretary and Head of Legal

40 High Street

Somerset BA 16 OEQ

England

With a copy of such notice simultaneously sent to: (a) Tenant at the address set forth in and the manner provided in the Lease or such other address as may be designated from time to time as provided in the Lease and (b) Eric R. Allon, Esquire, Bernkopf Goodman LLP, Two Seaport Lane, 9th Floor, Boston, MA 02210 in the manner for notices as provided in the Lease or such other address as may be designated from time to time as provided in the Lease.

(g) This Guaranty shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of, and may be enforced by Landlord and its successors and

Exhibit A

1265 Main Street/Amendments/Clarks Fourth Amendment (d)

assigns, including any purchaser at a foreclosure sale or the holder of any deed in lieu of foreclosure. Any references in this Guaranty to “Tenant” shall include the named Tenant and its trustee in bankruptcy, receiver, conservator and other successors and assigns. Notwithstanding anything contained herein to the contrary, Landlord shall look solely to the assets of Guarantor to enforce Guarantor’s obligations under this Guaranty and no partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Guarantor shall be personally liable for the performance of Guarantor’s obligations under this Guaranty and, except for Tenant’s liability under Section 16.18 of the Lease, in no event shall Guarantor ever be liable to the Landlord for any indirect or consequential damages or loss of profits or the like.

(h) For the purposes of this Guaranty, all capitalized terms used herein shall have the meaning set forth in the Lease.

(i) In the event any provision of this Guaranty is held to be invalid or unenforceable, all other provisions of this Guaranty shall, nevertheless, remain valid and enforceable.

(j) Section and paragraph headings in this Guaranty are included herein for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Guaranty.

(k) GUARANTOR AND LANDLORD EACH HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDING, BROUGHT ON, UNDER OR BY VIRTUE OF THIS GUARANTY.

(l) Notwithstanding any other provision of this Guaranty or the Lease, Guarantor and Landlord hereby agree that any dispute, controversy or claim against Guarantor relating to enforcement of this Guaranty, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration in accordance with the JAMS International Arbitration Rules. The tribunal will consist of three arbitrators to be selected by JAMS. The place of arbitration will be the jurisdiction in which the Property is located. The language to be used in the arbitral proceedings will be English. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Guarantor appoints C T Corporation System, 155 Federal Street, Suite 700, Boston, MA 02110, as Guarantor’s agent for receipt of service of any notice on Guarantor’s behalf in connection with any claim, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Guaranty. Service of any claim or notice shall be effected by mailing, postage prepaid, by certified mail, return receipt requested, or by a recognized international overnight courier service such as Federal Express, both to Guarantor’s agent at the foregoing address and to Guarantor as provided in Section 6(f) of this Agreement. Service shall be deemed effective upon receipt. This consent to arbitration is not intended to modify the provisions in the Lease providing for the jurisdiction of the courts located in Massachusetts to decide matters relating to disputes between Landlord and Tenant arising out of the Lease or Tenant’s occupancy of the Premises.

(m) As an inducement to Landlord to enter into the Lease, Guarantor hereby represents and warrants that: (i) Guarantor is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control

Exhibit A

1265 Main Street/Amendments/Clarks Fourth Amendment (d)

of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Guarantor is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Guarantor (and any person, group, or entity which Guarantor controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Guaranty or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Guarantor of the foregoing representations and warranties shall be deemed a default by Guarantor hereunder and shall be covered by the default provisions of this Guaranty, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Guaranty.

[Remainder of Page Intentionally Blank]

Exhibit A

1265 Main Street/Amendments/Clarks Fourth Amendment (d)

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

GUARANTOR C&J CLARK (NO. 1) LIMITED
By:
Name:
Title:

g

Exhibit A

1265 Main Street/Amendments/Clarks Fourth Amendment (d)